                                                                    EXHIBIT 10.2

================================================================================

                                [JPMORGAN LOGO]

                                CREDIT AGREEMENT

                                   dated as of

                                 April 12, 2005

                                      among

                                QUIKSILVER, INC.,

                           QUIKSILVER AMERICAS, INC.,
                                  as Borrower,

                            The Lenders Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger

================================================================================

                               TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE I    DEFINITIONS......................................................................................        2
   SECTION 1.1.   Defined Terms...............................................................................        2
   SECTION 1.2.   Other Definitional Provisions...............................................................       29
ARTICLE II   AMOUNT AND TERMS OF COMMITMENTs; LETTERS OF CREDIT...............................................       29
   SECTION 2.1.A  Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts....................       29
   2.1.B   Swing Line Loans; Swing Line Commitment............................................................       33
   2.1.C   Alternate Currency Loans...........................................................................       34
   SECTION 2.2.   Letters of Credit...........................................................................       37
   SECTION 2.3.   Optional Prepayments; Optional Commitment Reductions........................................       42
   SECTION 2.4.   Mandatory Prepayments.......................................................................       42
   SECTION 2.5.   Conversion and Continuation Options.........................................................       43
   SECTION 2.6.   Minimum Amounts of Tranches.................................................................       44
   SECTION 2.7.   Interest Rates and Payment Dates............................................................       44
   SECTION 2.8.   Computation of Interest and Fees............................................................       45
   SECTION 2.9.   Inability to Determine Interest Rate........................................................       45
   SECTION 2.10.  Pro Rata Treatment and Payments.............................................................       46
   SECTION 2.11.  Illegality..................................................................................       47
   SECTION 2.12.  Increased Costs.............................................................................       47
   SECTION 2.13.  Taxes.......................................................................................       48
   SECTION 2.14.  Indemnity...................................................................................       49
   SECTION 2.15.  Unused-Commitment Fees......................................................................       50
   SECTION 2.16.  Mitigation of Costs.........................................................................       50
   SECTION 2.17.  Determination of US Dollar Equivalent.......................................................       50
   SECTION 2.18.  Funding Account.............................................................................       50
   SECTION 2.19.  Protective Advances and Overadvances........................................................       50
   SECTION 2.20.  Replacement of Lenders Under Certain Circumstances..........................................       51
   SECTION 2.21.  Settlement..................................................................................       52
ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................................................       52
   SECTION 3.1.   Organization and Good Standing..............................................................       53
   SECTION 3.2.   Power and Authority.........................................................................       53
   SECTION 3.3.   Validity and Legal Effect...................................................................       53
   SECTION 3.4.   No Violation of Laws or Agreements..........................................................       53
   SECTION 3.5.   Title to Assets; Existing Encumbrances......................................................       53
   SECTION 3.6.   Taxes and Assessments.......................................................................       54
   SECTION 3.7.   Litigation and Legal Proceedings............................................................       54
   SECTION 3.8.   Bank Accounts...............................................................................       54
   SECTION 3.9.   Accuracy of Financial Information...........................................................       54
   SECTION 3.10.  Accuracy of Other Information...............................................................       55
   SECTION 3.11.  Compliance with Laws Generally..............................................................       55
   SECTION 3.12.  ERISA Compliance............................................................................       55
   SECTION 3.13.  Environmental Compliance....................................................................       56
   SECTION 3.14.  Federal Regulations.........................................................................       56
   SECTION 3.15.  Fees and Commissions........................................................................       56
   SECTION 3.16.  Solvency....................................................................................       56
   SECTION 3.17.  Investment Company Act......................................................................       57
   SECTION 3.18.  Nature of Business..........................................................................       57

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
   SECTION 3.19.  Ranking of Loans............................................................................       57
   SECTION 3.20.  Intellectual Property.......................................................................       57
   SECTION 3.21.  Security Interest in Collateral.............................................................       57
   SECTION 3.22.  Insurance...................................................................................       57
   SECTION 3.23.  Representations and Warranties Contained in the Purchase Agreement Documentation and
               the Bridge Loan Agreement Documentation........................................................       57
ARTICLE IV   CONDITIONS TO BORROWING..........................................................................       58
   SECTION 4.1.   Conditions to Closing.......................................................................       58
   SECTION 4.2.   Conditions to Each Loan or Letter of Credit.................................................       61
ARTICLE V    AFFIRMATIVE COVENANTS............................................................................       62
   SECTION 5.1.   Financial Statements........................................................................       62
   SECTION 5.2.   Certificates; Other Information.............................................................       63
   SECTION 5.3.   Payment of Obligations......................................................................       65
   SECTION 5.4.   Conduct of Business; Maintenance of Existence and Licenses; Contractual Obligations.........       65
   SECTION 5.5.   Maintenance of Property.....................................................................       65
   SECTION 5.6.   Insurance...................................................................................       65
   SECTION 5.7.   Inspection; Communication with Accountants..................................................       66
   SECTION 5.8.   Appraisals and Field Examinations...........................................................       67
   SECTION 5.9.   Collateral Access Agreements................................................................       67
   SECTION 5.10.  Deposit Account Control Agreements..........................................................       67
   SECTION 5.11.  Environmental Laws..........................................................................       68
   SECTION 5.12.  Use of Proceeds.............................................................................       68
   SECTION 5.13.  Compliance with Laws, Etc...................................................................       68
   SECTION 5.14.  Additional Collateral; Further Assurances...................................................       68
   SECTION 5.15.  Notices.....................................................................................       69
ARTICLE VI   NEGATIVE COVENANTS...............................................................................       70
   SECTION 6.1.   Financial Condition Covenants...............................................................       70
   SECTION 6.2.   Limitation on Indebtedness..................................................................       70
   SECTION 6.3.   Limitation on Liens.........................................................................       72
   SECTION 6.4.   Limitation on Fundamental Changes...........................................................       73
   SECTION 6.5.   Limitation on Sale of Assets................................................................       73
   SECTION 6.6.   Limitation on Dividends.....................................................................       73
   SECTION 6.7.   Limitation on Investments, Loans and Advances...............................................       74
   SECTION 6.8.   Transactions with Affiliates................................................................       75
   SECTION 6.9.   Fiscal Year.................................................................................       75
   SECTION 6.10.  Sale-Leaseback Transactions.................................................................       75
   SECTION 6.11.  Unfunded Liabilities........................................................................       75
   SECTION 6.12.  Hedging Obligations.........................................................................       75
   SECTION 6.13.  Optional Payments of Certain Debt Instruments...............................................       76
   SECTION 6.14.  Amendments to Purchase Agreement Documentation and Tender Offer Documentation...............       76
   SECTION 6.15.  Amendments to Certain Documentation.........................................................       76
   SECTION 6.16.  Negative Pledge Clauses.....................................................................       76
   SECTION 6.17.  Clauses Restricting Subsidiary Distributions................................................       76
ARTICLE VII  EVENTS OF DEFAULT................................................................................       77
ARTICLE VIII THE AGENT........................................................................................       80
   SECTION 8.1.   Appointment.................................................................................       80
   SECTION 8.2.   Delegations of Duties.......................................................................       80
   SECTION 8.3.   Exculpatory Provisions......................................................................       80
   SECTION 8.4.   Reliance by the Agent.......................................................................       81

   SECTION 8.5.   Notice of Default...........................................................................       81
   SECTION 8.6.   Non-Reliance on the Agent and Other Lenders.................................................       81
   SECTION 8.7.   Indemnification.............................................................................       82
   SECTION 8.8.   The Agent in Its Individual Capacity........................................................       82
   SECTION 8.9.   Successor Agent.............................................................................       82
   SECTION 8.10.  Alternate Currency Fronting Lender, Swing Line Lender and Issuing Banks.....................       83
ARTICLE IX   MISCELLANEOUS....................................................................................       83
   SECTION 9.1.   Amendments and Waivers......................................................................       83
   SECTION 9.2.   Notices.....................................................................................       84
   SECTION 9.3.   No Waiver; Cumulative Remedies..............................................................       85
   SECTION 9.4.   Survival of Representations and Warranties..................................................       85
   SECTION 9.5.   Payment of Expenses and Taxes...............................................................       85
   SECTION 9.6.   Successors and Assigns; Participations; Purchasing Lenders..................................       87
   SECTION 9.7.   Adjustments; Setoff.........................................................................       89
   SECTION 9.8.   Counterparts................................................................................       90
   SECTION 9.9.   Severability................................................................................       90
   SECTION 9.10.  Integration.................................................................................       90
   SECTION 9.11.  GOVERNING LAW...............................................................................       90
   SECTION 9.12.  WAIVER OF JURY TRIAL........................................................................       90
   SECTION 9.13.  Acknowledgements............................................................................       90
   SECTION 9.14.  Headings....................................................................................       91
   SECTION 9.15.  Copies of Certificates, Etc.................................................................       91
   SECTION 9.16.  Confidentiality.............................................................................       91
   SECTION 9.17.  Patriot Act Notice..........................................................................       91
   SECTION 9.18.  Conversion of Currencies....................................................................       91
   SECTION 9.19.  Submission To Jurisdiction; Waivers.........................................................       92
   SECTION 9.20.  Intercreditor Agreement.....................................................................       92

Exhibits

     A-1    Revolving Note
     A-2    Swing Line Note
     B      Assignment and Assumption
     C      No Default/Representation Certificate
     D-1    Form of New Lender Supplement
     D-2    Form of Commitment Increase Supplement
     E      Compliance Certificate
     F      Continuation Notice
     G-1    Revolving Loan Borrowing Notice
     G-2    Alternate Currency Loan Borrowing Notice
     H-1    Swing Line Borrowing Notice
     H-2    Swing Line Loan Participation Certificate
     I      Security Agreement
     J      Guarantee
     K      Borrowing Base Certificate
     L-1    Form of Legal Opinion of Hewitt & O'Neil LLP
     L-2    Form of Legal Opinion of De Pardieu, Broacas, Maffei, special French counsel to the Agent
     M      Form of Exemption Certificate
     N      Form of Intercreditor Agreement

Schedules

     1.1    Revolving Loan Commitments
     3.1    Jurisdictions of Organization or Qualification to Conduct Business
     3.5A   Liens Against Assets of Quiksilver and Each Subsidiary
     3.5B   Operating Names/Trade Names
     3.6    Taxes
     3.7    Litigation
     3.8    Bank Accounts
     3.13   Environmental Liabilities
     3.22   Insurance
     6.2    Existing Indebtedness
     6.7    Existing Investments

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of April 12, 2005, among (1) QUIKSILVER, INC., a Delaware corporation ("Quiksilver"), (2) QUIKSILVER AMERICAS, INC., a California corporation (the "Borrower"), (3) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (4) JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Agent"), and (5) JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Alternate Currency Fronting Lender.

                                   WITNESSETH:

      WHEREAS, Quiksilver intends to directly or indirectly acquire (the "Transaction") 100% of the outstanding capital stock (the "Target Stock") of Skis Rossignol S.A. (the "Target");

      WHEREAS, certain existing stockholders of the Target (such stockholders, the "Sellers") own approximately 44.46% of the outstanding capital stock of the Target, consisting of (i) approximately 38.44% held by a holding company (the "Holding Company") controlled by the Sellers and (ii) approximately 6.02% of the Target held directly by the Sellers (the "Direct Interest");

      WHEREAS, upon the consummation of the Transaction, Quiksilver intends to
(i) have purchased, indirectly through the Holding Company, 75% of the Target Stock currently held by the Sellers, with total consideration of approximately $108,000,000, payable in a combination of 70% cash and 30% newly issued shares of common stock of Quiksilver and (ii) have consummated the Tender Offer and, if applicable, the Buy Out and Squeeze Out (each as defined below);

      WHEREAS, Quiksilver has entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which Quiksilver will effect the Transaction in two stages;

      WHEREAS, in the first stage of the Transaction, Quiksilver has agreed to
(i) indirectly become the managing general partner ("commandite") of the Holding Company on the date of execution of the Purchase Agreement, (ii) make a direct cash payment to the Sellers in an amount of approximately $8,800,000, (iii) deposit approximately $52,700,000 (the "Escrowed Amount"), which will be escrowed into an account held at Societe Generale (the "Escrow Account") and
(iv) indirectly, or pay a redemption price for, purchase commandite shares from or of the Sellers in the amount of approximately (euro)50,000 (collectively, the "Initial Purchase");

      WHEREAS, in connection with the Initial Purchase, Quiksilver has informed the Lenders that it will concurrently terminate the Existing Credit Agreement (as hereinafter defined) (such refinancings, together with the Initial Purchase, the "Initial Transactions");

      WHEREAS, the second stage of the Transaction will commence upon completion of the Initial Transactions and will involve, among other things, (i) the transfer of the Escrowed Amount to the Sellers, (ii) a direct cash payment by Quiksilver to the Sellers in the amount of approximately $14,600,000, (iii) a non-cash payment by Quiksilver to the Sellers in the form of newly issued shares of Quiksilver valued at approximately $31,900,000, (iv) the purchase of the remaining shares of Target Stock to be acquired by Quiksilver pursuant to a tender offer under French law (offre publique d'achat) (the "Tender Offer"), followed, if applicable, by a offre publique de retrait (the "Buy Out") and a retrait obligatoire (the "Squeeze Out") and (v) the refinancing of certain indebtedness of the Target;

      WHEREAS, to finance the Transaction, the Borrower has requested the Lenders to make available the credit facilities set forth herein; and

      WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                           ARTICLE I   DEFINITIONS

            SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "ABR" and "Alternate Base Rate": the higher of (i) the rate of interest publicly announced by the Agent as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the Federal Funds Effective Rate from time to time plus 0.5%.

      "ABR Loans": the loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate (including, without limitation, any Protective Advance or Overadvance).

      "Account Debtor": any Person obligated on an Account.

      "Accountants": Deloitte & Touche, LLP, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Agent and the Majority Lenders.

      "Accounts": as defined in Article 9 of the UCC.

      "Adjusted LIBO Rate": the LIBO Rate as adjusted for statutory reserve requirements for eurocurrency liabilities.

      "Adjustment Date": as defined in the Pricing Grid.

      "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Agent.

      "Additional Domestic Guarantors": Fidra, Inc., Hawk Designs, Inc. and Mervin Manufacturing. Inc.

      "Affected Alternate Currency": as defined in Section 2.9.

      "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote securities having 5% or more of the ordinary voting power for the election of directors (or the equivalent) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agent": as defined in the preamble to this Agreement.

      "Aggregate Credit Exposure": at any time, the aggregate amount of the Credit Exposure of the Lenders outstanding at such time.

      "Aggregate Revolving Loan Commitment": the sum of the Revolving Loan Commitments set forth on Schedule 1.1 hereto, or in the Assignment and Assumption pursuant to which a Lender becomes a party hereto, as the same may be adjusted from time to time pursuant to the provisions hereof. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is US$250,000,000.

      "Agreement": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

      "Agreement Currency": as defined in Section 9.18.

      "Alternate Currency": any Approved Currency other than US Dollars.

      "Alternate Currency Equivalent": with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of US Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into US Dollars as set forth on such date on (i) the applicable Reuters pages, or (ii), if such rate is not set forth on such Reuters pages, on the applicable Telerate Service pages, or (iii) if such rate does not appear on such Reuters or Telerate Service pages, at the spot exchange rate therefor as determined by the Agent, in each case as of 11:00 a.m. (London time or such other local time as the Agent shall deem appropriate) on such date of determination thereof.

      "Alternate Currency Fronting Lender": JPMorgan Chase Bank, N.A., London Branch.

      "Alternate Currency Letter of Credit": any Letter of Credit denominated in an Alternate Currency.

      "Alternate Currency Loan": as defined in Section 2.1.C(a).

      "Alternate Currency Loan Borrowing Notice": a notice from the Borrower to the Agent and the Alternate Currency Fronting Lender requesting a borrowing of Alternate Currency Loans, substantially in the form of Exhibit G-2 hereto.

      "Alternate Currency Loan Participants": with respect to each Alternate Currency Loan, the collective reference to all of the Lenders.

      "Alternate Currency Sublimit": US$35,000,000.

      "AMF": Autorites des marches financiers.

      "Applicable Creditor": as defined in Section 9.18.

      "Applicable Margin": (a) with respect to ABR Loans, 0% per annum and (b) with respect to LIBOR Loans, 1.375% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Quiksilver after the Closing Date, the Applicable Margin with respect to Loans will be determined pursuant to the Pricing Grid.

      "Approved Currencies": US Dollars, Canadian Dollars, Mexican Pesos, Euros, Japanese Yen, Australian Dollars and Pounds Sterling (each, an "Approved Currency"), and such other currencies as shall be requested by the Borrower to be an Approved Currency hereunder subject to the approval of the Agent and the Alternate Currency Fronting Lender, in their sole and absolute discretion, in each case constituting freely transferable lawful money of the country of issuance and in the case of each such currency (other than US Dollars) is readily transferable and convertible into US Dollars in the London interbank market.

      "Approved Fund": any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Approved Lending Office": for any Lender, its offices for LIBOR Loans, ABR Loans and participations in Letters of Credit, specified in Schedule 1.1 or in the Assignment and Assumption pursuant to which it became a party hereto, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

      "Asset Disposition": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consideration, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets of Quiksilver or any of its Subsidiaries to any Person or Persons other than to Quiksilver or any of its Subsidiaries; provided that Asset Dispositions shall not include (i) the sale of Inventory in the ordinary course of business and (ii) the sale or other such disposition of other assets not exceeding US$5,000,000 in the aggregate during any calendar year.

      "Assignment and Assumption": as assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.

      "Australian Dollars": freely transferable lawful money of Australia.

      "Availability": at any time, the difference between (a) the lesser of (x) the Aggregate Revolving Loan Commitment and (y) the Borrowing Base minus (b) the Aggregate Credit Exposure, in each case at such time.

      "Availability Event": the occurrence of any date if, on such date, average daily Availability for the preceding 30-day period was less than (x) if the Guarantee Date has not yet occurred, US$17,000,000, or (y) on and after the Guarantee Date, US$25,000,000; provided that such Availability Event shall be deemed to be continuing until average daily Availability for any 90-day period thereafter (calculated as of any date during such period to reflect average Availability for the preceding 30 days) was no less than (x) if the Guarantee Date has not yet occurred, US$20,000,000, or (y) on and after the Guarantee Date, US$30,000,000.

      "Availability Period": the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date.

      "Available Loan Commitments": the Aggregate Revolving Loan Commitment minus the aggregate amount of all Loans (other than Swing Line Loans) and Letters of Credit outstanding.

      "Banking Services": each and any of the following bank services provided to any Loan Party by JPMorgan Chase Bank, N.A. or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

      "Banking Services Obligations": any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

      "Borrower": as defined in the preamble to this Agreement.

      "Borrowing Base": at any time, the sum of:

      (a) 85% of Eligible Accounts of the Loan Parties at such time, plus

      (b) the lesser of (i) 75% of Eligible Inventory of the Quiksilver Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Quiksilver Loan Parties at such time, plus

      (c) the lesser of (i) 70% of Eligible Inventory of the Target Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Target Loan Parties at such time, plus

      (d) the lesser of (i) 85% of the Net Orderly Liquidation Value of Inventory of the Quiksilver Loan Parties at such time to the extent such Inventory would be included in the calculation of "Quiksilver L/C Amount" and
(ii) 75% of the Quiksilver L/C Amount at such time (with the Inventory subject to the "Quiksilver L/C Amount" definition being valued at the lower of cost or market value, determined on a first-in-first-out basis), plus

      (e) the lesser of (i) 85% of the Net Orderly Liquidation Value of Inventory of the Target Loan Parties at such time to the extent such Inventory would be included in the calculation of "Target L/C Amount" and (ii) 70% of the Target L/C Amount at such time (with the Inventory subject to the "Target L/C Amount" definition being valued at the lower of cost or market value, determined on a first-in-first-out basis), minus

      (f) Reserves at such time.

Notwithstanding the foregoing, during the Target Seasonal Period of each year,
(1) the 70% advance rate for Eligible Inventory contained in clause (c)(i) above shall be increased to 80% and (2) the 70% advance rate for the Target L/C Amount contained in clause (e)(ii) above shall be increased to 80%. The maximum amount of the Borrowing Base calculation based on Inventory shall be equal to (x) if the Guarantee Date has not yet occurred, US$125,000,000 or, (y) after the Guarantee Date, US$175,000,000; provided, further, that such amounts shall be subject to increase by the Agent in its Permitted Discretion in connection with any new Revolving Loan Commitments established in accordance with Section 2.1.A(b)(i).

      "Borrowing Base Certificate": a certificate, signed by a Responsible Officer of the Borrower, in the form of Exhibit K or another form which is acceptable to the Agent in its sole discretion.

      "Borrowing Date": (i) in respect of Revolving Loans, any Business Day on which the Lenders shall make Revolving Loans to the Borrower pursuant to a Revolving Loan Borrowing Notice, (ii) in respect of Letters of Credit, any Business Day on which the Issuing Bank issues a Letter of Credit to the Borrower pursuant to a Letter of Credit Request and (iii) in respect of Alternate Currency Loans, any Business Day on which the Alternate Currency Fronting Lender shall make Alternate Currency Loans to the Borrower pursuant to an Alternate Currency Loan Borrowing Notice.

      "Bridge Loan Agreement": the Credit Agreement, dated as of the date hereof, among Quiksilver, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

      "Bridge Loan Agreement Documentation": the collective reference to the Bridge Loan Agreement, the guarantee entered into in connection therewith by the relevant Loan Parties, the exchange notes issued in connection therewith, any indenture governing such exchange notes and all documentation entered into in connection therewith, as such Bridge Loan Agreement Documentation may be amended, supplemented or otherwise modified from time to time in accordance with
Section 6.15.

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

      "Buy Out": as defined in the preamble to this Agreement.

      "Calculation Date": with respect to each Alternate Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and such other days from time to time as the Agent shall designate as a "Calculation Date", provided that each of the following shall also be a "Calculation Date": (i) the second Business Day preceding each Borrowing Date with respect to, and each date of any continuation of, any Alternate Currency Loan, (ii) the Business Day preceding each date on which (w) a fronting fee is payable pursuant to Section 2.1.C(e), (x) a participation fee is payable pursuant to Section 2.1.C(f), (y) a risk participation is funded pursuant to Section 2.1.C(h) or (z) interest is payable pursuant to Section 2.7(c), (iii) the Business Day preceding each date on which a participation in an Alternate Currency Letter of Credit is calculated pursuant to Section 2.2(d) or a reimbursement obligation with respect to an Alternate Currency Letter of Credit is calculated pursuant to Section 2.2(e), (iv) the Business Day preceding the Fee Payment Date on which any fee payable pursuant to Section 2.2(f)(i) is payable in respect of an Alternate Currency Letter of Credit, and (v) the date of issuance or amendment of a Letter of Credit in an Alternate Currency.

      "Canada": Canada (including the Provinces and Territories thereof).

      "Canadian Dollars": freely transferable lawful money of Canada.

      "Capital Expenditures": for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including all Capitalized Lease Obligations).

      "Capitalized Lease Obligations": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock": any and all shares, interests, Participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase, or any other securities convertible into, any of the foregoing.

      "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than US$500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least US$5,000,000,000.

      "Change in Control": (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-3 of the Exchange Act as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Quiksilver; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Quiksilver by Persons who were neither (i) nominated by the board of directors of Quiksilver nor (ii) appointed by directors so nominated; (c) the failure by Quiksilver to own, directly or indirectly, beneficially or of record, 100% of the Capital Stock of the Borrower or (d) a "Change in Control" (or any such similar term) under and as defined in the Bridge Loan Agreement Documentation or the Senior Note Indenture.

      "Closing Date": April 12, 2005, provided that the conditions precedent set forth in Section 4.1 have been satisfied.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": all property of the Loan Parties (other than (a) Intellectual Property Rights and (b) monies on deposit in, or released from, the Escrow Account to the extent such monies were initially deposited therein by Quiksilver or any of its Subsidiaries), now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

      "Collateral Access Agreement": any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Agent, between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

      "Commitment Fee Rate": 0.30% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

      "Commitment Letter" the Commitment Letter, dated as of March 20, 2005, among Quiksilver, the Borrower, JPMorgan and the Agent, as amended from time to time.

      "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

      "Compliance Certificate": a certificate of the Chief Financial Officer of Quiksilver substantially in the form of Exhibit E hereto.

      "Consideration": with respect to any Permitted Acquisition, the aggregate consideration, in whatever form (including cash payments, the principal amount of promissory notes and Indebtedness assumed, and the fair market value of other property delivered) paid, delivered or assumed by Quiksilver or any Subsidiary for such Permitted Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses.

      "Consolidated Rentals": with reference to any period, the Rentals of Quiksilver and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated Tangible Assets": of any Person as of any date, the total amount of assets of such Person and its Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (i) Intangible Assets and
(ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in such Person's Subsidiaries.

      "Continuation Notice": a request for continuation or conversion of a Loan as set forth in Section 2.5, substantially in the form of Exhibit F hereto.

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Copyrights": with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;
(d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

      "Credit Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such

Lender's Revolving Loan Commitment Percentage of the Letter of Credit Exposure,
(c) such Lender's Revolving Loan Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, (d) such Lender's Revolving Loan Commitment Percentage of the US Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans then outstanding and (e) such Lender's Revolving Loan Commitment Percentage of the aggregate principal amount of Protective Advances and Overadvances then outstanding.

      "Currency": any Approved Currency.

      "Customer List": a list of the Loan Parties' customers in a form reasonably acceptable to the Agent.

      "Debt Offering": the issuance or sale of any debt securities by Quiksilver or any of its Subsidiaries.

      "Default": any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Deposit Account Control Agreement": an agreement, in form and substance reasonably satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party's funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

      "Direct Interest": as defined in the recitals to this Agreement.

      "Documents": as defined in Article 9 of the UCC.

      "Domestic Subsidiary": each Subsidiary organized under the laws of the United States or any state thereof.

      "EBITDA": for Quiksilver and its Subsidiaries on a consolidated basis, for the calendar quarter most recently ended for which financial statements have been delivered and the immediately preceding three quarters, Net Income after eliminating extraordinary gains and losses, plus (a) provisions for income taxes, (b) depreciation and amortization and (c) Interest Expense. For the purposes of calculating EBITDA for any period of twelve months (each, a "Reference Period"), (i) if at any time during such Reference Period Quiksilver or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Quiksilver or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means the Transaction and any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Quiksilver and its Subsidiaries in excess of US$10,000,000; and "Material Disposition" means any disposition of property or series of related dispositions of property that yields gross proceeds to Quiksilver or any of its Subsidiaries in excess of US$10,000,000.

      "Eligible Accounts" means, at any time, the Accounts of the Loan Parties which the Agent determines in its Permitted Discretion are eligible as the basis for extensions of credit hereunder. Without limiting the Agent's discretion provided herein, Eligible Accounts shall not include any Account:

            (a) which is not subject to a first priority perfected security interest in favor of the Agent;

            (b) which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent;

            (c) with respect to which (i) more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment; provided, that this clause (c) shall not, in and of itself, render ineligible (i) Accounts in an aggregate amount not in excess of $75,000,000 with respect to which more than 90 days but less than 120 days have elapsed since the date of the original invoice so long as no more than 60 days have elapsed since the due date for payment and (ii) Accounts in an aggregate amount not in excess of $10,000,000 with respect to which more than 90 days but less than 210 days have elapsed since the date of the original invoice so long as no more than 30 days have elapsed since the due date for payment;

            (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

            (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to any Loan Party exceeds 15% of the aggregate Eligible Accounts;

            (f) with respect to which any covenant, representation, or warranty contained in this Agreement or any of the other Loan Documents has been breached or is not true;

            (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party's completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

            (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;

            (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

            (j) which, unless such Account is covered by credit insurance reasonably satisfactory to the Agent, is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws,
      (iv) has admitted in writing its
      inability, or is generally unable to, pay its debts as they become due,
      (v) become insolvent, or (vi) ceased operation of its business;

            (k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

            (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office or principal residence in the United States or Canada, (ii) is not organized under applicable law of the United States or Canada unless, in either case, (x) such Account is backed by a letter of credit acceptable to the Agent which is in the possession of the Agent,
      (y) (A) the Account Debtor on such Account has investment grade debt ratings from each of Moody's Investor Service Inc. and Standard & Poor's Ratings Group and (B) the US Dollar Equivalent of the sum of (1) the aggregate amount of such Accounts which qualify as Eligible Accounts plus
      (2) the aggregate amount of Accounts of the type described in clause (m) below which qualify as Eligible Accounts, exceeds US$15,000,000 at any one time or (z) such Account is deemed satisfactory by the Agent in its Permitted Discretion;

            (m) which is owed in any currency other than US Dollars or, in the case of Eligible Accounts owed by Account Debtors which maintain their chief executive office or principal residence in Canada, Canadian Dollars, to the extent that the US Dollar Equivalent of the sum of (A) the aggregate amount of such Accounts plus (B) the aggregate amount of Accounts of the type described in clause (l)(y) above which qualify as Eligible Accounts, exceeds US$15,000,000 at any one time;

            (n) which is owed by the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States unless such Account is backed by a letter of credit acceptable to the Agent which is in the possession of the Agent;

            (o) which (i) is owed by the government of the United States, or any department, agency, public corporation, or instrumentality thereof and
      (ii) after a request by the Agent to so comply, does not comply with the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Lien of the Agent in such Account to the Agent's reasonable satisfaction;

            (p) which is owed by any Affiliate, employee, or director of any Loan Party;

            (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness;

            (r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

            (s) which is evidenced by any promissory note, chattel paper, or instrument;

            (t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction; or

            (u) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business.

      "Eligible Inventory": at any time, the Inventory of the Loan Parties which the Agent determines in its Permitted Discretion is eligible as the basis for extensions of credit hereunder. Without limiting the Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

            (a) which is not subject to a first priority perfected Lien in favor of the Agent;

            (b) which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent;

            (c) which is, in the Agent's Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

            (d) with respect to which any covenant, representation, or warranty contained in this Agreement or any other Loan Document has been breached or is not true;

            (e) which does not conform to all standards imposed by any governmental authority;

            (f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

            (g) which is not located in the United States or Canada;

            (h) which is in transit with a common carrier from vendors and suppliers, to the extent the amount of such in transit Inventory exceeds, in the aggregate, US$10,000,000;

            (i) which is located in any location leased by a Loan Party unless
      (i) the lessor has delivered to the Agent a Collateral Access Agreement or
      (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Agent in its Permitted Discretion;

            (j) which is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, unless such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may require;

            (k) which is the subject of a consignment by any Loan Party as consignor;

            (l) which is perishable (other than sports nutrition products to the extent the useful life or sale period shall not have expired);

            (m) which contains or bears any Intellectual Property Rights licensed to any Loan Party unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or

            (n) which is not reflected in a current perpetual inventory report of any Loan Party.

            In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Agent thereof (i) within three (3) Business Days of the date the Borrower has obtained knowledge thereof if any such Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of US$10,000,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing Base Certificate in all other cases.

      "EMU Legislation": Legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

      "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of the United States or any other nation, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

      "Equity Offering": the sale or issuance (or reissuance) by Quiksilver or any Subsidiary of any equity interests or beneficial interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such equity interests or beneficial interests; provided, however, that the term "Equity Offering" shall not include any such sale or issuance (or reissuance) solely (i) to officers, employees, directors and/or consultants of Quiksilver and/or any Subsidiary pursuant to one or more employee stock option or stock purchase plans or (ii) in connection with Permitted Acquisitions (including the Transaction).

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

      "Escrow Account": as defined in the preamble to this Agreement.

      "Escrowed Amount": as defined in the preamble to this Agreement.

      "Euro": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

      "Eurodollar Business Day": a day (other than a Saturday or a Sunday) on which banks are open for general business in Nassau, Bahamas (with respect to Alternate Currency Loans denominated in Mexican Pesos only), London and New York; and if, on that day, a payment in or a purchase of an Alternate Currency (other than Euro) is to be made, the principal financial center of the home country for that currency is open for business on that day; and if, on that day, a payment in or a purchase of Euro is to be made, the day is also a TARGET Day.

      "Event of Default": any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Exchange Act": the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder, as amended.

      "Excluded Taxes": all taxes imposed on or by reference to the net income of the Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or on any Lender or its Applicable Lending Office by any Governmental Authority.

      "Existing Credit Agreement": the Credit Agreement, dated as of June 27, 2003, as amended, among Quiksilver, the Borrower, Quiksilver Wholesale, Inc., NA Pali, S.A.S., Quiksilver Japan K.K., Ug, the lenders party thereto, JPMorgan Chase Bank, N.A. as agent, and others.

      "Federal Funds Effective Rate": means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter": the Fee Letter, dated as of March 20, 2005, among Quiksilver, the Borrower, JPMorgan and the Agent, as amended from time to time.

      "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the Revolving Loan Commitment Expiration Date.

      "Fixed Charge Coverage Ratio": for Quiksilver and its Subsidiaries on a consolidated basis, the ratio, determined as of the end of each fiscal quarter of Quiksilver for the then most-recently ended four fiscal quarters, of (a) EBITDA for such period minus Capital Expenditures paid in cash during such period (other than Capital Expenditures financed with Indebtedness (other than the Loans), it being understood that any subsequent payment of the principal of such Indebtedness shall be deducted from EBITDA in the calculation of the Fixed Charge Coverage Ratio with respect to the period during which such payment is made) minus expense for taxes paid in cash for such period to (b) Fixed Charges for such period.

      "Fixed Charges": for Quiksilver and its Subsidiaries on a consolidated basis, the sum of (a) cash Interest Expense, plus (b) scheduled principal payments on Indebtedness made during such period, plus (c) (without duplication) payments in respect of Capitalized Lease Obligations which reduce the amount thereof, plus (d) cash contributions to any Plan; provided, that for any four-quarter period ending prior to the completion of four fiscal quarters after the Closing Date, Fixed Charges of the type described in clause (a) and clause
(d) above (but only, in the case of clause (d), to the extent that regular quarterly contributions exceed $1,000,000 during the most recent quarter) shall be equal to Fixed Charges of that type for the number of full fiscal quarters that have elapsed since the Closing Date multiplied by 4, 2 or 4/3, as applicable.

      "Foreign Subsidiary": each Subsidiary other than a Domestic Subsidiary.

      "Funding Account": as defined in Section 2.18.

      "GAAP": generally accepted accounting principles in the United States in effect from time to time.

      "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Grantor": any Loan Party that has granted liens and/or security interests in its assets to secure the Obligations.

      "Guarantee": the Guarantee, dated as of the Closing Date, made by each Guarantor in favor of the Agent for the benefit of the Lenders, in the form of Exhibit J hereto, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

      "Guarantee Date": the date on which each of the Domestic Subsidiaries of the Target become party to the Guarantee and the Security Agreement.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in a manner and with a result reasonably satisfactory to the Majority Lenders.

      "Guarantors": each of Quiksilver, each Material Domestic Subsidiary (other than the Borrower) and each Additional Domestic Guarantor.

      "Hedging Agreements": as defined in the definition of "Hedging Obligations" in this Section 1.1.

      "Hedging Obligations": of any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including dollar - denominated or cross-currency interest rate exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("Hedging Agreements"), and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

      "Holding Company": as defined in the recitals to this Agreement.

      "Indebtedness": of any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, in the case of Quiksilver and its Subsidiaries, the deferred purchase price payable by QAPL to the former shareholders of QIPL for the acquisition of the stock of QIPL by QAPL), (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all Hedging Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all Guarantee Obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i), (ii), (iii), (iv), (v) or (vi) above, and (viii) all liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. For the avoidance of doubt and with respect to clause (vi) above, in the situation where (x) one or more standby letters of credit are issued for the account of Quiksilver or any Subsidiary to backstop (y) one or more other letters of credit issued for the account of Quiksilver or such Subsidiary in the same aggregate face amount, the amount of Indebtedness attributed to all such letters of credit shall be limited to the sum of (A) the aggregate face amount of the standby letters of credit referred to in clause (x) above plus (B) the aggregate amount of unpaid reimbursement obligations owing in respect of such standby letters of credit.

      "Initial Purchase": as defined in the recitals to this Agreement.

      "Initial Transactions": as defined in the recitals to this Agreement.

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.

      "Intangible Assets": all unamortized debt discount and expense, unamortized deferred charges, goodwill, Patents, Trademarks, Copyrights, write-ups of assets over their carrying value at the date of issuance of the Loans or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

      "Intellectual Property Rights": with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

      "Intercreditor Agreement": the Intercreditor Agreement, dated as of the date hereof, between the Borrower, the Agent, on behalf of the Lenders, and the Leasehold Improvement Lender (as such agreement may be amended, modified or restated from time to time), substantially in the form of Exhibit N hereto.

      "Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Quiksilver and its Subsidiaries for such period with respect to all outstanding Indebtedness of Quiksilver and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

      "Interest Payment Date": (a) as to any ABR Loan, the first day of each calendar month to occur while any such Loan is outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period, (d) for each of (a), (b) and (c) above, the day on which any such Loan becomes due and payable in full or is paid or prepaid in full.

      "Interest Period": with respect to any LIBOR Loan:

            (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice or Continuation Notice, as the case may be, given with respect thereto; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Approved Currency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period for any Loan that would otherwise extend beyond the date final payment is due on such Loan shall end on the date of such final payment; and

                  (c) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "Inventory": as defined in Article 9 of the UCC.

      "Issuing Bank": as the context may require, (a) JPMorgan Chase Bank, N.A., with respect to Letters of Credit issued by it or (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.2, with respect to Letters of Credit issued by it, and in each case its successors in such capacity.

      "Japanese Yen": freely transferable lawful money of Japan.

      "JPMorgan": J.P. Morgan Securities Inc.

      "Judgment Creditor": as defined in Section 9.18.

      "Lease Expense": for any period, the aggregate minimum rental obligations payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

      "Leasehold Improvement Lender": Union Bank of California, N.A., in its individual capacity, as lender of the Leasehold Improvement Loan, and any successor or assigns thereof.

      "Leasehold Improvement Loan": the term loan in the original principal amount of US$12,300,000 made by the Leasehold Improvement Lender to Quiksilver and referred to in the Intercreditor Agreement.

      "Lender" or "Lenders": as defined in the preamble to this Agreement and in
Section 8.8. Each such term shall include any Lender in its capacity as an Issuing Bank; provided that, for purposes of Sections 2.9, 2.11, 2.12, 2.13, 2.14, 2.20, 2.21 and 9.5, the Alternate Currency Fronting Lender shall, in its capacity as such, be deemed to be a "Lender".

      "Letter of Credit": as defined in Section 2.1.A(a).

      "Letter of Credit Amount": the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

      "Letter of Credit Disbursement": a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.

      "Letter of Credit Exposure": at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all Letter of Credit Disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Letter of Credit Exposure of any Lender at any time shall be its Loan Commitment Percentage of the total Letter of Credit Exposure. The Letter of Credit Exposure shall be calculated using the US Dollar Equivalent amounts for amounts otherwise denominated in any Alternate Currency.

      "Letter of Credit Rate": 0.50% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Quiksilver after the Closing Date, the Letter of Credit Rate will be determined pursuant to the Pricing Grid.

      "Letter of Credit Request": a request by the Borrower for the issuance of a Letter of Credit, on an Issuing Bank's standard form of standby or commercial letter of credit application and agreement, as applicable, and containing terms and conditions satisfactory to such Issuing Bank in its sole discretion.

      "LIBO Rate": with respect to an Interest Period pertaining to any LIBOR Loan, the rate of interest determined on the basis of the rate for deposits in US Dollars or the relevant Alternate Currency, as the case may be, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period or on the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Loan for delivery on the first day of such Interest Period. In the event that such rate does not appear on such page of the Telerate Screen (or otherwise on the Telerate Service), the "LIBO Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in Dollars or the relevant Alternate Currency, as the case may be, approximately equal in principal amount to US$5,000,000 and for a maturity comparable to such Interest Period, are offered by the principal London office of JPMorgan Chase Bank, N.A. for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. In the event that the LIBO Rate is unable to be determined pursuant to any of the foregoing mechanisms, the "LIBO Rate" shall instead be the interest rate per annum reasonably determined by JPMorgan Chase Bank, N.A.

      "LIBOR Loan": any Loan bearing interest based upon the Adjusted LIBO Rate (including, without limitation, any Alternate Currency Loan).

      "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

      "License": with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Loan": any loan made by the Lenders, the Agent or the Alternate Currency Fronting Lender to the Borrower pursuant to this Agreement (including, without limitation, each Revolving Loan, each Swing Line Loan, each Protective Advance, each Overadvance and each Alternate Currency Loan).

      "Loan Commitment Increase Supplement": a supplement to this Agreement in the form of Exhibit D-2 hereto.

      "Loan Documents": this Agreement, the Notes, any Letter of Credit Requests that are executed by the Borrower, the Letters of Credit, the Security Documents, the Guarantee, the Intercreditor Agreement, any Specified Hedging Agreements and any other agreement executed by an Loan Party in connection herewith or therewith, including UCC-1 Financing Statements and any fee letters, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

      "Loan Party": the collective reference to the Borrower and the Guarantors.

      "Majority Lenders": at any time, the holders of more than 50% of the Revolving Loan Commitments then in effect or, if the Revolving Loan Commitments have been terminated, the Aggregate Credit Exposure.

      "Margin Stock": as defined in Regulation U.

      "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Quiksilver and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its respective obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder.

      "Material Domestic Subsidiary": as of any date, a Domestic Subsidiary that
(a) has a net worth (excluding in the determination thereof any Indebtedness of such Domestic Subsidiary to Quiksilver or another Subsidiary) of at least 5% of Quiksilver's consolidated net worth as of the last day of the most recently ended fiscal quarter of Quiksilver, (b) has annual revenue (or annualized revenue in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of Quiksilver's consolidated revenue for the 12-month period ended as of the most recently ended fiscal quarter of Quiksilver or (c) has annual net income (or annualized net income in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of Quiksilver's consolidated net income for the 12-month period ended as of the most recently ended fiscal quarter of Quiksilver; provided, that, notwithstanding the foregoing, the Borrower shall be deemed to be a Material Domestic Subsidiary of Quiksilver at all times.

      "Material Foreign Subsidiary": a Foreign Subsidiary having at any time a net worth equal to 10% or more of Quiksilver's consolidated net worth.

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, and any other substances of any kind, regulated pursuant to or that could give rise to liability under any Environmental Law.

      "Mexican Pesos": freely transferable lawful money of Mexico.

      "Monthly Reports": as defined in Section 4.1(i).

      "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

      "Net Income": for any period, the consolidated net income (or loss) of Quiksilver and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as otherwise contemplated in the definition of "EBITDA", the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Quiksilver or is merged into or consolidated with Quiksilver or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of Quiksilver) in which Quiksilver or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Quiksilver or such Subsidiary in the form of dividends or similar distributions.

      "Net Orderly Liquidation Value": with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Agent by an appraiser acceptable to the Agent, net of all costs of liquidation thereof.

      "Net Proceeds": (a) with respect to any Equity Offering or Debt Offering by Quiksilver or any Subsidiary, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering or Debt Offering, minus the reasonable fees, commissions and other out-of-pocket expenses incurred by Quiksilver or such Subsidiary, as applicable, in connection with such Equity Offering or Debt Offering (other than amounts payable to Affiliates of the Person making such Equity Offering or Debt Offering) and (b) with respect to any Asset Disposition or Recovery Event, the proceeds thereof in the form of cash and cash equivalents (as determined by GAAP and including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Disposition or Recovery Event (other than any Lien securing the Obligations hereunder) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

      "New Lender": as defined in Section 2.1.A(b)(ii).

      "New Lender Supplement": as defined in Section 2.1.A(b)(ii).

      "Non-US Lender": as defined in Section 2.13(b).

      "Note": a Revolving Note or the Swing Line Note, as the case may be, and "Notes" shall mean the Revolving Notes and the Swing Line Note.

      "Notification Instruction": as defined in Section 2.2(b).

      "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans, and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Loans, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), and all other obligations and liabilities of the Borrower to the Agent, the Alternate Currency Fronting Lender, each Issuing Bank, the Swing Line Lender and the Lenders (including, without limitation, obligations of any Loan Party in respect of Specified Hedging Agreements and Banking Services Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

      "Operating Lease": with respect to any Person, any lease of real or personal property (other than any lease with respect to which Capitalized Lease Obligations are owing) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

      "Organic Documents": relative to any entity, its certificate of incorporation, articles of incorporation, certificate of formation, certificate of organization or partnership agreement, and its by-laws, operating agreement or limited liability company agreement, or the equivalent documents of any entity.

      "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Overadvance": as defined in Section 2.19(b).

      "Participating Member State": any member state of the EMU which has the Euro as its lawful currency.

      "Participants": as defined in Section 9.6(b).

      "Patents": with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

      "Permitted Acquisition": any transaction, or any series of transactions, consummated after the Closing Date, in which Quiksilver or any Subsidiary (in one transaction or in a series of transactions) (a) acquires any business or all or substantially all of the assets of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership in any partnership or joint venture.

      "Permitted Discretion": a determination made in good faith and in the exercise of reasonable (from the perspective of secured asset-based lenders in similar financings) business judgment.

      "Permitted Lien": any Lien which is permitted by Section 6.3 hereunder.

      "Person": any individual, firm, partnership, joint venture, corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan": as to any Person, any employee benefit plan subject to ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

      "Pounds Sterling": freely transferable lawful money of the United Kingdom.

      "Prepayment Account": as defined in Section 2.4(b).

      "Pricing Grid": the table set forth below.

                                                                  Applicable Margin
                                                               -----------------------   Commitment Fee      Letter of
   Fixed Charge Coverage Ratio                                 LIBOR Loans   ABR Loans         Rate         Credit Rate
   ---------------------------                                 -----------   ---------         ----         -----------
less than or equal to 1.25 to 1.00                                1.875%       0.375%          0.40%            0.875%
 > 1.25 to 1.00 but less than or equal to 1.50 to 1.00            1.625%       0.125%          0.35%             0.75%
 > 1.50 to 1.00 but less than or equal to 1.75 to 1.00            1.375%       0    %          0.30%             0.50%
          > 1.75 to 1.00                                          1.125%       0    %          0.25%             0.40%

      For the purposes of the Pricing Grid, changes in the Applicable Margin, the Commitment Fee Rate or the Letter of Credit Rate, as the case may be, resulting from changes in the Fixed Charge Coverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section
5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Fixed Charge Coverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

      "Prohibited Transaction": with respect to any Plan, a prohibited transaction (as defined in Section 406 of ERISA) with respect to such Plan.

      "Projected Pro Forma Balance Sheet": the unaudited projected pro forma consolidated balance sheet of Quiksilver and its consolidated Subsidiaries as at January 1, 2005, with respect to Quiksilver and its Subsidiaries (other than the Target and its Subsidiaries) and September 30, 2004, with respect to the Target and its Subsidiaries (including, in each case, the notes thereto), giving effect (as if such events had occurred on such date) to (i) the consummation of the Transaction, (ii) the Loans to be made hereunder and the loans to be made under the Senior Bridge Facility on the Closing Date and the use of proceeds thereof,
(iii) the Indebtedness to be issued on or after the Closing Date for the purposes of financing the Transaction and (iv) the payment of fees and expenses in connection with the foregoing.

      "Properties": the collective reference to the real and personal property owned, leased, used, occupied or operated by the Borrower and its Subsidiaries.

      "Protective Advances": as defined in Section 2.19(a).

      "Purchase Agreement": as defined in the recitals to this Agreement.

      "Purchase Agreement Documentation": collectively, the Purchase Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith as such Purchase Agreement Documentation may be amended, waived or otherwise modified pursuant to Section 6.14.

      "Purchasing Lenders": as defined in Section 9.6(c).

      "QAPL": Quiksilver Australia Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "QIPL": Quiksilver International Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "Quiksilver": as defined in the preamble to this Agreement.

      "Quiksilver L/C Amount": the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Eligible Inventory) of the Quiksilver Loan Parties and (b) the aggregate value of Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time) of the Quiksilver Loan Parties financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to customers in the United States or Canada or properties owned or leased by the Quiksilver Loan Parties in the United States or Canada, (ii) such Inventory is not Eligible Inventory and, upon arrival in the United States or Canada, will be subject to a first priority security interest in favor of the Agent to secure the Obligations and shall otherwise be included in the calculation of Eligible Inventory, and (iii) to the extent requested by the Agent, the Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

      "Quiksilver Loan Parties": all Loan Parties other than the Target Loan Parties.

      "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Quiksilver or any of its Subsidiaries; provided that Recovery Events shall not include settlements of or payments in respect of any property or casualty insurance claim or any condemnation proceeding not exceeding US$5,000,000 in the aggregate during any calendar year.

      "Refunded Swing Line Loans": as defined in Section 2.1.B(d).

      "Register": as defined in Section 9.6(d).

      "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Reimbursement Obligations": the obligation of the Borrower to reimburse the applicable Issuing Bank pursuant to Section 2.2(e) for amounts drawn under Letters of Credit.

      "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Proceeds received by Quiksilver or any Subsidiary in connection therewith that are not applied to prepay the Loans pursuant to
Section 2.4(b) as a result of the delivery of a Reinvestment Notice.

      "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

      "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

      "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

      "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

      "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Rentals": with respect to any Person, means the aggregate fixed amounts payable by such Person under any Operating Lease to which such Person is a party.

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

      "Requirement of Law": as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserves": any and all reserves which the Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral of any Loan Party.

      "Responsible Officer": with respect to any Person, the chief executive officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or, with respect to financial matters, the chief financial officer, the vice president of finance or treasurer.

      "Restricted Payments": as defined in Section 6.6.

      "Revolving Loan Borrowing Notice": a notice from the Borrower to the Agent requesting a borrowing of Revolving Loans, substantially in the form of Exhibit G-1 hereto.

      "Revolving Loan Commitment": with respect to each Lender, its commitment, if any, listed as its "Revolving Loan Commitment" on Schedule 1.1, or in the Assignment and Assumption pursuant to which a Lender becomes a party hereto, to make Revolving Loans and participate in Letters of Credit, Protective Advances, Overadvances and Alternate Currency Loans hereunder through its Approved Lending Office(s), as the same shall be adjusted from time to time pursuant to this Agreement.

      "Revolving Loan Commitment Expiration Date": April 12, 2010 or such earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

      "Revolving Loan Commitment Percentage": (a) with respect to each Lender on or before the Revolving Loan Commitment Expiration Date, the percentage equivalent of the ratio which such Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, as such Lender's Revolving Loan Commitment and the Aggregate Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof and (b) with respect to each Lender after the Revolving Loan Commitment Expiration Date, the percentage equivalent of the ratio which such Lender's Credit Exposure bears to the Aggregate Credit Exposure.

      "Revolving Loans": as defined in Section 2.1.A(a).

      "Revolving Note": a promissory note in the form of Exhibit A-1 hereto.

      "Security Agreement": the Security Agreement, in the form of Exhibit I hereto, made by each Loan Party in favor of the Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Loan Parties described therein, as the same may be amended, restated or otherwise modified from time to time.

      "Security Documents": the collective reference to the Security Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

      "Sellers": as defined in the recitals to this Agreement.

      "Senior Credit Engagement Letter": the Senior Credit Engagement Letter, dated as of February 28, 2005, among Quiksilver and JPMorgan, as amended from time to time.

      "Senior Notes": the senior unsecured notes to be issued by Quiksilver after the Closing Date, which are intended to refinance the Bridge Loan Agreement.

      "Senior Note Indenture": the Indenture to be entered into by Quiksilver and the other Loan Parties after the Closing Date in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by Quiksilver or such other Loan Party in connection therewith.

      "Settlement": as defined in Section 2.1.

      "Settlement Date": as defined in Section 2.1.

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Solvent": when used with respect to any Person, that:

            (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

            (b) such Person is able to pay its debts as they become due; and

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                                                                              27

            (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

      "Specified Hedging Agreement": any Hedging Agreement entered into by any Loan Party and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

      "Squeeze Out": as defined in the preamble to this Agreement.

      "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries,' in this Agreement shall refer to a Subsidiary or Subsidiaries of Quiksilver.

      "Super-Majority Lenders": at any time, the holders of more than 66 2/3% of the Revolving Loan Commitments then in effect or, if the Revolving Loan Commitments have been terminated, the Aggregate Credit Exposure.

      "Swing Line Borrowing Notice": a notice from the Borrower to the Agent requesting a borrowing of Swing Line Loans, substantially in the form of Exhibit H-1 hereto.

      "Swing Line Commitment": as defined in Section 2.1.B(a).

      "Swing Line Lender": JPMorgan Chase Bank, N.A.

      "Swing Line Loan Participation Certificate": a certificate executed by the Swing Line Lender substantially in the form of Exhibit H-2.

      "Swing Line Loans": has the meaning assigned to that term in Section 2.1.B(a).

      "Swing Line Note": a promissory note in the form of Exhibit A-2 hereto.

      "Target": as defined in the recitals to this Agreement.

      "TARGET Day": a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

      "Target L/C Amount": the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Eligible Inventory) of the Target Loan Parties and (b) the aggregate value of Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time) of the Target Loan Parties financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to customers in the United States or Canada or properties owned or leased by the Target Loan Parties in the United States or Canada, (ii) such Inventory is not Eligible Inventory and, upon arrival in the United States or Canada, will be subject to a first priority security interest in favor of the Agent to secure the Obligations and shall otherwise be included in the calculation of Eligible Inventory, and (iii) to the extent requested by the

Agent, the Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

      "Target Loan Parties": each Loan Party that is, or was at any time, a Subsidiary of the Target.

      "Target Seasonal Period": a period determined by the appraiser (and reasonably acceptable to the Agent) which conducted the then most recent appraisal delivered pursuant to Section 4.1(o) or Section 5.8, as the case may be, based on such appraisal.

      "Target Stock": as defined in the recitals to this Agreement.

      "Taxes": as defined in Section 2.13(a).

      "Tender Offer": as defined in the recitals to this Agreement.

      "Tender Offer Documentation": the collective reference to (a) the mandate letter of Quiksilver appointing Calyon to act as the presenting bank for the Tender Offer and, if applicable, the Buy Out and the Squeeze Out, (b) the draft communique de depot to be published in connection with the Tender Offer pursuant to article 231-17 of the AMF General Regulation, (c) the draft lettre de depot to be filed with the AMF in accordance with article 231-14 of the AMF General Regulation, (d) the resolutions of the supervisory board of Target regarding the launch of the Tender Offer, and recommending the Tender Offer, (e) the draft joint note d'information in relation to the Tender Offer issued by Quiksilver and the Target, (f) the AMF decision de recevabilite (approval decision) of the Tender Offer and of the AMF visa (approval) on the joint note d'information, and
(g) a certificate issued by the Company stating that the funds from the Initial Loans drawn during the Availability Period will be used solely in relation with the Tender Offer and, if applicable, the Buy Out and the Squeeze Out.

      "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

      "Trade Letter of Credit": a commercial Letter of Credit issued in respect of the purchase of Inventory or other goods or services by any Loan Party in the ordinary course of business.

      "Trademarks": with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks, service marks, logos, trade names, trade dress, trade styles, domain names and other source or business identifiers and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and
(f) all rights corresponding to any of the foregoing throughout the world.

      "Tranche": the collective reference to LIBOR Loans in the same currency the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

      "Transaction": as defined in the recitals to this Agreement.

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                                                                              29

      "Transferee": as defined in Section 9.6(f).

      "UCC": the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Agent's or any Lender's Lien on any Collateral.

      "Ug": Ug Manufacturing Co. Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "United States": the United States of America (including the States, Commonwealths and Territories thereof and the District of Columbia).

      "US Dollar Equivalent": with respect to any Alternate Currency, on the date of determination thereof, the amount of US Dollars which could be purchased with the amount of such Alternate Currency involved in such computation at the spot rate at which such Alternate Currency may be exchanged into US Dollars as set forth on such date on (i) the applicable Reuters pages, or (ii), if such rate is not set forth on such Reuters pages, on the applicable Telerate Service pages, or (iii) if such rate does not appear on such Reuters or Telerate Service pages, at the spot exchange rate therefor as determined by the Agent, in each case as of 11:00 A.M. (London time or such other local time as the Agent shall deem appropriate) on such date of determination thereof.

      "US Dollars": and "US$": dollars in lawful currency of the United States.

            SECTION 1.2. Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      ARTICLE II AMOUNT AND TERMS OF COMMITMENTs; LETTERS OF CREDIT

            SECTION 2.1.A Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts.

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                                                                              30

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to (i) make loans denominated in US Dollars on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time during the Availability Period (each a "Revolving Loan" and, collectively, the "Revolving Loans") in accordance with the provisions of this Agreement, and
(ii) participate through its Applicable Lending Office in letters of credit issued for the account of the Borrower pursuant to Section 2.2 from time to time during the Availability Period (each a "Letter of Credit" and, collectively, the "Letters of Credit"); provided, however, that, after giving effect thereto, (A) the Aggregate Credit Exposure shall not exceed the lesser of (x) the Borrowing Base then in effect and (y) the Aggregate Revolving Loan Commitment at such time, and (B) the sum of (1) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (2) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed US$100,000,000 at such time.

            (b) Subject to the terms and conditions hereof, the Borrower may borrow, have Letters of Credit issued for its account, prepay Revolving Loans, reborrow Revolving Loans and have additional Letters of Credit issued for its account. The Revolving Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in US Dollars on the Revolving Loan Commitment Expiration Date. The principal amount of each (A) Revolving Loan of a Lender and (B) participation of a Lender in a Letter of Credit, Swing Line Loan, Alternate Currency Loan, Overadvance or Protective Advance shall be in an amount equal to the product of (i) such Lender's Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loan, the Swing Line Loan, the Letter of Credit or the Alternate Currency Loan, as applicable, requested by the Borrower in each instance. Subject to Section 2.19, in no event shall any Lender be obligated to make a requested Revolving Loan or participate in a requested Letter of Credit, Swing Line Loan, Alternate Currency Loan, Overadvance or Protective Advance if after giving effect to such Revolving Loan or such participation, such Lender's Credit Exposure is in excess of such Lender's available Revolving Loan Commitment.

                  (i) The Borrower and any one or more Lenders (including New
            Lenders) may from time to time after the Closing Date agree that such Lender or Lenders shall establish a new Revolving Loan Commitment or Revolving Loan Commitments or increase the amount of its or their Revolving Loan Commitment or Revolving Loan Commitments by executing and delivering to the Agent, in the case of each New Lender, a New Lender Supplement meeting the requirements of Section 2.1.A(b)(ii) or, in the case of each Lender which is not a New Lender, a Loan Commitment Increase Supplement meeting the requirements of Section 2.1.A(b)(iii). Notwithstanding the foregoing, (x) without the consent of all Lenders, the aggregate amount of incremental Revolving Loan Commitments established or increased after the Closing Date pursuant to this paragraph shall not exceed US$100,000,000, and (y) unless otherwise agreed to by the Agent, each increase in the aggregate Revolving Loan Commitments effected pursuant to this paragraph shall be in a minimum aggregate amount of at least US$12,500,000 and (z) unless otherwise agreed by the Agent, increases in Revolving Loan Commitments may be effected on no more than two occasions pursuant to this paragraph. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. Upon the occurrence and continuance of an Event of Default, the amount of the Revolving Loan Commitments may not be increased.

                  (ii) Any additional bank, financial institution or other
            entity which, with the consent of the Borrower and the Agent (which consents shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1.A(b)(i) shall execute a New Lender Supplement

            (each, a "New Lender Supplement"), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender, with a Revolving Loan Commitment in the amount set forth therein that is effective on the date specified therein, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (iii) Any Lender, which, with the consent of the Borrower and the Agent, elects to increase its Loan Commitment under this Agreement shall execute and deliver to the Borrower and the Agent a Loan Commitment Increase Supplement specifying (i) the amount of each Revolving Loan Commitment increase, (ii) the amount of such Lender's total Revolving Loan Commitment after giving effect to such Revolving Loan Commitment increase, and (iii) the date upon which such Revolving Loan Commitment increase shall become effective.

                  (iv) Notwithstanding anything to the contrary in this
            Agreement (including Section 2.10), unless otherwise agreed by the Agent in connection with other procedures approved by the Agent to implement such increase, on each date upon which the Revolving Loan Commitments shall be increased pursuant to this Section, the Borrower shall prepay all then outstanding Loans, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts necessary to compensate the Lenders for any loss, cost or expense attributable to such prepayment, in accordance with Section 2.14 hereof, and, to the extent it determines to do so, reborrow Loans from all the Lenders (after giving effect to the new and/or increased Loan Commitments becoming effective on such date). Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between the Borrower and the respective Lenders.

            (c) Subject to Sections 2.9 and 2.11, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.1.A(e) or 2.5 hereof. Each Lender may make or maintain its Revolving Loans or participate in Letters of Credit, Protective Advance, Overadvance or Alternate Currency Loans to or for the account of the Borrower by or through any Applicable Lending Office.

            (d) The Revolving Loans made by each Lender to the Borrower may, at the request of each Lender, be evidenced by a Revolving Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by such Lender, the Agent (with respect to Overadvances and Protective Advances), the Swing Line Lender (with respect to Swing Line Loans) or the Alternate Currency Fronting Lender (with respect to Alternate Currency Loans) to the Borrower pursuant to Section 2.1.A(a) or Section 2.1.C(a), as applicable, with interest thereon as prescribed in Sections 2.7 and 2.8. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower (or its risk participation in Swing Line Loans, Protective Advances, Overadvances and Alternate Currency Loans made to the Borrower), each continuation thereof, and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Note shall (i) be dated the Closing Date thereof, (ii) provide for the

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                                                                              32

payment of interest in accordance with Sections 2.7 and 2.8 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

            (e) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 11:00 a.m., New York City time, one (1) Business Day prior to the Borrowing Date of each ABR Loan denominated in US Dollars and three (3) Business Days prior to the Borrowing Date of each LIBOR Loan denominated in US Dollars) requesting that the Lenders make the Revolving Loans on the proposed Borrowing Date and specifying (i) the aggregate amount of Revolving Loans requested to be made, (ii) subject to Sections 2.11 and 2.13, whether the Revolving Loans are to be LIBOR Loans, ABR Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the length of the initial Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period". Each such Borrowing Notice or written confirmation of telephonic notice shall be irrevocable, and shall be appropriately completed to specify the date of such borrowing, the aggregate principal amount of the Revolving Loans to be made, whether such Revolving Loans are to be initially maintained as ABR Loans or LIBOR Loans and, in the case of the LIBOR Loans, the initial Interest Period applicable thereto.

            On receipt of such notice, the Agent shall promptly notify each Lender thereof, of such Lender's proportionate share thereof and of the other matters specified in the Borrowing Notice. Not later than 12:00 noon, New York City time, on the date specified for the borrowing of Revolving Loans, each Lender shall make available to the Agent at the Funding Account of the Agent, the amount of such Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1.A(b)) in US Dollars in immediately available funds. The Agent will then make available to the Borrower at such Funding Account, in US Dollars, and in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 2:00 p.m. (New York City time) on such day.

            The Agent may, in the absence of notification from any Lender that such Lender has not made its pro rata share available to the Agent on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Revolving Loans requested. If any Lender does not make available to the Agent the amount required pursuant to this Section 2.1.A(e), the Agent shall promptly notify the Borrower and shall be entitled to recover such amount on demand from the Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Alternate Base Rate. Nothing in this Section shall be deemed to relieve any Lender from its obligation to make Revolving Loans hereunder.

            (f) Neither the Agent nor any Lender shall be responsible for the obligation or Revolving Loan Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the other Loan Documents.

            (g) Subject to Section 2.2(c), the Revolving Loan Commitment of each Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date. All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

            (h) Any Revolving Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Agent in its sole discretion, no Revolving Loan may be converted into or continued as a LIBOR Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date.

            SECTION 2.1.B Swing Line Loans; Swing Line Commitment.

            (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans in US Dollars through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the date which is five Business Days prior to the Revolving Loan Commitment Expiration Date (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") in an aggregate principal amount not to exceed at any time outstanding US$25,000,000 (the "Swing Line Commitment"); provided, that the Aggregate Credit Exposure shall not exceed the lesser of (x) the Borrowing Base then in effect and (y) the Aggregate Revolving Loan Commitments at any time. Subject to the foregoing, the Borrower may borrow Swing Line Loans, prepay Swing Line Loans and reborrow Swing Line Loans. All outstanding Swing Line Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the earlier of (x) the date of any borrowing of Revolving Loans hereunder (with the proceeds of each Revolving Loan borrowing to be applied towards the prepayment of any outstanding Swing Line Loans) and (y) the Revolving Loan Commitment Expiration Date. Swing Line Loans shall be ABR Loans only.

            (b) The Swing Line Loans shall (to the extent requested by the Swing Line Lender) be evidenced by the Swing Line Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in Sections 2.7 and 2.8. The Swing Line Lender is hereby authorized (but not required) to record the borrowing date of each Swing Line Loan, the amount thereof and the date and amount of each payment or prepayment of principal thereof, in the books and records of the Swing Line Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Swing Line Lender to make any such recordation or notation (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Swing Line Note. The Swing Line Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Loan Commitment Expiration Date and (z) provide for the payment of interest in accordance with Sections 2.7 and 2.8.

            (c) The Borrower shall give the Agent irrevocable notice (which notice may be telephonic, to be confirmed promptly in writing), which notice must be received by the Agent prior to 12:00 noon, New York City time, on the requested borrowing date (which shall be a Business Day) specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of US$100,000. Written notice of borrowing shall be given by submitting a Notice of Swing Line Borrowing to the Agent. On receipt of such notice, the Agent shall promptly notify the Swing Line Lender thereof. The proceeds of each Swing Line Loan will then be made available to the Borrower by the Swing Line Lender by crediting the account of the Borrower on the books of the Agent at its office specified in Section 9.2.

            (d) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably direct the Swing Line Lender to so act on their behalf) request each Lender to make a Revolving Loan in an amount equal to such Lender's Revolving Loan Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in Section 7(g) shall have occurred (in which event the procedures of Section 2.1.B(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Swing Line Lender at its office specified in Section 9.2, not later than 12:00 noon, New York City time. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

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                                                                              34

            (e) If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.1.B(d), one of the events described in Section 7(g) shall have occurred, then, subject to the provisions of Section 2.1.B(f), each Lender will, on the date such Revolving Loan was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Revolving Loan Commitment Percentage of such Swing Line Loan. Upon request, each Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (f) Each Lender's obligation to make Revolving Loans in accordance with Section 2.1.B(d) and to purchase participating interests in accordance with
Section 2.1.B(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of any Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person; (D) any breach of this Agreement by Quiksilver, the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.1.B(d) or (e), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the greater of the daily average Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Agent, for the account of the Swing Line Lender. If such amount is not made available to the Agent, for the account of the Swing Line Lender, by such Lender within three Business Days of such due date, the Swing Line Lender shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand. Notwithstanding the foregoing provisions of this Section 2.1.B(f), no Lender shall he required to make a Revolving Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to Section 2.1.B(d) or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.1.B(e) if an Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default specified in such notice no longer is continuing.

            (g) The Swing Line Commitment of the Swing Line Lender shall terminate on the Revolving Loan Commitment Expiration Date.

            SECTION 2.1.C Alternate Currency Loans.

            (a) Subject to the terms and conditions hereof, the Alternate Currency Fronting Lender agrees to make loans denominated in any Alternate Currency through its Approved Lending Office (each, an "Alternate Currency Loan") on a revolving credit basis to the Borrower from time to time during the Availability Period in accordance with the provisions of this Agreement; provided, however, that (A) the Aggregate Credit Exposure shall not exceed the lesser of (x) the Borrowing Base then in

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                                                                              35

effect and (y) the Aggregate Revolving Loan Commitment at such time and (B) the sum of (1) the US Dollar Equivalent of the aggregate principal amount of all Alternate Currency Loans outstanding and (2) the US Dollar Equivalent of the Letter of Credit Exposure of all outstanding Alternate Currency Letters of Credit shall not exceed the Alternate Currency Sublimit. During the period from the Closing Date through the Revolving Loan Commitment Expiration Date, the Borrower may borrow, prepay and reborrow Alternate Currency Loans in whole or in part, all in accordance with the terms and conditions hereof.

            (b) The Alternate Currency Loans shall be LIBOR Loans. The principal of and interest on each Alternate Currency Loan shall be paid in the applicable Currency for such Alternate Currency Loan and, subject to Section 2.1.C(e), shall be for the account of the Alternate Currency Fronting Lender.

            (c) The Borrower shall give the Agent and the Alternate Currency Fronting Lender irrevocable written notice (which notice must be received prior to 11:00 a.m., London time, four (4) Eurodollar Business Days prior to the Borrowing Date of each LIBOR Loan denominated in an Alternate Currency) requesting that the Alternate Currency Fronting Lender make an Alternate Currency Loan on the proposed Borrowing Date and specifying (i) the aggregate amount of Alternate Currency Loans requested to be made, (ii) the Alternate Currency in which such Loan is to be denominated, and (iii) the length of the initial Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period". Each Alternate Currency Loan Borrowing Notice shall be irrevocable, and shall be appropriately completed to specify the date of such borrowing, the aggregate principal amount of the Alternate Currency Loans to be made, the Alternate Currency in which such Alternate Currency Loan is to be denominated and the initial Interest Period applicable thereto.

            (d) The Alternate Currency Fronting Lender shall make available to the Borrower (through the Agent) at the Funding Account, in the requested Alternate Currency, and in immediately available funds, the aggregate amount of Alternate Currency Loans requested to be borrowed prior to 2:00 p.m. (London time) on such day.

            (e) The Borrower shall pay to the Alternate Currency Fronting Lender with respect to each Alternate Currency Loan made by such Alternate Currency Fronting Lender (in addition to interest required to be paid pursuant to Section 2.7), for the account of the Alternate Currency Fronting Lender, a fronting fee in US Dollars with respect to the period from and including the date of such Alternate Currency Loan to but excluding the date of repayment thereof computed at a rate per annum agreed by the Borrower and the Alternate Currency Fronting Lender on the average daily principal amount of such Alternate Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be (i) payable in US Dollars (calculated by the Agent through determining the US Dollar Equivalent of the fronting fee which would otherwise be payable hereunder in the relevant Alternate Currency), (ii) payable in arrears on each Fee Payment Date to occur after the making of such Alternate Currency Loan and (iii) nonrefundable.

            (f) The Borrower shall pay to the Agent for the account of the Alternate Currency Loan Participants, a participation fee with respect to each Alternate Currency Loan for the period from and including the date such Alternate Currency Loan was made to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of LIBOR Loans from time to time in effect on the average daily principal amount of such Alternate Currency Loan outstanding during the period for which such fee is calculated. Such participation fee shall be (i) payable in US Dollars(calculated by the Agent through determining the US Dollar Equivalent of the participation fee which would otherwise be payable hereunder in the relevant Alternate Currency), (ii) payable in arrears on each Fee Payment Date to occur after the making of such Alternate Currency Loan and (iii)

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                                                                              36

nonrefundable. Such fee shall be shared ratably among the Alternate Currency Loan Participants in accordance with their respective Revolving Loan Commitment Percentages.

            (g) The Agent shall, promptly following its receipt thereof, distribute to the Alternate Currency Fronting Lender and the Alternate Currency Loan Participants all fees received by the Agent for their respective accounts pursuant to Section 2.1.C(e) and (f).

            (h) The Alternate Currency Fronting Lender irrevocably agrees to grant and hereby grants to each Alternate Currency Loan Participant (other than the Alternate Currency Fronting Lender), and, to induce the Alternate Currency Fronting Lender to make Alternate Currency Loans hereunder, each such Alternate Currency Loan Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Alternate Currency Fronting Lender, on the terms and conditions set forth below, for such Alternate Currency Loan Participant's own account and risk, an undivided interest equal to such Alternate Currency Loan Participant's Revolving Loan Commitment Percentage of the Alternate Currency Fronting Lender's obligations and rights in respect of each Alternate Currency Loan made by the Alternate Currency Fronting Lender hereunder. Each Alternate Currency Loan Participant unconditionally and irrevocably agrees with the Alternate Currency Fronting Lender that, if any amount in respect of the principal, interest or fees owing to the Alternate Currency Fronting Lender in respect of an Alternate Currency Loan is not paid when due in accordance with the terms of this Agreement, such Alternate Currency Loan Participant shall pay to the Agent, for the account of the Alternate Currency Fronting Lender, upon demand an amount in US Dollars (with the US Dollar Equivalent of the unpaid amount of such Alternate Currency Loan to be calculated by the Agent) equal to such Alternate Currency Loan Participant's Revolving Loan Commitment Percentage of such unpaid amount. Each Alternate Currency Loan Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Alternate Currency Fronting Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of any Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person; (D) any breach of this Agreement by Quiksilver, the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (i) If any amount required to be paid by any Alternate Currency Loan Participant to the Alternate Currency Fronting Lender pursuant to this Section 2.1.C(e) is not made available to the Agent when due, such Alternate Currency Loan Participant shall pay to the Agent, for the account of the Alternate Currency Fronting Lender, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation for the period until such Alternate Currency Loan Participant makes such amount immediately available to the Agent, for the account of the Alternate Currency Fronting Lender. If such amount is not made available to the Agent, for the account of the Alternate Currency Fronting Lender, by such Alternate Currency Loan Participant within three Business Days of such due date, the Alternate Currency Fronting Lender shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand. A certificate of the Alternate Currency Fronting Lender submitted to any Lender with respect to any amounts owing under this Section 2.1.C(i) shall be conclusive in the absence of manifest error.

            (j) Whenever, at any time after the Alternate Currency Fronting Lender has received from any Alternate Currency Loan Participant the full amount owing by such Alternate Currency Loan Participant pursuant to and in accordance with this Section 2.1.C(j) in respect of any Alternate Currency

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                                                                              37

Loan, the Alternate Currency Fronting Lender receives any payment related to such Alternate Currency Loan (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Alternate Currency Fronting Lender or the Agent, on behalf of the Alternate Currency Fronting Lender), or any payment of interest on account thereof, the Alternate Currency Fronting Lender will distribute to such Alternate Currency Loan Participant its pro rata share thereof.

            (k) If any payment received by the Alternate Currency Fronting Lender pursuant to Section 2.1.C(e) with respect to any Alternate Currency Loan made by it shall be required to be returned by the Alternate Currency Fronting Lender, each Alternate Currency Loan Participant shall pay to such Alternate Currency Fronting Lender its pro rata share thereof.

            (l) All outstanding Alternate Currency Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

            (m) Following the date on which any risk participation with respect to an Alternate Currency Loan is converted to US Dollars pursuant to Section 2.1C(h), all amounts payable in connection with such risk participation shall be denominated in US Dollars for all purposes.

            SECTION 2.2. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) for its own account or the account of Quiksilver or any of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank (provided that each Letter of Credit shall provide for payment against sight drafts drawn thereunder), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the currency in which such Letter of Credit is to be denominated (which shall be an Approved Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, provided that in no event shall any Issuing Bank other than JPMorgan Chase Bank, N.A. or one other Issuing Bank designated from time to time by the Borrower and reasonably acceptable to the Agent issue any Alternate Currency Letter of Credit hereunder. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Exposure shall not exceed US$100,000,000, (ii) the sum of (A) the US Dollar Equivalent of the aggregate principal amount of all Alternate Currency Loans outstanding and (B) the US Dollar Equivalent of the Letter of Credit Exposure of all outstanding Alternate Currency Letters of Credit shall not exceed the Alternate Currency Sublimit, and (iii) the total Credit Exposure shall not exceed the lesser of (x) the Borrowing Base then in effect and (y) the Aggregate Loan Commitment. Subsequent to the receipt by any Issuing

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                                                                              38

Bank of a Notification Instruction (as defined below) from the Agent which shall not have been withdrawn, such Issuing Bank will contact the Agent prior to the issuance or increase in any Letter of Credit to determine whether or not such issuance or increase would result in any of the limitations set forth in the preceding sentence being exceeded. For purposes of this Section 2.2(b), a "Notification Instruction" shall (i) mean any instruction from the Agent requiring that an Issuing Bank make the contacts described in the preceding sentence, which instruction the Agent (a) may deliver at any time when it determines that the percentage which the Aggregate Credit Exposure constitutes of either the Aggregate Revolving Loan Commitment or the Borrowing Base then in effect is greater than 80% and (b) will withdraw when it determines that such percentage is less than 80%, and (ii) include the name and telephone or facsimile number of the individual or individuals required to be contacted in accordance with the immediately preceding sentence. For purposes of calculating currency amounts in the third preceding sentence, the amount of any Alternate Currency Letter of Credit shall be the US Dollar Equivalent thereof calculated on the basis of the applicable rate of exchange determined in accordance with
Section 2.17.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Loan Commitment Expiration Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Revolving Loan Commitment Percentage of the Letter of Credit Amount. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent in US Dollars, for the account of such Issuing Bank, such Lender's Revolving Loan Commitment Percentage of (i) each Letter of Credit Disbursement made by such Issuing Bank in US Dollars and
(ii) the US Dollar Equivalent, calculated at the time such payment is made by the Agent, of each Letter of Credit Disbursement made by such Issuing Bank in an Alternate Currency and, in each case, not reimbursed by the Borrower on the date due as required in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason; provided, that upon calculating the US Dollar Equivalent of each Letter of Credit Disbursement, the Agent shall promptly notify the applicable Issuing Bank and each Lender. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Loan Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If any Issuing Bank shall make any Letter of Credit Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Letter of Credit Disbursement by paying to such Issuing Bank an amount equal to such Letter of Credit Disbursement in US Dollars (or in the relevant Alternate Currency), on the date that such Letter of Credit Disbursement is made (or, if such date is not a Business Day, on or before the next Business Day); provided, that, in the case of any such reimbursement obligation which is in an amount of not less than US$500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed in US Dollars with an ABR Loan in an equivalent amount, and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrower fails to make when due any reimbursement payment required pursuant to this paragraph, the applicable Issuing Bank shall immediately notify the Agent, which shall promptly notify each Lender of the applicable Letter of Credit Disbursement, the US Dollar Equivalent thereof calculated

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                                                                              39

in accordance with the preceding sentence (if such Letter of Credit Disbursement related to an Alternate Currency Letter of Credit), the reimbursement payment then due from the Borrower in respect thereof and such Lender's Revolving Loan Commitment Percentage thereof. Promptly following receipt of such notice, each Lender (other than such Issuing Bank) shall pay to the Agent in US Dollars its Revolving Loan Commitment Percentage of the reimbursement payment then due from the Borrower, and the Agent shall promptly pay to such Issuing Bank in US Dollars the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, including the Borrower's payment of any US Dollar reimbursements paid to the Issuing Bank by the Lenders in connection with a Letter of Credit Disbursement under an Alternate Currency Letter of Credit, the Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any Letter of Credit Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such Letter of Credit Disbursement.

            (f) Letter of Credit Fees.

                  (i) The Borrower will pay a fee on all outstanding Letters of
            Credit at a per annum rate equal to (A) in the case of Letters of Credit (other than Trade Letters of Credit), the Applicable Margin then in effect with respect to LIBOR Loans, and (B) in the case of Trade Letters of Credit, the Letter of Credit Rate, in each case shared ratably among the Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Bank for its own account a fronting fee in the percentage agreed among the Borrower and the applicable Issuing Bank (and, subject to a maximum percentage to be reasonably approved by the Agent) computed as agreed per annum of the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date. Each fee payable pursuant to this Section 2.2(f) shall be payable in US Dollars (calculated by the Agent through determining the US Dollar Equivalent of the fee or fronting fee, as applicable, which would otherwise be payable hereunder in the relevant Alternate Currency).

                  (ii) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            (g) Obligations Absolute. The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein or herein,
(ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharged of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or

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                                                                              40

transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing hereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such Letter of Credit Disbursement. Such notification requirements shall only apply to demands and payments related to standby Letters of Credit.

            (i) Interim Interest. If an Issuing Bank shall make any Letter of Credit Disbursement, then, unless the Borrower shall reimburse such Letter of Credit Disbursement in full on the date such Letter of Credit Disbursement is made (or, if such date is not a Business Day, on or prior to the next Business
Day), the unreimbursed amount thereof shall bear interest, for each day from and including the date such Letter of Credit Disbursement is made to but excluding the date that the Borrower reimburses such Letter of Credit Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such Letter of Credit Disbursement when due pursuant to paragraph (e) of this Section, then the interest rate described in Section 2.7(c) shall apply; and provided, further, that, in the case of a Letter of Credit Disbursement made under an Alternate Currency Letter of Credit, the amount of interest due with respect thereto shall accrue on the US Dollar Equivalent of such Letter of Credit Disbursement and be calculated as of the time such Letter of Credit Disbursement was made until such time as such amount is converted to US Dollars as provided herein. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (j) Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this

Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include a reference to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in US Dollars and in cash equal to 105% of the Letter of Credit Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Alternate Currency Letters of Credit shall be deposited in the applicable Alternate Currencies in the amount of 105% of the actual amounts of such undrawn Letters of Credit and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (g) of Article 7. Each deposit pursuant to this paragraph shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Banks for Letter of Credit Disbursements for which they have not been reimbursed (to be applied ratably among them according to the respective aggregate amounts of the then unreimbursed Letter of Credit Disbursements) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            (l) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Agent (which consent shall not be unreasonably withheld) and such Lender, and subject to the limitation set forth in the proviso in Section 2.2(b), designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an Issuing Bank pursuant to this paragraph (1) shall be deemed to be an "Issuing Bank" for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.

            (m) Reporting. Unless the Agent otherwise agrees, each Issuing Bank will report in writing to the Agent (i) on the first Business Day of each week and on the second Business Day to occur after the last day of each March, June, September and December, and on such other dates as the Agent may reasonably request, the daily activity during the preceding week, calendar quarter or other period, as the case may be, with respect to Letters of Credit issued by it, including the aggregate outstanding Letter of Credit Exposure with respect to such Letters of Credit on each day during such week, quarter or other period, in such form and detail as shall be satisfactory to the Agent, (ii) on any Business Day on which the Borrower fails to reimburse a Letter of Credit Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such Letter of Credit Disbursement, and (iii) such other information with respect to Letters of Credit issued by such Issuing Bank as the Agent may reasonably request.

            (n) Conversion to US Dollars. Following the date on which any risk participation with respect to an Alternate Currency Letter of Credit is converted to US Dollars pursuant to Section 2.2(d), all amounts payable in connection with such risk participation (and the underlying reimbursement obligation from the Borrower under Section 2.2(e)) shall be denominated in US Dollars for all purposes.

            SECTION 2.3. Optional Prepayments; Optional Commitment Reductions. The Borrower may, on the last day of any Interest Period with respect thereto in the case of any Loans that are maintained as LIBOR Loans, or at any time and from time to time in the case of any Loans that are maintained as ABR Loans, prepay such Loans and/or permanently reduce the Aggregate Revolving Loan Commitment, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice in the case of LIBOR Loans and upon at least one Business Day's irrevocable written notice in the case of ABR Loans, from the Borrower to the Agent (and, with respect to a prepayment of Alternate Currency Loans, the Alternate Currency Fronting Lender), specifying the date and amount of prepayment and/or commitment reduction, and whether, if a prepayment, the prepayment is of LIBOR Loans, ABR Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender (and, if applicable, the Alternate Currency Fronting Lender) thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of no less than US$1,000,000. Permanent reductions in the Aggregate Revolving Loan Commitment shall be in an amount equal to US$5,000,000, or a whole multiple thereof, and shall reduce permanently the Aggregate Revolving Loan Commitment then in effect.

            SECTION 2.4. Mandatory Prepayments.

            (a) If at any time, including without limitation, any date on which the US Dollar Equivalent is required to be calculated pursuant to Section 2.17, the Aggregate Credit Exposure exceeds (i) the Borrowing Base then in effect or
(ii) the Aggregate Revolving Loan Commitment, then the Borrower shall immediately, without notice or request by the Agent, prepay the Loans and Reimbursement Obligations in an aggregate principal amount such that the Aggregate Credit Exposure does not exceed the Borrowing Base or the Aggregate Revolving Loan Commitments, as applicable, after such prepayment is applied. If any such excess remains (in the form of outstanding and undrawn Letters of Credit) at such time after repayment in full of all outstanding Loans and Reimbursement Obligations, the Borrower shall provide cash collateral to the extent required to eliminate such excess.

            (b) On the day of receipt by Quiksilver or any of its Subsidiaries of any Net Proceeds with respect to an Equity Offering, a Debt Offering, an Asset Disposition or a Recovery Event (unless, with respect to any Asset Disposition or Recovery Event, a Reinvestment Notice shall have been delivered in respect thereof), the Borrower shall prepay the Loans in the aggregate amount equal to 100% of such Net Proceeds; provided, that (i) any such Debt Offering or Asset Disposition must be permitted by Section 6.2 or 6.5, as applicable, or otherwise consented to by the Majority Lenders in their sole discretion, (ii) with respect to any Asset Disposition or Recovery Event by any Subsidiary (other than a Loan Party), any Equity Offering and any unsecured Debt Offering, such Net Proceeds need not be applied to the prepayment of the Loans to the extent that such Net Proceeds are required to be and are applied pursuant to the Bridge Loan Agreement in satisfaction of obligations thereunder, (iii) with respect to any Asset Disposition or Recovery Event by any Loan Party or any secured Debt Offering, the Borrower may, in lieu of delivering a Reinvestment Notice or prepaying the Loans as set forth above and with the consent of the Agent and the Majority Lenders (such consent to be granted in their sole discretion), apply such mandatory prepayment towards the satisfaction of obligations under the Bridge Loan Agreement and (iv) with respect to any Asset Disposition or Recovery Event, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to such Reinvestment Event shall be applied as set forth in the following sentence. Any such prepayment shall be applied first, to pay the principal, interest and fees in respect of the Protective Advances and Overadvances, and, second, to pay the principal, interest and fees in respect of the Loans (other than Protective Advances and Overadvances) without a concomitant reduction in the Aggregate Revolving Loan Commitment. On or prior to the date of any such Equity Offering, Debt Offering, Asset Disposition or Recovery Event, the Borrower will provide to the Agent the calculations used by the Borrower in determining the amount of any such prepayment under this Section 2.4(b). Notwithstanding any of the other provisions of this Section 2.4(b), if any prepayment of LIBOR Loans is required to be made under this Section 2.4(b) , other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made hereunder into the Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account to prepay LIBOR Loans on the last day of the respective Interest Periods therefor (or, at the direction of the Borrower, on any earlier date) until all outstanding LIBOR Loans have been prepaid or until all cash on deposit in the Prepayment Account with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.4(b). The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the LIBOR Loans to be prepaid, provided that the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay LIBOR Loans on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Agent shall apply amounts on deposit in the Prepayment Account to ratably prepay LIBOR Loans. The Borrower hereby grants to the Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations.

            (c) If any prepayment is made in respect to any LIBOR Loan, in whole or in part, prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify the Lenders in accordance with Section 2.14.

            (d) Each prepayment pursuant to this Section 2.4 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.14.

            (e) For the avoidance of doubt, no mandatory prepayment shall be required under this Section 2.4 from proceeds received by Quiksilver or any of its Subsidiaries from the Escrow Account.

            SECTION 2.5. Conversion and Continuation Options.

            (a) The Borrower may elect from time to time to convert LIBOR Loans (other than Alternate Currency Loans) to ABR Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans (other than Swing Line Loans, Protective Advances and Overadvances) to LIBOR Loans by giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and ABR Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.6 shall not have been contravened, (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Loan Commitment Expiration Date, (iii) the Borrower shall not have the right to elect to convert to a LIBOR Loan if a Default shall have occurred and be continuing, (iv) subject to Section 2.9, no Alternate Currency Loan may be converted to an ABR Loan and (v) no Protective Advance or Overadvance may be converted to a LIBOR Loan.

            (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan; provided, however, that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.6 would be contravened, (ii) after the date that is one month prior to the Loan Commitment Expiration Date or (iii) if a Default shall have occurred and be continuing; and further, provided, however, that, if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such LIBOR Loan shall be automatically converted to an ABR Loan on the last day of such then expiring Interest Period.

            SECTION 2.6. Minimum Amounts of Tranches. All borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Tranche shall be equal to US$1,000,000 or a whole multiple of US$100,000 in excess thereof (or an amount in the applicable Alternate Currency having a US Dollar Equivalent of approximately US$1,000,000 or an integral multiple of US$100,000 in excess thereof in the case of a borrowing of a LIBOR Loan denominated in an Alternate Currency) and, in any case, there shall not be more than 8 Tranches. All ABR Loans shall be in an aggregate amount of at least US$500,000.

            SECTION 2.7. Interest Rates and Payment Dates.

            (a) Each Loan (other than an Alternate Currency Loan) maintained as a LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin.

            (b) Each Loan maintained as an ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (c) Each Alternate Currency Loan shall bear interest (which interest shall be for the account of the Alternate Currency Fronting Lender) for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such day; provided, that such amount shall be payable in US Dollars (based on the US Dollar Equivalent of the amount of interest payable pursuant to this Section calculated by the Agent).

            (d) Each Protective Advance and each Overadvance shall bear interest (which interest shall be for the account of the Agent) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%.

            (e) If any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest at a rate per annum which is the sum of the rate otherwise applicable pursuant to Section 2.7(a), (b) or
(c) plus 2% per annum, from the date of the occurrence of such Event of Default until such Event of Default is no longer continuing (after as well as before judgment).

            (f) Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to paragraph (e) of this Section shall be payable on demand.

            SECTION 2.8. Computation of Interest and Fees.

            (a) Interest on Loans, unused-commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed, provided, however, that interest on ABR Loans and obligations denominated in Pounds Sterling shall be calculated on the basis of a 365- (or 366-, as the case may be) day year. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

            SECTION 2.9. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

            (b) the Agent shall have received notice from the Majority Lenders that the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

            (c) the Agent or the Alternate Currency Fronting Lender determines (which determination shall be conclusive and binding upon the Borrower absent manifest error) that deposits in the applicable currency are not generally available, or cannot be obtained by the Alternate Currency Fronting Lender, in the applicable market (any Alternate Currency affected by the circumstances described in clause (a), (b) or (c) is referred to as an "Affected Alternate Currency"), the Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given
(y) pursuant to clause (a) or (b) of this Section 2.9 in respect of LIBOR Loans denominated in US Dollars, then (i) any LIBOR Loans denominated in US Dollars requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans denominated in US Dollars shall be continued as ABR Loans and (iii) any outstanding LIBOR Loans denominated in US Dollars shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (z) in respect of any Alternate Currency Loans, then (i) any Alternate Currency Loans in an Affected Alternate Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Alternate Currency Loans in an Affected Alternate Currency shall be due and payable on the first day of such Interest Period. Until such relevant notice has been withdrawn by the Agent, no further Alternate Currency Loans denominated in an Affected Alternate Currency shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to LIBOR Loans denominated in Dollars.

            SECTION 2.10. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, and any reduction of the Aggregate Revolving Loan Commitment, shall be made pro rata according to the respective Revolving Loan Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans (other than (x) Alternate Currency Loans, which shall be payable to the Alternate Currency Fronting Lender, (y) Swing Line Loans, which shall be payable to the Swing Line Lender and (z) Protective Advances and Overadvances, which shall be payable to the Agent) shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. Subject to Section 2.10(b), all payments (including prepayments) to be made by the Borrower hereunder and under the other Loan Documents, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 11:00 a.m., New York City time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in Section 9.2, in US Dollars (or, if applicable, in the relevant Alternate Currency) and in immediately available funds. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Borrower, and all proceeds of any Collateral received by the Agent, shall be applied pursuant to Section 7.03(b) of the Security Agreement or Section 11.06 of the Security Agreement, as applicable. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

      (b) All payments (including prepayments) to be made by the Borrower hereunder in respect of Alternate Currency Loans, on account of principal and interest thereon, shall be made without set off or counterclaim and shall be made prior to 11:00 a.m., London time, on the due date thereof to the Alternate Currency Fronting Lender, at the Alternate Currency Fronting Lender's office specified in Section 9.2, in the currency in which such Alternate Currency Loans are denominated and in immediately available funds. If any payment of principal or interest of an Alternate Currency Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

            SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) (A) the adoption of any law, rule or regulation after the date of this Agreement, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (C) compliance by the Alternate Currency Fronting Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for the Alternate Currency Fronting Lender to make or maintain any Alternate Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Alternate Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.11) or currency exchange rates which would make it unfeasible for the Alternate Currency Fronting Lender to make or maintain Alternate Currency Loans denominated in the relevant currency to, or for the account of, the Borrower, then, by written notice to the Borrower and to the Agent:

            (a) the Alternate Currency Fronting Lender may declare that Alternate Currency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by the Alternate Currency Fronting Lender hereunder (or be continued for additional Interest Periods), whereupon any request for a Alternate Currency Loan (in the affected currency or currencies) or to continue a Alternate Currency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender or Lenders only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

            (b) the Alternate Currency Fronting Lender may require that all outstanding Alternate Currency Loans (in the affected currency or currencies) be repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

For purposes of Section 2.11, a notice to the Borrower by the Alternate Currency Fronting Lender shall be effective as to each Alternate Currency Loan made by the Alternate Currency Fronting Lender, if lawful, on the last day of the Interest Period currently applicable to such Alternate Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Borrower.

            SECTION 2.12. Increased Costs.

            (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                  (i) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBO Rate hereunder; or

                  (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to any Issuing Bank of issuing or maintaining any Letter of Credit by an amount which such Issuing Bank reasonably deems to be material, or to such Lender or Applicable Lending Office by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit or an Alternate Currency Loan, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall immediately pay to the Agent, for the account of such Issuing Bank, such Lender or such Applicable Lending Office, as applicable, at the request of such Issuing Bank or such Lender, as applicable, any additional amounts necessary to compensate such Issuing Bank or such Lender, as applicable, for such increased cost or reduced amount receivable. If any Issuing Bank, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Issuing Bank, such Lender or such Applicable Lending Office, through the Agent, to the Borrower shall be prima facie evidence of the accuracy of the information so recorded. This covenant shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment in full of the Loans and all other amounts payable hereunder.

            (b) If, after the Closing Date, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) reasonably determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be prima facie evidence of such amounts. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment in full of the Loans and all other amounts payable hereunder.

            SECTION 2.13. Taxes.

            (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes or Other Taxes are required to be withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents The Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate setting forth the amount of such Taxes or Other Taxes, the calculation of such Taxes or Other Taxes and an explanation of the requirement therefor, all in reasonable detail, and such certificate shall be conclusive, absent manifest error. Whenever any Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Each Lender that is not a "U.S. Person" as defined in section 7701(a)(30) of the Code (each, a "Non-US Lender") agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (as applicable to it) or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit M and a Form W-8BEN. Each such Non-US Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-8BEN or W-8ECI (as applicable to it), or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event beyond the control of such Non-US Lender (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-US Lender from duly completing and delivering any such form with respect to it, and such Non-US Lender so advised the Borrower and the Agent. Each such Non-US Lender shall certify, pursuant to such Forms, that it is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes.

            SECTION 2.14. Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from LIBOR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            SECTION 2.15. Unused-Commitment Fees. The Borrower agrees to pay to the Lenders the unused-commitment fee to be shared pro rata among the Lenders with respect to the Loan Commitments for the period from and including the Closing Date to but excluding the Loan Commitment Expiration Date, based on the daily aggregate Available Loan Commitments from time to time in effect and computed at the Commitment Fee Rate. Such fee shall be payable quarterly in arrears on each Fee Payment Date, commencing on the first Fee Payment Date to occur after the Closing Date.

            SECTION 2.16. Mitigation of Costs. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.9, 2.11, 2.12 or 2.13, such Lender shall take such action.

            SECTION 2.17. Determination of US Dollar Equivalent. (a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to any Alternate Currency Loan or Alternate Currency Letter of Credit, the Agent shall determine the US Dollar Equivalent as of such Calculation Date with respect to such Alternate Currency Loan or Alternate Letter of Credit. The US Dollar Equivalent so determined shall become effective on the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, except as otherwise provided, and shall for all purposes of this Agreement be the US Dollar Equivalent employed in converting any amounts between US Dollars and Alternate Currencies.

            (b)No later than 5:00 P.M., New York City time, on each Reset Date, the Agent shall determine the aggregate amount of the US Dollar Equivalent of the principal amounts of the Alternate Currency Loans then outstanding (after giving effect to any Alternate Currency Loans to be made or repaid on such date) and the aggregate amount of the Letter of Credit Exposure in respect of Alternate Currency Letters of Credit.

            (c)The Agent shall promptly notify the Borrower of each determination pursuant to this Section 2.17.

            SECTION 2.18. Funding Account. The Borrower shall deliver to the Agent and the Alternate Currency Fronting Lender, on the Closing Date, a notice setting forth the deposit account of the Borrower (the "Funding Account") to which the Agent (and, with respect to Alternate Currency Loans, the Alternate Currency Fronting Lender) is authorized by the Borrower to transfer the proceeds of any Loans requested pursuant to this Agreement. The Borrower may designate a replacement Funding Account from time to time by written notice to the Agent. Any designation by the Borrower of the Funding Account must be reasonably acceptable to the Agent.

            SECTION 2.19. Protective Advances and Overadvances. (a) Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion (but shall have absolutely no obligation to), to make Revolving Loans to the Borrower, on behalf of all Lenders, in an aggregate amount outstanding at any time not to exceed 10% of the Aggregate Revolving Loan Commitment, which the Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.5 (any of such Revolving Loans are herein referred to as "Protective Advances"); provided that, no Protective Advance shall cause the Aggregate Credit Exposure to exceed the Aggregate Revolving Loan Commitment. Protective Advances may be made even if the conditions precedent set forth in
Section 4.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Loans, shall bear interest at the rate set forth in Section 2.7(d) and shall be payable on the earlier of demand or the Revolving Loan Commitment Expiration Date. The Majority Lenders may at any time revoke the Agent's authorization to make Protective Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.2 have been satisfied, the Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Agent may require the Lenders to fund their risk participations described in Section 2.19(c).

            (b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower, the Agent may in its sole discretion (but shall have absolutely no obligation to), make Revolving Loans to the Borrower, on behalf of the Lenders, in amounts that exceed Availability (any such excess Advances are herein referred to collectively as "Overadvances"); provided, that,
(i) no such event or occurrence shall cause or constitute a waiver of the Agent's, the Alternate Currency Fronting Lender's or the Lenders' right to refuse to make any further Overadvances or other Loans or issue Letters of Credit, as the case may be, at any time that an Overadvance exists, and (ii) no Overadvance shall result in a Default or an Event of Default due to Borrower's failure to comply with Sections 2.1.A, 2.1.B, 2.1.C or 2.2 for so long as the Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if a Default or an Event of Default exists, but may not be made if the conditions precedent set forth in Section 4.2 have not been satisfied (other than the conditions set forth in Section 4.2(a)(ii) (solely to the extent such lack of Availability is caused by Borrowing Base noncompliance) and 4.2(c)). All Overadvances shall be ABR Loans, shall bear interest at the rate set forth in
Section 2.7(d) and shall be payable on the earlier of demand or the Revolving Loan Commitment Expiration Date. The authority of the Agent to make Overadvances is limited to: (x) an aggregate amount not to exceed US$10,000,000 at any time,
(y) Overadvances (whether borrowed on the same date or on different dates) may not be outstanding hereunder for a period of more than thirty days and (z) no Overadvance shall cause any Lender's Credit Exposure to exceed its Revolving Loan Commitment or the Aggregate Credit Exposure to exceed the Aggregate Revolving Loan Commitment; provided that, the Majority Lenders may at any time revoke the Agent's authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

            (c) Upon the making of a Protective Advance or an Overadvance by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to such Protective Advance or Overadvance), the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance or Overadvance in proportion to its Revolving Loan Commitment Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender's Revolving Loan Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance or Overadvance

            SECTION 2.20. Replacement of Lenders Under Certain Circumstances. The Borrower shall be permitted to replace with a financial institution any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.12 or 2.13 or gives a notice of illegality pursuant to Section 2.11, (b) defaults in its obligation to make Loans hereunder, or (c) that has refused to consent to any waiver or amendment with respect to any Loan Document that has been consented to by the Super-Majority Lenders, provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13 or to eliminate such illegality pursuant to Section 2.11, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.14 (as though Section 2.14 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution shall be reasonably satisfactory to the Agent, the Alternate Currency Fronting Lender and each Issuing Bank (such consent not to be unreasonably withheld), (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
9.6 (provided, that the Borrower shall be obligated to pay (or cause to be paid) the registration and processing fee referred to therein), (viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12 or 2.13, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agent or any other Lender shall have against the replaced Lender and (x) such replacement Lender shall, with respect to clause (c) above, agree to consent to such amendment or waiver.

            SECTION 2.21. Settlement. Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Revolving Loan Commitment Percentage of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Protective Advances and the Overadvances shall take place on a periodic basis as follows. The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, by notifying the Lenders of such requested Settlement by telecopy, telephone, or e-mail no later than 1:00 p.m. (New York city time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Agent, in the case of the Protective Advances and Overadvances) shall transfer the amount of such Lender's Revolving Loan Commitment Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
Section 4.2 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Loan and, together with the Agent's Revolving Loan Commitment Percentage of such Protective Advance or Overadvance, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Agent. If such amount is not made available to the Agent by such Lender within three Business Days of such due date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand.

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

      To induce the Lenders and the Agent to enter into this Agreement, to induce the Alternate Currency Fronting Lender to make the Alternate Currency Loans, induce the Lenders to make the Revolving Loans and participate in the Letters of Credit and the Alternate Currency Loans, to induce the

Agent to make Protective Advances and Overadvances and to induce the Issuing Banks to issue the Letters of Credit, Quiksilver and the Borrower hereby severally represent and warrant to the Agent and each Lender that:

            SECTION 3.1. Organization and Good Standing. Quiksilver and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly qualified to conduct business in, and is currently in good standing in, every jurisdiction where such qualification is required. Each jurisdiction in which Quiksilver and each Subsidiary is organized or is qualified to conduct business is listed on Schedule 3.1. In addition, Schedule
3.1 separately sets forth, for each Loan Party, the type of entity, the organizational number issued to it by its state of organization and its federal employer identification number.

            SECTION 3.2. Power and Authority. The Borrower has all requisite power and authority under applicable Requirements of Law to borrow hereunder. Quiksilver and each other Loan Party has all requisite power and authority under applicable Requirements of Law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. All actions, waivers and consents (corporate, regulatory and otherwise) necessary for each Loan Party to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

            SECTION 3.3. Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which any Loan Party is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

            SECTION 3.4. No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any material agreement or instrument by which Quiksilver or any Subsidiary or any of their respective properties may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any properties of Quiksilver or any Subsidiary, whether such properties are now owned or hereafter acquired. To the knowledge of Quiksilver and the Borrower, the Target is not, nor will it be upon the consummation of the Transaction, in default under or with respect to any agreements evidencing Indebtedness of the Target.

            SECTION 3.5. Title to Assets; Existing Encumbrances. Each of Quiksilver and its Subsidiaries has good and marketable title to all Properties purported to be owned thereby, free and clear of any Liens, except (i) the Liens granted to the Agent for the benefit of the Lenders under the Loan Documents,
(ii) the other Liens against the assets of Quiksilver and each Subsidiary set forth on Schedule 3.5A and (iii) Permitted Liens. The property and assets of Quiksilver and its Subsidiaries are in good order and repair (ordinary wear and tear excepted) and are fully covered by the insurance required under the Loan Documents. Neither Quiksilver nor any Material Domestic Subsidiary or Additional Domestic Guarantor has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5B.

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                                                                              54

            SECTION 3.6. Taxes and Assessments. Except as otherwise identified on Schedule 3.6, each of Quiksilver and its Subsidiaries has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. Except as otherwise identified on Schedule 3.6, neither Quiksilver nor the Borrower has knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon Quiksilver or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for (a) those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There are no taxes imposed on Quiksilver or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Loan Parties, the Agent, or the Lenders of this Agreement or any other Loan Document to which the Loan Parties are party, or on any payment to be made by the Loan Parties pursuant hereto or thereto.

            SECTION 3.7. Litigation and Legal Proceedings. Except as disclosed on Schedule 3.7, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of Quiksilver's knowledge, threatened (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) against Quiksilver or any Subsidiary that, if adversely resolved, could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.8. Bank Accounts. As of the Closing Date, Schedule 3.8 contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

            SECTION 3.9. Accuracy of Financial Information. (a) All financial information (other than the Projected Pro Forma Balance Sheet and the Monthly Reports) previously furnished to the Agent and the Lenders that was prepared by or on behalf of the Borrower concerning the financial condition and operations of Quiksilver and its Subsidiaries, including the audited consolidated financial statements of Quiksilver as of October 31, 2002, October 31, 2003 and October 31, 2004, for the applicable fiscal year then ended and the unaudited consolidated financial statements of Quiksilver as of January 31, 2003, January 31, 2004 and January 31, 2005 for the applicable 3-month fiscal period then ended, (A) has been prepared in accordance with GAAP consistently applied (provided that the unaudited financial statements are subject to normal year-end audit adjustments and do not include all of the footnotes required under GAAP for annual financial statements), (B) is true, accurate and complete in all material respects, (C) fairly presents the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) discloses all material liabilities (contingent and otherwise) of Quiksilver and its Subsidiaries. The Monthly Reports have been prepared based on the books and records of Quiksilver and its Subsidiaries for use by senior and financial management of Quiksilver and its Subsidiaries and present fairly in all material respects the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby. The Projected Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and, to the knowledge of the Borrower, presents fairly in all material respects on a pro forma basis the estimated financial position of Quiksilver and its consolidated Subsidiaries as at October 31, 2004 (with respect to Quiksilver and its Subsidiaries (other than the Target and its Subsidiaries)) and as at September 30, 2004 (with respect to the Target and its Subsidiaries), assuming that the Transaction had been consummated on such date.

            (b) Since October 31, 2004 there has been no event or condition resulting in a Material Adverse Effect.

            SECTION 3.10. Accuracy of Other Information. All information contained in any material application, schedule, report, certificate, or any other document (including any Customer List) given to the Agent or any Lender by Quiksilver, the Borrower or any other Person on behalf of the Borrower in connection with the Loan Documents is (or, in the case of information concerning the Target or any of its Subsidiaries, is, to the best knowledge of Quiksilver and the Borrower) in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent or any Lender by the Quiksilver, the Borrower or any other Person on behalf of the Borrower have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            SECTION 3.11. Compliance with Laws Generally. Each of Quiksilver and its Subsidiaries is in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

            SECTION 3.12. ERISA (a)Compliance. Each of Quiksilver, each Subsidiary and each Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code, and all rules, regulations and orders implementing ERISA and the Code.

            (b) Neither Quiksilver nor any Subsidiary or any ERISA Affiliate thereof, maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which Quiksilver, such Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

            (c) Neither Quiksilver nor any Subsidiary or any ERISA Affiliate thereof sponsors, maintains or contributes to any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived.

            (d) The liability for accrued benefits under each Plan that will be sponsored, maintained or contributed to by Quiksilver, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such Plan.

            (e) The aggregate liability of Quiksilver, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any Plan to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

            (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent annual report) of Quiksilver, any Subsidiary or any ERISA Affiliate thereof under any Plan, program or arrangement providing post-retirement, life or health benefits.

            (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any Plan with which Quiksilver or any Subsidiary is associated.

            (h) To the extent that Quiksilver or any Subsidiary is subject to the pension law of any jurisdiction other than the United States, each of the representations contained in Sections 3.13(a) through (g) would be true and correct if (i) a reference to the corresponding provisions of such foreign

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                                                                              56

pension law were substituted for any reference to "ERISA" and the "Code" therein or in the definition of any defined term used therein; (ii) any reference to an "ERISA Affiliate" were deemed to be a reference to any person or entity with respect to which Quiksilver or any Subsidiary would have secondary or joint and several liability under such foreign pension law; and (iii) to the extent the foreign jurisdiction has a pension benefit insurance agency comparable to the PBGC, a reference to such agency were substituted for each reference to the PBGC therein.

            SECTION 3.13. Environmental Compliance. (a).Each of Quiksilver and each Subsidiary has received all permits and made all filings and notifications necessary under and is otherwise in compliance in all material respects with all applicable Environmental Laws.

            (b) Neither Quiksilver nor any Subsidiary has given any written or oral notice to any Governmental Authority with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of any Materials of Environmental Concern either (i) on properties now or formerly owned, operated or leased by Quiksilver or any Subsidiary or (ii) otherwise in connection with the conduct of its business and operations, and there is no basis for giving any such notice.

            (c) Neither Quiksilver nor any Subsidiary has received any written request for information, or been notified that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of any Materials of Environmental Concern or with respect to any Environmental Laws, and there is no basis for any such request or notice.

            (d) No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Quiksilver or the Borrower, threatened, under or relating to any Environmental Laws to which Quiksilver or any Subsidiary is named as a party, nor are there any consent decrees or ether decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to Quiksilver, the Borrower, any Subsidiary or the Properties.

            (e) To the knowledge of Quiksilver and the Borrower, except as set forth in Schedule 3.13, neither Quicksilver nor any Subsidiary has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern that could reasonably be expected to result in a material liability to any of them.

            SECTION 3.14. Federal Regulations. No Letter of Credit and no part of the proceeds of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

            SECTION 3.15. Fees and Commissions. Except as required by Section
2.15 or the letter referred to in Section 4.1(f), neither Quiksilver nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby, and Quiksilver does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or such transactions.

            SECTION 3.16. Solvency. Immediately prior to, upon and immediately following the execution of this Agreement, the funding of the Loans and the issuance of any Letters of Credit to be funded or issued on the Closing Date, the funding of the loans under the Bridge Loan Agreement and the

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                                                                              57

consummation of the Initial Transactions, Quiksilver, both individually and together with its Subsidiaries, was, is and will be Solvent.

            SECTION 3.17. Investment Company Act. Neither Quiksilver nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.18. Nature of Business. Neither Quiksilver nor any Subsidiary is engaged in any business other than the ownership and operation of retail apparel stores, the design, sourcing , manufacture and distribution of consumer products and services, primarily apparel and accessories, and the marketing, advertising and promotion of those products and services, and the lifestyle associated with such products and services.

            SECTION 3.19. Ranking of Loans. This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other senior Indebtedness of the Borrower.

            SECTION 3.20. Intellectual Property. Each of Quiksilver and its Subsidiaries owns, or is licensed to use, all Intellectual Property Rights necessary for the conduct of its business as currently conducted in all material respects. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Rights of Quiksilver or any of its Subsidiaries or the validity or effectiveness of any such Intellectual Property Rights, nor does Quiksilver or the Borrower know of any valid basis for any such claim. To the knowledge of Quiksilver and the Borrower, the use of Intellectual Property Rights by Quiksilver and each of its Subsidiaries does not infringe on the rights of any Person in any material respect.

            SECTION 3.21. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.

            SECTION 3.22. Insurance. Schedule 3.22 lists in all material respects all insurance policies of any nature maintained, as of the Closing Date, by Quiksilver and each Subsidiary, as well as a summary of the terms of each such policy.

            SECTION 3.23. Representations and Warranties Contained in the Purchase Agreement Documentation and the Bridge Loan Agreement Documentation. Each of the Purchase Agreement Documentation and the Bridge Loan Agreement Documentation (in each case, to the extent executed and delivered on or before the Closing Date) have been duly executed and delivered by Quiksilver, the Borrower and each Subsidiary party thereto and, to the best knowledge of Quiksilver and the Borrower, have been duly executed and are in full effect. The representations and warranties of Quiksilver and the Borrower, and the representations and warranties of the Subsidiaries party thereto, are accurate and correct in all material respects with respect to each of the Purchase Agreement Documentation and the Bridge Loan Agreement Documentation.

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                                                                              58

                       ARTICLE IV CONDITIONS TO BORROWING

            SECTION 4.1. Conditions to Closing. This Agreement shall become effective on the Closing Date when, on or before the Closing Date, the following conditions precedent have been satisfied, in form and substance satisfactory to the Agent:

            (a) Credit Agreement. The Agent shall have received this Agreement, duly executed and delivered by all parties.

            (b) Other Loan Documents. The Agent shall have received (i) the Notes (to the extent requested by the relevant Lender), (ii) the Security Agreement, executed and delivered by each Loan Party, (iii) the Guarantee, executed and delivered by each Guarantor party thereto, (iv) the Intercreditor Agreement, executed and delivered by each party thereto and (v) all other agreements or instruments required to create or perfect a security interest in the Collateral, in each case executed and delivered by officers of the Borrower and the Guarantors, as applicable.

            (c) Bridge Loan Agreement Documentation. Quiksilver shall have received at least the US Dollar Equivalent of US$135,000,000 in gross cash proceeds from the initial advance under the Bridge Loan Agreement. The Lenders shall have received certified copies of the Bridge Loan Agreement Documentation (and any amendments, waivers or other modifications thereto), and such documentation shall be in form and substance reasonably satisfactory to the Lenders.

            (d) Purchase Agreement and Tender Offer Documentation. The Lenders shall have received: (i) certified copies of the Purchase Agreement Documentation (and any amendments, waivers or other modifications thereto) and
(ii) the most recent drafts of the Tender Offer Documentation, and such documentation shall be, in each case, in form and substance reasonably satisfactory to the Lenders

            (e) Termination of Existing Credit Agreement. The Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been, or shall concurrently be, terminated and all amounts thereunder shall have been paid in full (other than the obligations that expressly survive the termination thereof, including obligations in relation to letters of credit issued by Union Bank of California, N.A. in the aggregate face amount of approximately $47,750,050) and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

            (f) Fees and Costs. The Lenders and the Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans (or loans under the Senior Bridge Facility) made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Agent on or before the Closing Date.

            (g) Approvals. All governmental and third party approvals necessary in connection with the Initial Transactions, the continuing operations of Quiksilver and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Initial Transactions or the financing contemplated hereby.

            (h) Financial Statements; Projected Pro Forma Balance Sheet. The Lenders shall have received (i) audited financial statements of Quiksilver and the Target, in each case for the three most

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                                                                              59

recent fiscal years, (ii) unaudited interim consolidated financial statements of Quiksilver for each quarterly period ended after the latest fiscal year referred to in clause (i) above and such unaudited consolidated financial statements for the same period of the prior fiscal year, (iii) unaudited interim consolidated financial statements of the Target for each semi-annual period ended after the latest fiscal year referred to in clause (i) above and such unaudited consolidated financial statements for the same period of the prior fiscal year,
(iv) to the extent available to management, monthly financial data generated by Quiksilver's internal accounting systems for use by senior and financial management or any monthly financial data of the Target available to Quiksilver (collectively, the "Monthly Reports") for each month ended after the latest fiscal period referred to in clause (ii) or (iii) above, as applicable and (v) the Projected Pro Forma Balance Sheet. The foregoing financial statements and Monthly Reports shall not reflect any material adverse change in the consolidated financial condition of Quiksilver and its subsidiaries or the Target and its subsidiaries from what was reflected in the financial statements previously furnished to the Lenders.

            (i) Projections. The Lenders shall have received satisfactory projections through 2010, which shall include monthly projections for the 2005 fiscal year.

            (j) Lien Searches. The Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Permitted Liens or Liens discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Agent.

            (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

            (l) Pledged Stock; Stock Powers; Pledged Notes. The Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly Responsible Officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (m) Solvency Certificate. The Agent shall have received a satisfactory solvency certificate from the Chief Financial Officer of Quiksilver, prepared to give effect to the Initial Transactions and the other transactions contemplated thereby.

            (n) Legal Opinions. The Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Hewitt & O'Neil LLP, counsel to
            Quiksilver and its Subsidiaries, substantially in the form of Exhibit L-1;

                  (ii) the legal opinion of De Pardeiu, Broacas, Maffei, special
            French counsel to the Agent, substantially in the form of Exhibit
            L-2;

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                                                                              60

                  (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Purchase Agreement, accompanied by a reliance letter in favor of the Lenders; and

                  (iv) the legal opinion of local counsel in Luxembourg and of such other special and local counsel as may be required by the Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

            (o) Asset Appraisals. The Loan Parties shall have delivered asset appraisals (covering inventory), reasonably satisfactory to the Agent, prepared by an independent firm engaged directly by the Agent.

            (p) Field Examination. The Agent or its designee shall have conducted a satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the Loan Parties and of the related data processing and other systems.

            (q) Borrowing Base Certificate. The Borrower shall have delivered a Borrowing Base Certificate which calculates the Borrowing Base, as of a date no more than five days prior to the Closing Date, with customary supporting documentation and supplemental reporting in form and substance reasonably satisfactory to the Agent.

            (r) Availability. As of the Closing Date, there shall be minimum Availability of US$35,000,000.

            (s) Secretary's Certificates. The Agent shall have received certificates dated as of the Closing Date of the Secretary or an Assistant Secretary of each Loan Party, in each case attaching (i) a copy of the resolutions of the Board of Directors of such Loan Party, authorizing (A) the execution, delivery and performance of the Loan Documents to which such Loan Party is or will be a party and (B) in the case of the Borrower, the borrowings contemplated hereunder, (ii) copies of the Organic Documents of such Loan Party and (iii) a certificate, dated a recent date, of the Secretary of State of the state of formation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Loan Party in such state.

            (t) No Default / Representations. No Default shall have occurred and be continuing on the Closing Date or would occur after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on the Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit C, dated as of the Closing Date and executed by a Responsible Officer of the Borrower.

            (u) Regulatory Matters. All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be reasonably satisfactory to the Agent and the Lenders.

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                                                                              61

            (v) Subsidiary Certificate. The Borrower shall have delivered to the Agent a closing certificate, which shall set forth (a) a correct and complete list of the name and relationship to Quiksilver of each and all of Quiksilver's Material Domestic Subsidiaries and Material Foreign Subsidiaries and of each Additional Domestic Guarantor, (b) the location of the chief executive office of Quiksilver, each Material Domestic Subsidiary and each Additional Domestic Guarantor and each other location where any of them have maintained their chief executive office in the past five years, (c) a true and complete listing of each class of each of Quiksilver's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on such closing certificate, and (d) the type of entity of Quiksilver, each of its Material Domestic Subsidiaries and each of the Additional Domestic Guarantors. With respect to each Loan Party, such closing certificate shall also set forth the employer or taxpayer identification number of each Loan Party and the organizational identification number issued by each Loan Party's jurisdiction of organization or a statement that no such number has been issued.

            (w) Customer List. The Borrower shall have delivered to the Agent a true and complete Customer List.

            (x) Insurance. The Agent shall have received evidence satisfactory to it of insurance required to be maintained by Quiksilver and its Subsidiaries.

            (y) Amendment to Leasehold Improvement Loan documentation. The Borrower shall have entered into an amendment to the Leasehold Improvement Loan documentation in form and substance reasonably satisfactory to the Agent.

            SECTION 4.2. Conditions to Each Loan or Letter of Credit. Subject to
Section 2.19, the agreement of each Lender to make each Loan, the agreement of each Issuing Bank to issue each Letter of Credit and the agreement of the Alternate Currency Fronting Lender to make each Alternate Currency Loan, requested to be made or issued by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance of such Letter of Credit, of the following conditions precedent:

            (a) Representations and Warranties; No Default. The following statements shall be true, and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

                  (i) The representations and warranties contained in this
            Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

                  (ii) No Default or Event of Default has occurred and is
            continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

            (b) Legality. The making of such Loan or the issuance of such Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the Borrower or any other Loan Party.

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                                                                              62

            (c) Availability. After giving effect to such Loan or the issuance of such Letter of Credit, Availability would not be less than zero.

            (d) Borrowing Notice, Letter of Credit Request. The Agent (and, with respect to Alternate Currency Loans, the Alternate Currency Fronting Lender) shall have received a Revolving Loan Borrowing Notice, an Alternate Currency Loan Borrowing Notice, a Swing Line Borrowing Notice, and/or a Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.

                        ARTICLE V AFFIRMATIVE COVENANTS

            Each of Quiksilver and the Borrower hereby agree that from and after the Closing Date, so long as any Revolving Loan Commitment remains in effect, any Loan remains outstanding and unpaid, any other amount is owing to any Lender or the Agent hereunder or any Letter of Credit remains outstanding:

            SECTION 5.1. Financial Statements.

            (a) Within 105 days (or, if earlier, the date on which such financial statements are filed by Quiksilver with the Securities and Exchange Commission) after the end of each fiscal year, the Borrower shall deliver to the Lenders a complete set of audited annual consolidated financial statements of Quiksilver, and unaudited consolidating financial statements with respect to Quiksilver, each Domestic Subsidiary (to the extent included in Quiksilver's consolidating financial statements immediately before the date hereof), each Material Domestic Subsidiary and each Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules) and a capital expenditure schedule for such fiscal year segmented by domestic and foreign operations; provided, that in the event that the Borrower is unable to deliver unaudited consolidating financial statements with respect to one or more Material Foreign Subsidiaries, it shall provide such other financial statements with respect thereto in form and substance reasonably satisfactory to the Agent. Such financial statements (i) must be prepared in accordance with GAAP consistently applied and (ii) must be certified without qualification or exception by the Accountants. Together with the audited financial statements, the Agent must also receive (A) a copy of the opinion of the Accountants (without a "going concern" or like qualification or exception, and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly the financial condition and results of operations of Quiksilver and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (B) a certificate executed by the Chief Financial Officer of Quiksilver certifying that the financial statements fairly present the financial condition of Quiksilver and its Subsidiaries as of the date thereof and for the period covered thereby and that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate, and (C) a Compliance Certificate.

            (b) Within 60 days (or, if earlier, the date on which such financial statements are filed by Quiksilver with the Securities and Exchange Commission) after the end of each of Quiksilver's first three fiscal quarters, the Borrower shall deliver to the Lenders the unaudited quarterly consolidated financial statements of Quiksilver and unaudited consolidating financial statements with respect to Quiksilver, each Domestic Subsidiary (to the extent included in Quiksilver's consolidating financial statements immediately before the date hereof), each Material Domestic Subsidiary and each Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules); provided, that in the event that the Borrower is unable to deliver unaudited consolidating financial statements with respect to one or more Material Foreign Subsidiaries, it shall provide such other financial statements with respect thereto in form and substance reasonably satisfactory to the Agent. Such financial statements shall be prepared in accordance with GAAP consistently applied (it being understood that such financial statements are subject to normal year-end audit adjustments and do not include all of the footnotes required under GAAP for annual financial statements). Together with the quarterly financial statements, the Lenders must also receive (i) a certificate executed by the Chief Financial Officer of Quiksilver (A) stating that the financial statements fairly present the financial condition of Quiksilver and its Subsidiaries as of the date thereof and for the period covered thereby and (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (ii) a Compliance Certificate.

            (c) Within 105 days after the end of each fiscal year, the Borrower shall deliver to the Lenders its projections with respect to the financial performance of Quiksilver and its Subsidiaries for the fiscal year commencing on the immediately preceding November 1. Such projections shall include quarterly cash-flow forecasts, quarterly consolidating balance sheets, quarterly consolidating income statements and shall set forth in reasonable detail all material assumptions made in connection with such projections and shall otherwise be in form and scope reasonably satisfactory to the Agent; provided, that in the event that the Borrower is unable to deliver quarterly consolidating balance sheets with respect to any Foreign Subsidiaries, it shall be permitted to deliver consolidated balance sheets with respect thereto.

            SECTION 5.2. Certificates; Other Information. The Borrower shall furnish to the Agent, for distribution to the Lenders:

            (a) within 10 days after the same are filed, copies of all financial statements and reports which Quiksilver or any Subsidiary may make to, or file with, the Securities and Exchange Commission, the AMF or any successor Governmental Authority;

            (b) promptly but, in any event, within 10 days after receipt thereof, copies of all financial reports (including management letters), if any, submitted to Quiksilver or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

            (c) (A) as soon as possible and in any event within 30 days after Quiksilver knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of Quiksilver describing such Termination Event and the action, if any, which Quiksilver proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by Quiksilver or any ERISA Affiliate of Quiksilver from the PBGC, copies of each notice received by Quiksilver or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of Quiksilver or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of US$500,000, (D) promptly and in any event within ten days after receipt thereof by Quiksilver or any ERISA Affiliate of Quiksilver from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by Quiksilver or such ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) the information that would be required under clauses (A) through (D) if the corresponding provisions of the pension law of any foreign jurisdiction under which Quiksilver or any Subsidiary may have liability were substituted for each reference to ERISA and the Code therein and in the definition of any defined term used therein;

            (d) promptly after the commencement thereof, but in any event not later than 10 days after service of process with respect thereto on, or the obtaining of knowledge by, Quiksilver or any

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                                                                              64

Subsidiary, notice of (i) each material action, suit or proceeding before any Governmental Authority and (ii) any material claim under any Environmental Law;

            (e) as soon as available but in any event within 15 days of the end of each calendar month, and at such other times as may be requested by the Agent, as of the month then ended, a Borrowing Base Certificate and supporting information in connection therewith;

            (f) as soon as available but in any event within 15 days of the end of each calendar month (or, in the case of clauses (iv) and (v) below, each fiscal quarter) and at such other times as may be requested by the Agent, as of the month (or quarter, as the case may be) then ended:

                  (i) a detailed aging of the Loan Parties' Accounts (1)
            including all invoices aged by due date and (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

                  (ii) a schedule detailing the Loan Parties' Inventory, in form reasonably satisfactory to the Agent, including by division, by season and by class (i.e., raw materials and finished goods);

                  (iii) a worksheet of calculations prepared by the Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets reasonably detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

                  (iv) a reconciliation of the Loan Parties' Accounts and
            Inventory between the amounts shown in the Borrower's (or, to the extent applicable, the Target Loan Parties') general ledger and financial statements and the reports delivered pursuant to clauses
            (i) and (ii) above; and

                  (v) a reconciliation of the loan balance per the Borrower's
            (or, to the extent applicable, the Target Loan Parties') general ledger to the loan balance under this Agreement;

            (g) as soon as available but in any event within 15 days of the end of each calendar month and at such other times as may be requested by the Agent, as of the month then ended, a schedule of the Loan Parties' accounts payable in form and substance reasonably satisfactory to the Agent;

            (h) promptly upon the Agent's request:

                  (i) copies of invoices in connection with the invoices issued by any Loan Party in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

                  (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

                  (iii) a schedule detailing the balance of all intercompany accounts of any Loan Party;

            (i) within 25 days of each October 31, an updated Customer List;

            (j) promptly upon any Subsidiary's becoming a Material Domestic Subsidiary or a Material Foreign Subsidiary, or upon Quiksilver's direct or indirect creation or acquisition of a Material Domestic Subsidiary or a Material Foreign Subsidiary, notice of the same; and

            (k) promptly, such additional financial information as any Lender, through the Agent, may from time to time reasonably request.

Following the occurrence and during the continuation of an Availability Event, the Agent may, in its sole discretion, require more frequent reporting with respect to Sections 5.2(e), (f), (g) and (i).

            SECTION 5.3. Payment of Obligations. Quiksilver shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including all taxes, assessments, governmental charges and levies), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Quiksilver or such Subsidiaries, as the case may be.

            SECTION 5.4. Conduct of Business; Maintenance of Existence and Licenses; Contractual Obligations. Quiksilver shall, and shall cause each of its Subsidiaries to, (a) continue to engage in business of the same general type as conducted by Quiksilver and such Subsidiaries as of the date hereof, (b) preserve, renew and keep in full force and effect its corporate or other legal existence, unless the Board of Directors of any Subsidiary (other than the Borrower, any Material Domestic Subsidiary, a Material Foreign Subsidiary or an Additional Domestic Guarantor) determines that the preservation of its corporate or other legal existence is no longer desirable, and the loss thereof could not reasonably be expected to have a Material Adverse Effect, (c) maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to so maintain would not have a Material Adverse Effect, and (iv) comply with all Contractual Obligations except to the extent that failure to comply therewith would not have a Material Adverse Effect.

            SECTION 5.5. Maintenance of Property. Quiksilver shall, and shall cause each of its Subsidiaries to, do all things necessary to (i) maintain, preserve, protect and keep its Property in good repair, working order and condition (normal wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and (ii) obtain and maintain in effect at all times all material franchises, governmental authorizations, Intellectual Property Rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Closing Date.

            SECTION 5.6. Insurance. (a) Quiksilver shall, and shall cause each of its Subsidiaries to, at all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A- by A.M.
Best Company, insurance against: (i) loss or damage by fire and loss in transit;
(ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of Quiksilver or such Subsidiary. All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Agent in its Permitted Discretion. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area", Quiksilver or such
Subsidiary shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by Quiksilver or any Subsidiary within a "Special Flood Hazard Area"). The amount of all insurance required by this Section 5.6 shall at a minimum
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                                                                              66

comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by Quiksilver or the relevant Subsidiary, and copies of the policies delivered to the Agent. If Quiksilver or any of its Subsidiaries fails to obtain any insurance as required by this Section, the Agent at the direction of the Majority Lenders may obtain such insurance at the Borrower' expense. By purchasing such insurance, the Agent shall not be deemed to have waived any Default or Event of Default arising from Quiksilver's or any Subsidiary's failure to maintain such insurance or pay any premiums therefor. Quiksilver shall, and shall cause each of its Subsidiaries to, use such Property in compliance with applicable law and not to use it in any manner which might render inapplicable any insurance coverage.

            (b) All insurance policies required under Section 5.6(a) with respect to Domestic Subsidiaries and Subsidiaries maintaining their chief executive office or principal residence in, or organized under applicable law in Canada (or any province thereof) shall name the Agent (for the benefit of the Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to the Agent, which provide that:

                  (i) all proceeds thereunder with respect to any Collateral shall be payable to the Agent (to the extent such proceeds are required to be applied to prepay the Obligations in accordance with
            Section 2.4 or to the extent otherwise required pursuant to the Security Agreement);

                  (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy;
            and

                  (iii) such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Agent.

            SECTION 5.7. Inspection; Communication with Accountants. Quiksilver shall, and shall cause each of its Subsidiaries to, permit the Agent and the Lenders, by their respective employees, representatives and agents, from time to time upon two Business Days' prior notice as frequently as Agent reasonably determines to be appropriate, to (a) inspect any of the Property, the Collateral, and the books and financial records of any Loan Party, (b) examine, audit and make extracts or copies of the books of accounts and other financial records of any Loan Party, (c) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of any Loan Party and (d) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party. If a Default or an Event of Default has occurred and is continuing, Quiksilver shall, and shall cause each of its Subsidiaries to, provide such access to the Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Default has occurred and is continuing, Quiksilver shall, and shall cause each of its Subsidiaries to, provide the Agent and each Lender with access to its suppliers. Quiksilver shall, and shall cause each of its Subsidiaries to, promptly make available to the Agent and its counsel originals or copies of all books and records that the Agent may reasonably request. Quiksilver and the Borrower acknowledge that from time to time the Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Loan Parties' assets for internal use by the Agent and the Lenders from information furnished to it by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement. Upon reasonable notice and at such reasonable times during usual business hours, Quiksilver shall, and shall cause each of its Subsidiaries to, permit representatives of the Agent (on behalf of the Lenders) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Quiksilver and its Subsidiaries with its

Accountants; provided that the Agent shall give notice of any such communication to Quiksilver and allow Quiksilver the opportunity to be present during such communication.

            SECTION 5.8. Appraisals and Field Examinations. Whenever a Default or Event of Default exists, and at such other times (not more frequently than once per calendar year or, if average daily Availability for any period of thirty consecutive days during such calendar year is less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, twice per calendar year) as the Agent requests, Quiksilver shall, and shall cause each other Loan Party to, at their sole expense, permit the Agent to conduct field examinations and/or provide the Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Agent, and prepared on a basis satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders; provided, however, that the Agent and the Lenders shall at all times, at their own expense, have the right (after reasonable notice to the Loan Parties) to conduct field examinations and/or obtain appraisals or updates of the Inventory of the Loan Parties.

            SECTION 5.9. Collateral Access Agreements. Quiksilver shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Agent has not received a Collateral Access Agreement as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Loan Parties' Eligible Inventory at that location shall be subject to such Reserves as may be established by the Agent. After the Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, the Loan Parties' Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Agent. Quiksilver shall, and shall cause each Loan Party to, timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. Notwithstanding the foregoing or anything set forth in Article VII to the contrary, the sole remedy for failure to comply with the first and third sentences of this Section 5.9 shall be the establishment of Reserves acceptable to the Agent with respect to any affected Collateral.

            SECTION 5.10. Deposit Account Control Agreements. Within 90 days after the Closing Date, Quiksilver and the Borrower will provide to the Agent a Deposit Account Control Agreement, duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the Security Agreement. Thereafter, Quiksilver and the Borrower shall provide to the Agent, upon the Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the Security Agreement. Following the occurrence and during the continuance of an Availability Event, funds deposited into a deposit account subject to a Deposit Account Control Agreement will be swept on a daily basis into a blocked account with the Agent, and such funds (other than collections representing Net Proceeds from an Asset Sale or a Recovery Event with respect to which a Reinvestment Notice has been delivered, so long as such Net Proceeds are not required to be applied to prepay Loans pursuant to Section 2.4) shall be applied toward the prepayment of the Loans hereunder. At all times during the term of this Agreement, Quiksilver and the Borrower shall cause each Loan Party to have established and shall maintain Union

Bank of California, N.A., JPMorgan Chase Bank, N.A. or any other Lender approved by the Agent, as such Loan Party's principal depository bank(s), including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. The Borrower herby authorizes the Agent to transfer funds to controlled disbursement accounts of any Loan Party hereunder to the extent necessary to pay items to be drawn on such controlled disbursement accounts.

            SECTION 5.11. Environmental Laws. Quiksilver shall, and shall cause each of its Subsidiaries to:

            (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

            (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to Quiksilver or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, Quiksilver or any of its Subsidiaries.

            SECTION 5.12. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to finance a portion of the Initial Transactions (and, to the extent also financed by additional loans under the Bridge Loan Agreement, the other Transactions) and to provide funds for working capital, capital expenditures, acquisitions permitted by Section 6.7 and general corporate purposes of the Borrower. Letters of Credit shall be used solely for general corporate purposes of the Borrower. Notwithstanding anything herein to the contrary, no Loan or Letter of Credit shall be used for the purchasing or carrying of any Margin Stock.

            SECTION 5.13. Compliance with Laws, Etc. Quiksilver shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law.

            SECTION 5.14. Additional Collateral; Further Assurances. (a) The Borrower shall at all times remain party to the Security Agreement. Quiksilver shall, and shall cause each of its Material Domestic Subsidiaries (other than the Borrower) and each of the Additional Domestic Guarantors to, at all times
(1) guarantee payment and performance of the Guaranteed Obligations pursuant to the Guarantee and (2) be party to the Security Agreement. Subject to the last sentence of Section 5.14(c) below, Quiksilver shall cause each Material Domestic Subsidiary formed or acquired after the Closing Date in accordance with the terms of this Agreement to (1) guarantee payment and performance of the Guaranteed Obligations pursuant to the Guarantee and (2) become party to the Security Agreement.

            (b) Quiksilver shall cause (i) 100% of the issued and outstanding Capital Stock of each of its Material Domestic Subsidiaries and of each of the Additional Domestic Guarantors and (ii)

65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of its Material Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Material Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary directly owned by Quiksilver or any Domestic Subsidiary, in each case to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request; provided, that, notwithstanding the foregoing, neither Quiksilver nor the Borrower shall be required to pledge any Capital Stock of the Target or the Holding Company unless the Holding Company and/or the Target, as applicable, remains a first-tier Material Foreign Subsidiary on the date which is ninety
(90) days following the completion of the Tender Offer.

            (c) Without limiting the foregoing, Quiksilver shall, and shall cause each of the Domestic Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. Following the completion of the Tender Offer, Quiksilver shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to have each of the Material Domestic Subsidiaries (to the extent that such Material Domestic Subsidiaries are also Subsidiaries of the Target) promptly become party to both the Guarantee and the Security Agreement.

            SECTION 5.15. Notices. Each of Quiksilver and the Borrower will give prompt notice in writing to the Agent and the Lenders of:

            (a) the occurrence of any Default or Event of Default;

            (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

            (c) receipt of any written notice (i) that Quiksilver or any Subsidiary is subject to any investigation by any governmental entity with respect to any potential or alleged material violation of any applicable Environmental Laws, (ii) that any Governmental Authority may deny or refuse to renew any material permit, license, approval, registration, exemption or other authorization required under any Environmental Law, or (iii) of imposition of any Lien against any Property of Quiksilver or any Subsidiary for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

            (d) receipt of any notice of litigation commenced or threatened against Quiksilver or any Subsidiary that (i) seeks damages in excess of US$10,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by Quiksilver or any Subsidiary, (v) alleges the material violation of any law regarding, or seeks remedies in connection with, any Environmental Control Statutes; or (vi) involves any product recall;

            (e) any material Lien (other than Permitted Liens) or material claim made or asserted against any of the Collateral;

            (f) its decision (i) to change any Loan Party's name or type of entity or (ii) to make any other material change to any Loan Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement; provided, that, in no event shall the Agent receive notice of such change less than ten days prior thereto;

            (g) commencement of any proceedings involving Quiksilver or any Subsidiary contesting any tax, fee, assessment, or other governmental charge in excess of US$10,000,000;

            (h) the opening of any new deposit account by any Loan Party with any bank or other financial institution;

            (i) any loss, damage, or destruction to the Collateral in the amount of US$10,000,000 or more, whether or not covered by insurance;

            (j) any and all material default notices received under or with respect to any leased location or public warehouse where a material amount of Collateral is located (which shall be delivered within two Business Days after receipt thereof); and

            (k) any other matter as the Agent may reasonably request.

                         ARTICLE VI      NEGATIVE COVENANTS

      Each of Quiksilver and the Borrower hereby agree that from and after the Closing Date, so long as any Revolving Loan Commitment remains in effect, any Loan remains outstanding and unpaid, any other amount is owing to any Lender or the Agent hereunder or any Letter of Credit remains outstanding:

            SECTION 6.1. Financial Condition Covenants. To the extent that average daily Availability for the preceding 30-day period is at any date less than (x) if the Guarantee Date has not yet occurred, US$17,000,000, or (y) on and after the Guarantee Date, US$25,000,000, the Borrower will not from and after such date permit the Fixed Charge Coverage Ratio, calculated as of the date of the most recent financial statements of the Borrower delivered to the Agent in accordance with Section 5.1, to be less than 1.1 to 1.0; provided, that if at any time thereafter average daily Availability (calculated as of any date to reflect average Availability for the preceding 30 days) is greater than or equal to (x) if the Guarantee Date has not yet occurred, US$20,000,000, or (y) on and after the Guarantee Date, US$30,000,000, for ninety consecutive days, this Section 6.1 shall no longer be applicable (until such time as it may thereafter become applicable as set forth above).

            SECTION 6.2. Limitation on Indebtedness. Quiksilver and the Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of their Subsidiaries, to create, incur, assume or suffer to exist any Indebtedness, except for:

            (a) Indebtedness created hereunder and under the other Loan
Documents;

            (b) Indebtedness of Quiksilver and its Subsidiaries outstanding on the date hereof and listed, together with all lines of credit and other credit facilities to which they are a party, including any renewals and/or replacements thereof on Schedule 6.2;

            (c) Indebtedness (i) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof, provided that such Indebtedness, when combined with Indebtedness permitted by Section 6.2(i), does not exceed US$20,000,000 in aggregate principal amount at any time outstanding, (ii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

            (d) trade credit incurred to acquire goods, supplies and services incurred in the ordinary and normal course of business;

            (e) Lease Expenses;

            (f) Indebtedness of QAPL to the former shareholders of QIPL for the deferred purchase price for the acquisition of the shares of QIPL by QAPL, and Indebtedness of Quiksilver in respect of its guaranty of such Indebtedness of QAPL;

            (g) Indebtedness of Foreign Subsidiaries in an amount at any one time outstanding up to the greater of (a) 75% of such Foreign Subsidiaries' Consolidated Tangible Assets or (b) the US Dollar Equivalent of US$300,000,000;

            (h) Indebtedness of Quiksilver (and Guarantee Obligations of any other Loan Party) under (x) the Bridge Loan Agreement Documentation in an aggregate principal amount not to exceed US$350,000,000; provided, that such Bridge Loan Agreement Documentation contains terms and conditions reasonably satisfactory to the Agent and (y) the Senior Note Indenture in an aggregate principal amount not to exceed US$450,000,000; provided, that (i) the Senior
Note Indenture and related documentation contains terms and conditions reasonably satisfactory to the Agent and (ii) the proceeds of the Senior Notes are used to repay the principal of all outstanding Indebtedness under the Bridge Loan Agreement Documentation;

            (i) Indebtedness of Quiksilver and/or the Borrower with respect to the Leasehold Improvement Loan together with up to US$35,000,000 of additional leasehold improvement financing described in Section 6.3(h);

            (j) Capitalized Lease Obligations incurred to acquire, construct or improve capital assets; provided, that (i) the principal amount of such Capitalized Lease Obligations does not exceed the amount of such acquisition, construction or improvement and (ii) such Capitalized Lease Obligations are incurred no later than 180 days after the date of such acquisition, construction or improvement;

            (k) other unsecured Indebtedness of Quiksilver and its Domestic Subsidiaries; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such unsecured Indebtedness; (ii) average daily Availability is at least (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such incurrence is to occur, (iii) the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 after giving pro forma effect to such incurrence of Indebtedness as if such Indebtedness was incurred on the first day of the relevant period and (iv) such unsecured Indebtedness shall have no scheduled amortization prior to the date that is six months after the Revolving Loan Commitment Expiration Date;

            (l) Indebtedness of (i) any Loan Party to any other Loan Party and
(ii) Quiksilver or the Borrower to any Subsidiary (other than any Loan Party) and of any Subsidiary to Quiksilver, the Borrower or any other Subsidiary; provided, that no such Indebtedness of any Subsidiary (other than any Loan Party) to any Loan Party shall be permitted to be incurred to the extent that
(x) after giving pro forma effect to such incurrence, average daily Availability was less than (A) if the Guarantee Date has not yet occurred, US$25,000,000, or (B) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such incurrence is to occur and (y) no Default or Event of Default has occurred and is continuing or would be caused thereby; and

            (m) other Indebtedness of Quiksilver or of any Subsidiary in addition to the foregoing, provided that such Indebtedness does not exceed US$35,000,000 in aggregate principal amount at any time outstanding.

            SECTION 6.3. Limitation on Liens. Quiksilver and the Borrower shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues (including trademarks, copyrights and other intellectual-property rights), whether now owned or hereafter acquired, except for:

            (a) Liens created hereunder or under any of the other Loan
Documents;

            (b) Liens existing on any Property (other than trademarks, copyrights and other intellectual property rights) at the time of the acquisition of such Property and not created in anticipation of such acquisition; provided however, with respect to a Subsidiary, the stock of which is acquired by Quiksilver or another Subsidiary, of such Property shall be deemed to be acquired a the time the stock of such Subsidiary is acquired by Quiksilver or such other Subsidiary;

            (c) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Quiksilver or any Subsidiary, as the case may be, in conformity with GAAP or accounting principles generally accepted in the applicable jurisdiction;

            (d) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

            (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

            (h) Liens in favor of (i) the Leasehold Improvement Lender (x) securing the Leasehold Improvement Loan and (y) granted by the Borrower in favor of the Leasehold Improvement Lender pursuant to a security agreement, dated as of October 29, 2004, executed by the Borrower securing its obligations under its guaranty, dated as of October 29, 2004, of the obligations of Quiksilver under the Leasehold Improvement Loan Agreement, and an intercreditor agreement acceptable to the Agent, to secure an aggregate amount of up to US$35,000,000 of additional financing for the build-out retail stores expected to be opened and/or existing stores which may be expanded, which Liens are subject to the terms of the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Agent;

            (i) any Lien on assets (other than trademarks, copyrights and other intellectual-property rights) of Foreign Subsidiaries securing Indebtedness of the relevant Foreign Subsidiary permitted under Section 6.2(g);

            (j) Liens securing Indebtedness incurred after the date hereof to purchase, or to finance the purchase of, fixed assets, provided that (i) any such Lien is limited to the fixed asset or assets acquired or financed, and any subsequent improvements thereto, and (ii) such Indebtedness is otherwise permitted under Section 6.2(j) or (m); and a Lien on QIPL's trademark rights to Quiksilver name, logo and related intellectual property in the territories of Australia and New Zealand, in favor of the former shareholders of QIPL, to secure the obligation of QAPL to pay the final installment of the purchase price for the acquisition of the shares of QIPL by QAPL; and

            (k) Liens granted pursuant to the Escrow Security Agreement (as defined in the Bridge Loan Agreement).

            SECTION 6.4. Limitation on Fundamental Changes. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except as permitted by Section 5.4, or create or acquire any Subsidiary, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except that Quiksilver may consummate Permitted Acquisitions permitted by Section 6.7 (including, without limitation, the Transaction).

            SECTION 6.5. Limitation on Sale of Assets. Quiksilver shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless
(i) such Asset Disposition is for fair market value, (ii) the consideration for such Asset Disposition is all cash, (iii) no Default or Event of Default has occurred and is continuing or would result from such Asset Disposition and (iv) the consideration for such Asset Disposition, (x)when aggregated with the consideration for all previous Asset Dispositions by Quiksilver or any Domestic Subsidiary during the same calendar year, does not exceed US$10,000,000 and (y) when aggregated with the consideration for all previous Asset Dispositions by any Foreign Subsidiary during the term of this Agreement, does not exceed US$75,000,000.

            SECTION 6.6. Limitation on Dividends. Quiksilver shall not, and shall not permit any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of Quiksilver or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Quiksilver or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Quiksilver or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments") provided, however, that (i) Quiksilver shall be permitted to make payments on account of, and set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares of its common stock, or any warrants or options to purchase its common stock, not exceeding US$20,000,000 in the aggregate, so long as no Default or Event of Default has occurred and is continuing or would be caused by any of the foregoing, (ii) Quiksilver and its Subsidiaries shall be permitted to make other Restricted Payments so long as (x) after giving pro forma effect thereto, average daily Availability was not less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such Restricted Payment is to be made, (y) the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 after giving pro forma effect to such Restricted Payment as if such Restricted Payment was paid on the first day of the relevant period and (z) no Default or Event of Default has occurred and is continuing or would be caused thereby and (iii) the Subsidiaries shall in any case be permitted to pay cash dividends and other distributions, directly or indirectly, to Quiksilver or any Subsidiary, to the extent paid ratably to all stockholders of the Person paying the applicable dividend or contribution.

            SECTION 6.7. Limitation on Investments, Loans and Advances. Quiksilver shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, or otherwise make any Permitted Acquisition, except for:

            (a) Quiksilver's ownership interests in its current Subsidiaries;

            (b) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

            (c) extensions of trade credit in the ordinary course of business;

            (d) investments in the form of Permitted Acquisitions or other investments in Persons or businesses, in each case, in the same line of business as that described in Section 3.18, provided that (i) no Default or Event of Default has occurred and is continuing or would result from the consummation of such Permitted Acquisition or other investment, (ii) such Permitted Acquisition is not opposed by the Person to be, or whose business is to be, acquired and
(iii) in the case of any Permitted Acquisition or other investment by Quiksilver or any of its Domestic Subsidiaries (A) with respect to Permitted Acquisitions or other investments involving aggregate cash Consideration in excess of US$5,000,000, the Borrower shall have delivered to the Agent a Compliance Certificate showing pro forma calculations, as of the most recent quarter-end for which a Compliance Certificate has been provided by the Borrower, and as of each of the three subsequent quarter-ends and on an annual basis, thereafter through the Revolving Loan Commitment Expiration Date, assuming such Permitted Acquisition had been consummated or such other investment had been made, as applicable, (B) the aggregate cash Consideration therefor shall not exceed US$10,000,000 annually, and US$50,000,000 in the aggregate, during the term of this Agreement (provided, that no restriction on the cash Consideration for Permitted Acquisitions shall be applicable if, after giving pro forma effect thereto, average daily Availability was not less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such Permitted Acquisition is to be consummated) and (C) with respect to any Permitted Acquisition, the Agent shall have received, reviewed and approved all documents requested by the Agent to insure that the Lenders have a first-priority security interest in, and assignment of, all personal property assets and interests acquired (other than Intellectual Property Rights), to the extent that a security interest in such assets and interests is required by the terms of this Agreement, including consents of third parties if reasonably requested;

            (e) investments existing on the date hereof and listed on Schedule 6.7;

            (f) loans and advances to officers and employees of Quiksilver or any Subsidiary, provided that such loans and advances do not exceed US$5,000,000 in aggregate principal amount at any time outstanding; provided, however, that an individual's use of a cashless exercise procedure to pay the exercise price and required tax withholding (or either of them) in connection with his exercise of a compensatory option to purchase stock issued by Quiksilver shall not give rise to a loan or advance for the purposes of this section 6.7(f) to the extent that all funds representing full payment of such option exercise price and required tax withholding are actually remitted to Quiksilver before the close of business on either (i) the date of exercise of the stock option or (ii) the date of issuance of the stock pursuant to the option exercise;

            (g) investments entered into in connection with the Transaction and pursuant to the terms of the Purchase Agreement Documentation (including, without limitation, (i) the Initial Purchase, the purchase of the Direct Interest and the Tender Offer and (ii) following the completion of the Tender Offer, the transfer by Quiksilver of shares of the Target and/or the Holding Company to QS Holdings S.a r.l.);

            (h) the purchase by Quiksilver, or one of its Subsidiaries, of the distribution rights for the DC Shoes brand in Canada pursuant to a purchase agreement to be signed prior to October 31, 2005 and for an amount of up to 8,000,000 Canadian Dollars;

            (i) investments in an aggregate amount not to exceed US$5,000,000 by Quiksilver, the Borrower or QS Holdings S.a r.l. in Quiksilver Mexico JV pursuant to a joint venture agreement to be signed prior to October 31, 2005; and

            (j) investments of up to US$10,000,000 by the Borrower in a core surf apparel company based in California pursuant to an agreement to be signed prior to October 31, 2005; and

            (k) other investments not to exceed US$10,000,000 during the term of this Agreement.

            SECTION 6.8. Transactions with Affiliates. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or with any Subsidiary that is not a Loan Party, unless such transaction is in the ordinary course of Quiksilver's or such Subsidiary's business and is upon terms no less favorable to Quiksilver or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or a Subsidiary.

            SECTION 6.9. Fiscal Year. Quiksilver shall not permit its fiscal year or the fiscal year of any of its Subsidiaries (other than Foreign Subsidiaries) to end on a day other than October 31.

            SECTION 6.10. Sale-Leaseback Transactions. Quiksilver shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property for consideration exceeding US$5,000,000 in the aggregate in any calendar year.

            SECTION 6.11. Unfunded Liabilities. Quiksilver shall not permit unfunded liabilities for any and all Plans maintained for or covering employees of Quiksilver or any Subsidiary to exceed US$1,000,000 in the aggregate at any time.

            SECTION 6.12. Hedging Obligations. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Arrangement, except that Quiksilver or any Subsidiary may enter into any Hedging Arrangement that (a) is of a non-speculative nature, (b) is for the purpose of
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                                                                              76

hedging Quiksilver's or such Subsidiary's reasonably estimated interest rate, foreign currency or commodity exposure and (c) in the case of Quiksilver or any Domestic Subsidiary, is with a Lender.

            SECTION 6.13. Optional Payments of Certain Debt Instruments. Quiksilver shall not, and shall not permit any of its Subsidiaries to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Bridge Loan Agreement, the Senior Notes or any Indebtedness incurred pursuant to Section 6.2(k); provided, that Quiksilver shall be permitted to optionally prepay or redeem the Bridge Loan Agreement, the Senior Notes or any Indebtedness incurred pursuant to Section 6.2(k) to the extent that
(x) after giving pro forma effect thereto, average daily Availability was not less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such prepayment or redemption is to be made, (y) the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 after giving pro forma effect to such prepayment or redemption as if such prepayment or redemption was paid on the first day of the relevant period and (z) no Default or Event of Default has occurred and is continuing or would be caused thereby.

            SECTION 6.14. Amendments to Purchase Agreement Documentation and Tender Offer Documentation. (a) Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into definitive Tender Offer Documentation, unless such documentation is in form and substance reasonably satisfactory to the Agent.

            (b) Quiksilver shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms and conditions of the Purchase Agreement Documentation, the Tender Offer Documentation or any such other documents except for (i) with respect to any such amendment, supplement or modification which becomes effective on or prior to the consummation of the Transaction (including, without limitation, the Tender Offer), to the extent consented to by the Agent and the Majority Lenders and
(ii) with respect to any such amendment, supplement or modification which becomes effective following the consummation of the Transaction, to the extent not materially adverse to the interests of the Lenders.

            SECTION 6.15. Amendments to Certain Documentation. Quiksilver shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of
(a) any Bridge Loan Documentation or (b) the Senior Note Indenture and related documentation in such a manner that is materially adverse to the interests of the Lenders.

            SECTION 6.16. Negative Pledge Clauses. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Person to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

            SECTION 6.17. Clauses Restricting Subsidiary Distributions. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Quiksilver to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Quiksilver or any other Subsidiary of Quiksilver, (b) make loans or advances to, or other Investments in, Quiksilver or any other Subsidiary of Quiksilver or (c) transfer any of its assets to Quiksilver or any other Subsidiary of Quiksilver, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any encumbrance or restriction pursuant to the Bridge Loan Agreement or the Senior Notes Indenture; (iv) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to any agreement relating to Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.2(g); (v) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by Quiksilver or any other Subsidiary (other than Capital Stock or Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of Quiksilver or was acquired by Quiksilver or any other Subsidiary or in contemplation of the transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of Quiksilver or any other Subsidiary other than the assets and property so acquired; (vi) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness incurred pursuant to an agreement referred to in clauses (c)(i), (iii), (iv) or (v) or this clause (c) (vi) or contained in any amendment to an agreement referred to in clauses (c)(i), (iii), (iv) or (v) or this clause (c)(vi); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such agreement or amendment are no less favorable in any material respect to the Lenders than the encumbrances and restrictions with respect to such Subsidiary contained in such agreements referred to in clauses (c)(i), (iii),
(iv) or (v) on the Closing Date or the date such Subsidiary became a Subsidiary, whichever is applicable; (vii) in the case of clause (c) above, any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (2) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of Quiksilver or a Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Quiksilver or any Subsidiary; (viii) (A) purchase money obligations for property acquired in the ordinary course of business and (B) Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in clause (c) above on the property so acquired; (ix)any restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (x) any customary provisions in joint venture agreements relating to joint ventures that are not Subsidiaries and other similar agreements entered into in the ordinary course of business; (xi) net worth provisions in leases and other agreements entered into by Quiksilver or any Subsidiary in the ordinary course of business;
(xii) encumbrances or restrictions arising or existing by reason of applicable law, or any applicable rule, regulation or order; and (xiii) customary restrictions imposed on the transfer of, or in Licenses related to, Copyrights, Patents, Trademarks or other Intellectual Property Rights and contained in agreements entered into in the ordinary course of business.

                        ARTICLE VII      EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal on any Loan or Reimbursement Obligation when due, or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, any fee referred to in this Agreement (including, without limitation, Section 4.1(g)) or any other amount payable hereunder within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) Quiksilver or the Borrower shall default in the observance or performance of any agreement contained in Sections 5.10, 5.12 or 5.15(a) or in any provision of Article 6; or

            (d) Any Loan Party shall default in the observance or performance of any other material agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Agent to the Borrower and (ii) actual knowledge thereof by a Responsible Officer of such Loan Party; or

            (e) Any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other Person having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

            (f) Quiksilver or any Subsidiary shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Loans and other extensions of credit made hereunder), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is US$10,000,000 or greater or (B) Guarantee Obligation with respect to an amount of US$10,000,000 or greater, in either case beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; provided, however, that any default by Quiksilver or such Subsidiary under a Guarantee Obligation with respect to a real property lease shall not constitute a Default under this
Section 7(f) if Quiksilver or such Subsidiary is contesting the validity of such default in good faith by appropriate proceedings, Quiksilver or such Subsidiary is maintaining reserves in conformity with GAAP with respect thereto and such default could not reasonably be expected to have a Material Adverse Effect; or

            (g) (i) Quiksilver or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Quiksilver or any Subsidiary shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against Quiksilver or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against Quiksilver or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) Quiksilver or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) Quiksilver or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

            (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination), (v) Quiksilver or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) any other similar event or condition shall occur or exist with respect to a Plan or (vii) any of clauses (i) through (v) would be true if a reference under the laws of any foreign jurisdiction having a pension law similar to ERISA if a reference to the corresponding provisions of such law were substituted for each reference to ERISA and the Code therein and in the definition of any defined term used therein and in each case regarding clauses
(i) through (vii) herein, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject Quiksilver or any Commonly Controlled Entity to any tax, penalty or other liabilities in the aggregate to exceed US$1,000,000; or

            (i) One or more judgments or decrees shall be entered against Quiksilver or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of US$10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree; or any non-monetary judgment or order shall be entered against Quiksilver or any Subsidiary that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which have not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (j) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason, cease to be valid or enforceable in accordance with its terms, or any security interest created under any Loan Document shall, for any reason, cease to be a valid and perfected first-priority Lien (except as permitted by Section 6.3) in any material portion of the Collateral or the property purported to be covered thereby; or

            (k) a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Revolving Loan Commitments and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable and, to the extent any Letters of Credit are then outstanding, the Borrower shall make a cash collateral deposit, to be held by the Agent as collateral under the Security Agreement, in the amount equal to 105% of the aggregate Letter of Credit Amount of such Letters of Credit and (B) if such event is any other Event of Default, with the consent of the Majority Lenders the Agent may, or upon the request of the Majority Lenders the Agent shall, take any or all of the following actions:
(i) by notice to the Borrower declare the Revolving Loan Commitments and the commitment to issue Letters of Credit to be terminated forthwith, whereupon the Revolving Loan Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrower shall make a cash collateral deposit, to be held by the Agent as collateral under the Security Agreement, in an amount equal to 105% of the aggregate Letter of Credit Amount of the Letters of Credit outstanding. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                        ARTICLE VIII      THE AGENT

            SECTION 8.1. Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A., as Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMorgan Chase Bank, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            SECTION 8.2. Delegations of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Quiksilver, any Subsidiary or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Quiksilver, any Subsidiary or any other Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Quiksilver, any Subsidiary or any other Loan Party.

            SECTION 8.4. Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future Lenders.

            SECTION 8.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall use its best efforts to give prompt notice thereof to the Lenders; provided, however, that no failure or delay by the Agent in giving such notice shall relieve any Lender of any obligation hereunder or give rise to any liability of the Agent. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided, however that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral.

            SECTION 8.6. Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of Quiksilver, any Subsidiary or any other Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Quiksilver, each Subsidiary and the other Loan Parties and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Quiksilver, its Subsidiaries and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Quiksilver, any Subsidiary or any other Loan Party which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            SECTION 8.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by Quiksilver, its Subsidiaries or the other Loan Parties and without limiting the obligation of such Persons to do so), ratably according to the respective aggregate amounts of their Revolving Loan Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment in full of the Loans and the other amounts payable hereunder) be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment in full of the Loans and all other amounts payable hereunder and the expiration of the Letters of Credit.

            SECTION 8.8. The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Quiksilver, any Subsidiary and the other Loan Parties as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Agent, the Loans made or renewed and the Letters of Credit issued or participated in by the Agent, and any Note issued to the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and the Agent may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            SECTION 8.9. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. In addition, after the replacement of an Agent hereunder, the retiring Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            SECTION 8.10. Alternate Currency Fronting Lender, Swing Line Lender and Issuing Banks. Each Issuing Bank, the Swing Line Lender and the Alternate Currency Fronting Lender shall act on behalf of the Lenders with respect to Letters of Credit, Swing Line Loans and Alternate Currency Loans issued or made under this Agreement and the documents associated therewith. It is understood and agreed that each Issuing Bank, the Swing Line Lender and the Alternate Currency Fronting Lender (a) shall have all of the benefits and immunities (i) provided to the Agent in this Section 8 with respect to acts taken or omissions suffered by each Issuing Bank, the Swing Line Lender and the Alternate Currency Fronting Lender in connection with Letters of Credit, Swing Line Loans and Alternate Currency Loans issued or made under this Agreement and the documents associated therewith as fully as if the term "Agent", as used in this Section 8, included each Issuing Bank, the Swing Line Lender and the Alternate Currency Fronting Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall have all of the benefits of the provisions of Section 8.7 or Section 9.5 as fully as if the term "Agent", as used in Section 8.7 or Section 9.5, included each Issuing Bank, the Swing Line Lender and the Alternate Currency Fronting Lender.

                        ARTICLE IX     MISCELLANEOUS

            SECTION 9.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Loan Party), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purposes of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Loan or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Loan Commitment, or amend, modify or waive any provision of
Section 2.3 or 2.4, in each case without the written consent of each Lender affected thereby; or (b) amend, modify or waive any provision of this Section
9.1 or reduce the percentage specified in or otherwise modify the definition of "Majority Lenders" or "Super-Majority Lenders," without the written consent of all of the Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Loan Party from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral, except for any Asset Disposition permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1.A(f), 2.10, 2.11 or 7(g); or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through (i)(f) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.2 with respect to the making of a Loan or the issuance of a Letter of Credit without the written consent of the Majority Lenders; or (iii) amend, modify or waive any provision of Article 8 or any provision of this Agreement relating to Protective Advances or Overadvances without the written consent of the Agent, or any provision affecting the rights and duties of any Issuing Bank as the issuer of Letters of Credit (including, without limitation, Section 8.10) without the consent of such Issuing Bank; or (iv) amend, modify or waive any provision of Section 8.10 or any provision relating to Alternate Currency Loans without the consent of the Alternate Currency Fronting Lender; or (v) amend, modify or waive any provision of Section 2.2B or Section 8.10 without the consent of the Swing Line Lender; or (vi) (x) increase the percentage advances rates or components of the Borrowing Base if such increase would increase Availability or
(y) include additional categories of Collateral in the Borrowing Base if such inclusion would increase Availability, in each case without the prior written consent of the Super-Majority Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Agent and all future Lenders. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

            SECTION 9.2. Notices. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower and the Agent, and as set forth on the signature page hereto, or in the Assignment and Assumption pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future Lenders:

The Borrower:                       Quiksilver Americas, Inc.
                                    15202 Graham Street
                                    Huntington Beach, California 92649
                                    Attention: Bill Bussiere/Erik Johnson
                                    Telecopy: (714) 889-4467/2766

                                    with a copy to:

                                    Quiksilver Americas, Inc.
                                    15202 Graham Street
                                    Huntington Beach, California 92649
                                    Attention: Thomas Webster
                                    Telecopy: (714) 893-5566

The Agent:                          JPMorgan Loan and Agency
                                    1111 Fannin, 10th Floor
                                    Houston, Texas 77002
                                    Attention: Denise Ramon, Account Manager
                                    Telecopy: (713) 750-2938

With a copy to:                     JPMorgan Chase Bank, N.A.
                                    One Chase Square, 25th Floor
                                    Rochester, New York 14643
                                    Attention: Credit Executive
                                    Telecopy: (585) 258-7440

With a copy to:                     JPMorgan Chase Bank, N.A
                                    277 Park Avenue 22nd Floor
                                    New York, NY 10172
                                    Attention: Louis Mastrianni

                                    Telecopy:  (646) 534-0693

The Alternate Currency
Fronting Lender:                    JPMorgan Chase Bank, N.A., London Branch
                                    125 London Wall,
                                    London EC2Y 5AJ
                                    Attention: Ching Loh
                                    Telecopy: (44) 207-777-2360

provided, however, that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.1.A, 2.1.B, 2.2, 2.3 or 2.5 shall not be effective until received. Notices and other communications to the Lenders, the Swing Line Lender, the Alternate Currency Fronting Lender and each Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that, the foregoing shall not apply to notices to any Lender, the Swing Line Lender, the Alternate Currency Fronting Lender or any Issuing Bank pursuant to Section 2.1.A, 2.1.B, 2.1.C or 2.2 if such Person has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, the Borrower shall be required to provide paper copies of the Compliance Certificates.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            SECTION 9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 9.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

            SECTION 9.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including lien searches and travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including syndication efforts in connection with this Agreement and, the reasonable fees and disbursements of counsel to the Agent (including the allocated costs of internal counsel to the Agent), (b) to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceeding, including reasonable fees and disbursements of legal counsel and financial advisors to the Agent and each Lender (including the allocated costs of internal counsel to the Agent), (c) to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with appraisals of all or any portion of the Collateral, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses), (d) to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with field examinations and audits and the preparation of Reports at the Agent's then customary charge plus travel, lodging, meals and other out of pocket expenses, (e) to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Account and lock boxes, and costs and expenses of preserving and protecting the Collateral, (f) to pay, indemnify and hold harmless each Lender and the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (g) to pay, and indemnify and hold harmless each Lender and the Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and the Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, the Permitted Acquisitions or the use of the proceeds of the Loans or the Letters of Credit and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Obligor under any Loan Document (all the foregoing, collectively, the "indemnified liabilities"), provided, however, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender. Without limiting the foregoing, and to the extent permitted by applicable law, each of Quiksilver and the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder. The Agent and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

            SECTION 9.6. Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future Lenders and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more lenders or financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Loan Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Loan Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Loan Party or any substantial portion of the Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the other Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount continuing of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, however, that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 with respect to its participation in the Revolving Loan Commitments and the Loans and the Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time , with the consent of the Agent, the Alternate Currency Fronting Lender and each Issuing Bank (in each case, such consent not to be unreasonably withheld), sell to any lenders or financial institutions, which lenders or financial institutions (but not any Lender, any Affiliate of any Lender or any Approved
Fund) shall be subject to the consent of the Borrower (such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing) ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption, executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its Assumption and recording in the Register (as defined in (d) below); provided, however, that (i) any such sale must be in an amount not less than US$5,000,000 (or, if less, the entire remaining amount of the selling Lender's obligations) under this Agreement and the other Loan Documents and (ii) the Purchasing Lender, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, assumption and recording, from and after the transfer Closing Date determined pursuant to such Assignment and Assumption, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Revolving Loan Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Assumption covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. On or prior to the transfer Closing Date determined pursuant to such Assignment and Assumption, the Borrower, at its own expense, shall (upon the request of the relevant Lender) execute and deliver to the Agent in exchange for the surrendered Revolving Note or Revolving Notes a new Revolving Note or Revolving Notes to the order of such Purchasing Lender in an amount equal to the Revolving Loan Commitments assumed by it pursuant to such Assignment and Assumption, and if the transferor Lender has retained a Revolving Loan Commitment hereunder, new Revolving Notes to the order of the transferor Lender in an amount equal to the Revolving Loan Commitments retained by it hereunder. Such new Revolving Notes shall be dated the Closing Date and shall otherwise be in the form of the Revolving Notes replaced thereby. The Revolving Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

            (d) The Agent shall maintain at its address referred to in Section
9.2 a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Revolving Loans owing to, and, if applicable, the Letters of Credit and Alternate Currency Loans participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Loans and the participant in the Letters of Credit and Alternate Currency Loans, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Assumption executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) together with payment to the Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of US$3,500, the Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the Closing Date determined pursuant thereto record the information contained therein in the Register and give notice of such Assumption and recordation to the Lenders and the Borrower.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Quiksilver and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of Quiksilver and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

            (g) If, pursuant to this Section, any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee which is a Non-US Lender, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and the Agent (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or the Letters of Credit, (ii) to furnish to the transferor Lender, the Agent and the Borrower United States Internal Revenue Service Form W-8BEN or W-8ECI (as applicable to it) or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit M and a Form W-8BEN. (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form W-8BEN or W-8ECI (as applicable to it) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

            (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

            SECTION 9.7. Adjustments; Setoff. (a).If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other applicable Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefited Lender shall purchase for cash from such other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. the Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or its participations in Letters of Credit may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and appropriate and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

            SECTION 9.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.10. Integration. This Agreement (and with respect to Quiksilver, the Borrower and the Agent only, the Commitment Letter, the Fee Letter and the Senior Credit Engagement Letter) represents the entire agreement of Quiksilver, the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to in the Commitment Letter, the Fee Letter and the Senior Credit Engagement Letter (with respect to Quiksilver, the Borrower and the Agent only), herein or in the other Loan Documents.

            SECTION 9.11. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

            SECTION 9.12. WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, ACTION, DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, THAT ARISES OUT OF OR RELATES TO (A) ANY OF THE LOAN DOCUMENTS, (B) ANY NEGOTIATIONS OR COMMUNICATIONS RELATING TO ANY OF THE LOAN DOCUMENTS, WHETHER OR NOT INCORPORATED INTO THE LOAN DOCUMENTS OR ANY INDEBTEDNESS EVIDENCED THEREBY, OR (C) ANY ALLEGED AGREEMENTS, PROMISES, REPRESENTATIONS OR TRANSACTIONS IN CONNECTION THEREWITH.

            SECTION 9.13. Acknowledgements. Each of Quiksilver and the Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Agent nor any Lender has any fiduciary relationship to Quiksilver or the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agent and the Lenders, on one hand, and Quiksilver and the Borrower on the other hand, is solely that of creditor and debtor; and

            (c) no joint venture exists among the Lenders or among the Quiksilver and the Borrower, on one hand and the Lenders, on the other hand.

            SECTION 9.14. Headings. Section headings are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 9.15. Copies of Certificates, Etc. Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender (including under Article 4), it shall do so in such number of copies as the Agent shall reasonably specify.

            SECTION 9.16. Confidentiality. The Agent and the Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower, but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any Revolving Loan Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender, or (vi) to any and all persons, without limitation of any kind, of the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses, if any) that are provided to the taxpayer relating to such tax treatment and tax structure, provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.16 unless specifically prohibited by applicable law or court order and (b) in no event shall any Lender be obligated or required to return any materials furnished by Quiksilver or the Subsidiary.

            SECTION 9.17. Patriot Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, if the Borrower is an individual, the Agent and the Lenders will ask for the Borrower's name, residential address, date of birth, and other information that will allow Agent and the Lenders to identify the Borrower, and, if the Borrower is not an individual, the Agent and the Lenders will ask for the Borrower's name, employer identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask, if the Borrower is an individual, to see the Borrower's driver's license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower's legal organizational documents or other identifying documents.

            SECTION 9.18. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 9.19. Submission To Jurisdiction; Waivers. Each of Quiksilver and the Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at the address specified in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            SECTION 9.20. Intercreditor Agreement. By executing this Agreement as a Lender, or by becoming a Lender hereunder pursuant to an Assignment and Assumption, each Lender hereby agrees to the terms of the Intercreditor Agreement, acknowledges that certain of its rights hereunder shall be subject thereto, and consents to the execution thereof by the Agent on behalf of such Lender.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly Responsible Officers as of the day and year first above written.

                                    QUIKSILVER, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    BORROWER:

                                    QUIKSILVER AMERICAS, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    AGENT

                                    JPMORGAN CHASE BANK, N.A.,
                                     as Agent and as a Lender

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    ALTERNATE CURRENCY FRONTING LENDER

                                    JPMORGAN CHASE BANK, N.A., LONDON
                                     BRANCH, as Alternate Currency Fronting
                                     Lender

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    LENDERS

                                    [NAME OF LENDER],
                                     as a Lender

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                                     EXHIBIT A-1

                             FORM OF REVOLVING NOTE

$______________                                                  April ___, 2005

            FOR VALUE RECEIVED, the undersigned, QUIKSILVER AMERICAS, INC. (the "Borrower"), hereby unconditionally promises to pay to the order of _______________ (the "Lender"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to the Credit Agreement (as hereinafter defined), on the Revolving Loan Commitment Expiration Date (as defined in the Credit Agreement) and on such other dates as are required under the Credit Agreement. Such payment shall be made for the account of the Lender at such office as the holder of this Note may notify the undersigned of and as agreed to by JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof, from time to time from the date hereof, at the rates per annum and on the dates specified in the Credit Agreement until such amount is paid in full (both before and after judgment to the extent permitted by law).

            This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of April 12, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Quiksilver, Inc., the undersigned, the Lender and other Lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent, is entitled to the benefits thereof and of the other Loan Documents and is subject to prepayment in whole or in part as provided therein. Reference is hereby made to the Credit Agreement and for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby are to be made and repaid. Capitalized terms used herein that are defined in the Credit Agreement shall have such meanings unless otherwise defined herein or unless the contest otherwise requires.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK RELEVANT TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN NEW YORK.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized officer as of the date stated above.

                                    QUIKSILVER AMERICAS, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT A-2

                             FORM OF SWINGLINE NOTE

$______________                                                  April ___, 2005

            FOR VALUE RECEIVED, the undersigned, QUIKSILVER AMERICAS, INC. (the "Borrower"), hereby unconditionally promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the "Lender"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the undersigned pursuant to the Credit Agreement (as hereinafter defined), on the Revolving Loan Commitment Expiration Date (as defined in the Credit Agreement) and on such other dates as are required under the Credit Agreement. Such payment shall be made for the account of the Lender at such office as the holder of this Swing Line Note may notify the undersigned of and as agreed to by JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof, from time to time from the date hereof, at the rates per annum and on the dates specified in the Credit Agreement until such amount is paid in full (both before and after judgment to the extent permitted by law).

            This Swing Line Note is the Swing Line Note referred to in the Credit Agreement dated as of April 12, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Quiksilver, Inc., the undersigned, the Lender and the other Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, is entitled to the benefits thereof and of the other Loan Documents and is subject to prepayment in whole or in part as provided therein. Reference is hereby made to the Credit Agreement for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby are to be made and repaid. Capitalized terms used herein that are defined in the Credit Agreement shall have such meanings unless otherwise defined herein or unless the context otherwise requires.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK RELEVANT TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN NEW YORK.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized officer as of the date stated above.

                                    QUIKSILVER AMERICAS, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                 FORM OF NO DEFAULT / REPRESENTATION CERTIFICATE

            QUIKSILVER AMERICAS, INC., a Delaware corporation (the "Borrower"), hereby certifies in connection with the Credit Agreement dated as of April 12, 2005 among the Borrower, the several banks and other financial institutions parties thereto, and JPMorgan Chase Bank, N.A. as administrative agent (the "Agent"; such Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), as of the date set forth below, that:

            (i) the representations and warranties contained in the Credit Agreement and in each other Loan Document and each certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in Section
4.1 of the Credit Agreement prior to or on the Closing Date are correct in all material respects on and as of the Closing Date as though made on and as of such date; and

            (ii) no Default has occurred or is continuing on the Closing Date or would occur after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on the Closing Date.

            IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered by its proper and duly authorized officer as of _____________, 200_.

                                    QUIKSILVER AMERICAS, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT D-1

                          FORM OF NEW LENDER SUPPLEMENT

            SUPPLEMENT, dated __________ __, 20__, to the Credit Agreement dated as of April 12, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among QUIKSILVER, INC., QUIKSILVER AMERICAS, INC. (the "Borrower"), the lenders party thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Agent").

                                   WITNESSETH:

            WHEREAS, the Credit Agreement provides in Section 2.1A(b)(ii) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Agent (which consent, in the case of the Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

            WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

            NOW, THEREFORE, the undersigned hereby agrees as follows:

            1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Loan Commitment of $[_____________].

            2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and
(e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.13(b) of the Credit Agreement.

            3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows: ________________________________________________
_______________________________________________________________________________.

            IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                    [INSERT NAME OF NEW LENDER]

                                    By: ________________________________________
                                        Name:
                                        Title:

Consented to and agreed:

JPMORGAN CHASE BANK, N.A.,
  as Agent

By: ________________________________________
    Name:
    Title:

QUIKSILVER AMERICAS, INC.

By: ________________________________________
    Name:
    Title:

                                                                     EXHIBIT D-2

                   FORM OF LOAN COMMITMENT INCREASE SUPPLEMENT

To: JPMORGAN CHASE BANK, N.A., as Agent under the Credit Agreement referred to below.

            Reference is hereby made to the Credit Agreement dated as of April 12, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among QUIKSILVER, INC., QUIKSILVER AMERICAS, INC. (the "Borrower"), the lenders party thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Agent").

            This notice is an Loan Commitment Increase Supplement referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

            1. Each Lender party hereto agrees to increase the amount of its Revolving Loan Commitment by the amount set forth below such Lender's name on the signature pages hereof under the caption "Loan Commitment Increase Amount".

            2. The amount of the total Revolving Loan Commitment after giving effect to such Revolving Loan Commitment increase is set forth below such Lender's name on the signature pages hereof under the caption "Total Revolving Loan Commitment".

            2. The effective date of such Loan Commitment Increase is __________ ___, 20__.

            3. The Borrower hereby represents and warrants to the Agent and each Lender party hereto that the increase in the Aggregate Revolving Loan Commitment effected by this Supplement pursuant to Section 2.1A(b) of the Credit Agreement has been duly authorized by all necessary corporate action.

            IN WITNESS WHEREOF, the undersigned have caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                    QUIKSILVER AMERICAS, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    [NAME OF LENDER]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                    Loan Commitment
                                    Increase Amount: $ _________________________

                                    Total Revolving
                                    Loan Commitment: $ _________________________

Consented to and agreed:

JPMORGAN CHASE BANK, N.A.,
  as Agent

By: ________________________________
    Name
    Title:

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

To:     The Lenders parties to the Credit Agreement Described Below

            This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of April 12, 2005 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among QUIKSILVER, INC. ("Quiksilver"), QUIKSILVER AMERICAS, INC. (the "Borrower"), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, NA, as administrative agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected Chief Financial Officer of Quiksilver;

            2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth below];

            4. I hereby certify that no Loan Party has changed (i) its name,
(ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by the Security Agreement;

            5. Schedule I attached hereto sets forth financial data and computations evidencing Quiksilver's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct in all material respects;

            6. Schedule II hereto sets forth the determination of the Applicable Margin commencing on the third day following the delivery hereof; and

            7. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

            Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Quiksilver and/or the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

            The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20__.

                                    QUIKSILVER, INC.

                                    By: ________________________________________
                                        Name:
                                        Title: Chief Financial Officer

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

        [Borrower to provide calculations demonstrating compliance as of
      __________ __, 20__ with the provisions of Section 6.1 of the Credit
                    Agreement [Fixed Charge Coverage Ratio]]

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

[Borrower to calculate Applicable Margin in accordance with the Pricing Grid and the Fixed Charge Coverage Ratio calculated above.]

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

             [Borrower to list reports and deliveries currently due
                  under the Credit Agreement and the status of
                      compliance with such requirements.]

                                                                       EXHIBIT F

                           FORM OF CONTINUATION NOTICE

                                                             __________ __, 20__

To:      JPMorgan Chase Bank, N.A., as Agent
         Attention: ___________________________________

         Re:      QUIKSILVER AMERICAS, INC.

            We refer to that certain Credit Agreement dated as of April 12, 2005 among Quiksilver, Inc., the Borrower, the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (such Credit Agreement, as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

            [Pursuant to Section 2.5(a) of the Credit Agreement, the undersigned elects to convert the following Revolving Loans currently maintained as LIBOR Loans to ABR Loans at the end of the current Interest Period for such LIBOR
Loans:

LIBOR Loan Amount                       Last Day of Current Interest Period
-----------------                       -----------------------------------
1.  $__________                                 __________ __, 20__
2.  $__________                                 __________ __, 20__
3.  $__________                                 __________ __, 20__]

            [Pursuant to Section 2.5(a) of the Credit Agreement, the undersigned elects to convert the following Revolving Loans currently maintained as ABR Loans to LIBOR Loans as follows:

LIBOR Loan Amount                       Last Day of Current Interest Period
-----------------                       -----------------------------------
1.  $__________                                 __________ __, 20__
2.  $__________                                 __________ __, 20__
3.  $__________                                 __________ __, 20__]

            [Pursuant to Section 2.5(b) of the Credit Agreement, the undersigned elects to continue the Interest Periods with respect to the following Revolving Loans currently maintained as LIBOR Loans for the following additional Interest
Period:

                     Last Day of Current Interest    Length of Continued
LIBOR Loan Amount               Period                 Interest Period
-----------------    ----------------------------    -------------------
1.  $__________           __________ __, 20__            ___ Month(s)
2.  $__________           __________ __, 20__            ___ Month(s)
3.  $__________           __________ __, 20__            ___ Month(s)]

                                   Sincerely,

                                   QUIKSILVER AMERICAS, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT G-1

                     FORM OF REVOLVING LOAN BORROWING NOTICE

                                                             __________ __, 20__

To:      JPMorgan Chase Bank, N.A., as Agent
         Attention: ___________________________________

Ladies and Gentlemen:

            The undersigned, Quiksilver Americas, Inc., refers to that certain Credit Agreement dated as of April 12, 2005 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Quiksilver, Inc., the undersigned, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent for said Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein. Pursuant to Section 2.1A(e) of the Credit Agreement, the undersigned hereby requests Revolving Loans under the Credit Agreement and in that connection sets forth below the information relating to such Revolving Loans (the "Proposed Loan"), as required by Section 2.1A(e) of the Credit Agreement.

            1. The date of the Proposed Loan is __________ __, 20__.

            2. The aggregate amount of the Proposed Loan is $___________.

            3. The type of Proposed Loan will be [a LIBOR Loan] [an ABR Loan] [a combination of a LIBOR Loan in the amount of $______________ and an ABR Loan in the amount of $_____________].

            4. [With regard to the LIBOR Loan, the length of the initial Interest Period shall be ___ Month(s).]

            The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Loan:

            a. The representations and warranties contained in each Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date and on or prior to the date for the Proposed Loan are correct on and as of the date hereof in all material respects as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

            b. No Default has occurred and is continuing or would result from the making of the Proposed Loan as of the date hereof.

                                   Very truly yours,

                                   QUIKSILVER AMERICAS, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT G-2

                FORM OF ALTERNATE CURRENCY LOAN BORROWING NOTICE

                                                             __________ __, 20__

To:      JPMorgan Chase Bank, N.A., as Agent
         Attention: ___________________________________

To:      J.P. Morgan Europe Limited, as Alternate Currency Fronting Lender
         Attention: ___________________________________

Ladies and Gentlemen:

            The undersigned, Quiksilver Americas, Inc., refers to that certain Credit Agreement dated as of April 12, 2005 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Quiksilver, Inc., the undersigned, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent for said Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein. Pursuant to Section 2.1C(c) of the Credit Agreement, the undersigned hereby requests Alternate Currency Loans under the Credit Agreement and in that connection sets forth below the information relating to such Alternate Currency Loans (the "Proposed Loan"), as required by Section 2.1C(c) of the Credit Agreement.

            1. The date of the Proposed Loan is __________ __, 20__.

            2. The aggregate amount of the Proposed Loan is ___________ [Euros][Japanese Yen][Australian Dollars][Pounds Sterling].

            3. The Proposed Loan shall be a LIBOR Loan.

            4. The length of the initial Interest Period shall be ___ Month(s).

            The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Loan:

            a. The representations and warranties contained in each Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date and on or prior to the date for the Proposed Loan are correct on and as of the date hereof in all material respects as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

            b. No Default has occurred and is continuing or would result from the making of the Proposed Loan as of the date hereof.

                                   Very truly yours,

                                   QUIKSILVER AMERICAS, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT H-1

                    FORM OF SWING LINE LOAN BORROWING NOTICE

                                                             __________ __, 20__

To:      JPMorgan Chase Bank, N.A., as Agent
         Attention: ___________________________________

Ladies and Gentlemen:

            The undersigned, Quiksilver Americas, Inc., refers to that certain Credit Agreement dated as of April 12, 2005 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Quiksilver, Inc., the undersigned, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent for said Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein. Pursuant to Section 2.1B(c) of the Credit Agreement, the undersigned hereby requests Swing Line Loans under the Credit Agreement and in that connection sets forth below the information relating to such Swing Line Loans (the "Proposed Loan"), as required by Section 2.1B(c) of the Credit Agreement.

            1. The date of the Proposed Loan is __________ __, 20__.

            2. The Proposed Loan shall be an ABR Loan.

            3. The aggregate amount of the Proposed Loan is $___________.

            The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Loan:

            a. The representations and warranties contained in each Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date and on or prior to the date for the Proposed Loan are correct on and as of the date hereof in all material respects as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

            b. No Default has occurred and is continuing or would result from the making of the Proposed Loan as of the date hereof.

                                   Very truly yours,

                                   QUIKSILVER AMERICAS, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT H-2

                FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE

                                                             __________ __, 20__

To:      [Name of Lender]
         Attention: ______________________

Ladies and Gentlemen:

            Pursuant to Section 2.1B(e) of the Credit Agreement dated as of April 12, 2005 among Quiksilver, Inc., Quiksilver Americas, Inc., the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and the undersigned hereby acknowledges receipt from you of $________________ as payment for a participating interest in the following Swing Line Loan:

            Date of Swing Line Loan: ____________________

            Principal Amount of Swing Line Loan: $____________________

                                   Sincerely,

                                   JPMORGAN CHASE BANK, N.A.,
                                    as Agent

                                   By: _________________________________________
                                       Name
                                       Title:

                                                                       EXHIBIT I

                           FORM OF SECURITY AGREEMENT

            This AGREEMENT is dated as of April 12, 2005, and made by QUIKSILVER, INC., a Delaware corporation ("Quiksilver"), QUIKSILVER AMERICAS, INC. (the "Borrower"), the Domestic Subsidiaries (as defined in the Credit Agreement referred to below) of Quiksilver parties hereto (collectively, the "Subsidiary Grantors" and, together with Quiksilver and the Borrower, the "Grantors") in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Agent") for the Lenders (as defined in the Credit Agreement referred to below, the "Lenders").

                                    Recitals

            The Agent and the Lenders have entered into a Credit Agreement, dated as of April 12, 2005 (said Agreement, as it may be amended, modified or restated from time to time, being called the "Credit Agreement") with Quiksilver and the Borrower.

            It is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that each Grantor shall have executed and delivered this Agreement.

            Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated herein by reference.

                                    Agreement

            NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

                        SECTION 1      DEFINITIONS.

            Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of New York (the "Uniform Commercial Code") and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the Uniform Commercial Code. In addition, the following terms shall have the meanings respectively set forth after each:

            "Collateral": all present and future right, title and interest of each Grantor in or to any personal property or assets whatsoever (excluding Intellectual Property Rights), whether now owned by or owing to or existing or hereafter arising in favor of or acquired by such Grantor and whether owned or consigned by or to, or leased from or to, such Grantor and wheresoever located, and all rights and powers of such Grantor to transfer any interest in or to any personal property or assets whatsoever, including any and all of the following personal property:

                  (a)   All Accounts;

                  (b)   All General Intangibles;

                  (c)   All Payment Intangibles;

                  (d) All letters of credit, Letter-of-Credit Rights and Supporting Obligations;

                  (e) All Commercial Tort Claims to the extent they have been notified to the Agent in accordance with Section 6.01(i);

                  (f) All Deposit Accounts and (without duplication) each account listed on Schedule C attached hereto and made a part hereof (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), and all money, cash and cash equivalents of such Grantor, whether or not deposited in any Deposit Account;

                  (g) All present and future books and records, including books of account and ledgers of every kind and nature, all electronically recorded data relating to such Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

                  (h)   All Equipment;

                  (i)   All Inventory;

                  (j)   All Chattel Paper;

                  (k)   All Documents;

                  (l)   All Goods;

                  (m)   All Instruments;

                  (n) All Investment Property; provided, however, that (i) no stock or other equity interests in Foreign Subsidiaries of any Grantor shall be included in the Collateral, other than 65% of the stock or other equity interests in each Material Foreign Subsidiary of such Grantor (or such greater percentage to the extent a pledge of a greater percentage could not reasonably be expected to result in adverse tax consequences or is not permitted under applicable law), (ii) no stock or other equity interests in the Holding Company or the Target are required to be pledged hereunder except in accordance with Section 5.14(b) of the Credit Agreement and (iii) the only share certificates or similar certificates of any Domestic Subsidiary that are required to be physically delivered to the Agent shall be those share certificates and related certificates of the Borrower and each Subsidiary Grantor;

                  (o)   All Fixtures;

                  (p)   upon the making of a request by the Agent pursuant to
            Section 6.01(h) hereof, all Vehicles and title documents with respect to Vehicles;

                  (q) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

                  (r) All other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above); and

                  (s) Any and all Proceeds, Supporting Obligations and products of any and all of the foregoing and, without duplication, any other tangible or intangible property received upon the sale or disposition of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

            "Collateral Report": any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

            "Pledged Investment Property": collectively, all Instruments, Securities and other Investment Property of the Grantors which are required to be physically delivered to the Agent pursuant to this Security Agreement. For the avoidance of doubt, with respect to any equity securities, the term "Pledged Investment Property" shall only include (i) the share certificates and related certificates of the Borrower and each Subsidiary Grantor and (ii) the share certificates and related certificates of each Material Foreign Subsidiary required to be pledged hereunder in accordance with the proviso to clause (n) of the "Collateral" definition.

            "Receivables": collectively, all Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

            "Secured Party": the Agent, on its own behalf and on behalf of and for the benefit of the Lenders (including, to the extent party to any Specified Hedging Agreement or Banking Services, any affiliate of any Lender), in each case allocated in the manner set forth herein, their respective successors, indorsees, transferees and assigns.

            "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

                        SECTION 2      CREATION OF SECURITY INTEREST

            Each Grantor hereby assigns, pledges and grants to the Secured Party a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral.

                        SECTION 3      SECURITY FOR OBLIGATIONS

            This Agreement and the assignments and pledges made, and security interests granted herein secure the prompt payment, in full in cash, and full performance of all obligations of each Grantor to the Secured Party now or hereafter existing under any Loan Document (including, without limitation, all Obligations as defined in the Credit Agreement), whether for principal, interest, fees, expenses or otherwise, including all obligations of each Grantor now or hereafter existing under this Agreement and all interest that accrues (whether or not allowed) at then applicable rate (including interest at the default rate described in Section 2.7(d) of the Credit Agreement) specified in the Credit Agreement on all or any part of any of such obligations after the filing of any petition or pleading against such Grantor for a proceeding under any bankruptcy or related law (collectively, the "Obligations"); provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (or Pledged Investment Property), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

                        SECTION 4      FURTHER ASSURANCES

      4.01. (a) At any time and from time to time at the reasonable written request of the Agent, each Grantor shall execute and deliver to the Agent, at such Grantor's expense, all such financing statements and other instruments, certificates and documents in form and substance reasonably satisfactory to the Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Secured Party's security interests granted pursuant to this Agreement or to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

      (b) Without limiting the generality of the foregoing, each Grantor: (i) shall, at the reasonable request of the Agent, mark conspicuously each Document included in the Inventory and each other Contract relating to the Accounts (excluding invoices), and all Chattel Paper, Instruments and other Documents and each of its Records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Agent, indicating that such Document, Contract, Chattel Paper, Instrument or Collateral is subject to the security interest granted hereby, provided that each Grantor shall be required to so mark each such Document, Contract, Chattel Paper, Instrument and Record only to the extent that the same is in such Grantor's possession; (ii) shall, at the request of the Agent, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Secured Party such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Agent may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby; and (iv) shall cause, within 90 days after the Closing Date, Deposit Account Control Agreements to be executed by all parties necessary to establish "control" under the Uniform Commercial Code in favor of the Agent with respect to all Deposit Accounts in accordance with Section 5.10 of the Credit Agreement.

      4.02. At any time and from time to time, the Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as the Agent may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein.

      (a) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      (b) Each Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request. Upon such Grantor's obtaining any rights or interests in any additional Deposit Accounts, such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement Schedule C attached hereto to reflect such additional Deposit Accounts.

      (c) Upon any Grantor's obtaining any rights or interests in any Chattel Paper or Electronic Chattel Paper in an aggregate amount in excess of US$[100,000], such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, promptly notify the Agent of such rights or interests.

            SECTION      5 GRANTOR REPRESENTATIONS AND WARRANTIES

            Each Grantor represents and warrants as follows:

      5.01. General.

      (a) As of the date hereof, (i) the locations listed in Part I of Schedule A attached hereto and made a part hereof with respect to such Grantor constitute all locations, by street address, at which Equipment owned by such Grantor is located; and the locations referred to in Part II of Schedule A attached hereto with respect to such Grantor constitute all locations, by street address, at which Inventory owned by such Grantor is located as of the date of this Agreement; (ii) the chief executive office of each Grantor, where such Grantor keeps its records concerning the Collateral and any Chattel Paper evidencing the Collateral, is located at the address set forth for such Grantor on Schedule B attached hereto and made a part hereof; (iii) all records concerning any Account and all originals of all contracts and other writings which evidence any Account are located at the addresses listed on Schedule B attached hereto with respect to such Grantor; (iv) such Grantor's exact legal name, and the place of formation of such Grantor, are as set forth in Schedule 3.1 to the Credit Agreement; and (v) such Grantor's state organizational identification number, if any, is set forth on Schedule 3.1 to the Credit Agreement.

      (b) Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens. Such Grantor has the power, authority and legal right to grant the security interests in the portion of the Collateral owned by such Grantor purported to be granted hereby, and to execute, deliver and perform this Agreement. The pledge of the portion of the Collateral owned by such Grantor pursuant to this Agreement creates a valid security interest in such portion of the Collateral. Upon the filing of appropriate financing statements in the filing offices set forth on Schedule D attached hereto with respect to such Grantor and the execution of Deposit Account Control Agreements with respect to any Deposit Accounts of such Grantor that are not maintained with the Secured Party, the Secured Party will have a first-priority perfected security interest in that portion of the Collateral owned by such Grantor (except for any Permitted Liens).

      (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) are required (i) for any pledge of the Collateral or grant of security interest in the Collateral by such Grantor hereby or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) for the exercise by the Agent of the rights or remedies in respect of the Collateral hereunder.

      (d) Schedule C attached hereto and made a part hereof sets forth all Deposit Accounts, Letter-of-Credit Rights and Chattel Paper of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Agent's Lien on each item listed on Schedule C (other than any Deposit Account subject to Section 5.10 of the Credit Agreement), has been duly taken to the extent that such action was requested by the Agent (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder).

      5.02. Accounts and Chattel Paper.

      (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Account or Chattel Paper, as the case may be, and all records relating thereto, shall be genuine and in all respects what they purport to be.

      (b) With respect to Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) to such Grantor's knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to the Agent; (iv) to Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (vi) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

      (c) In addition, with respect to all Accounts, (i) to such Grantor's knowledge, the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) following the date which is 90 days after the Closing Date, no payments shall be made thereon except payments immediately delivered to a Lock Box or a Deposit Account subject to a Deposit Account Control Agreement as required pursuant to Section 7; and
(iii) to such Grantor's knowledge, all Account Debtors have the capacity to contract.

      5.03. Inventory. With respect to any Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor's locations set forth on Schedule A,
(b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by
Section 6.01(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Agent, for the benefit of the Agent and Lenders, and except for Permitted Liens, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects,
(e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition,
(f) such Inventory has been produced in accordance with the Federal Fair Labor

Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Agent following a Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

      5.04. Pledged Investment Property.

      (a) Schedule E sets forth a complete and accurate list of all of the Pledged Investment Property. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Investment Property listed on Schedule E as being owned by it, free and clear of any Liens, except for the security interest granted to the Secured Party. Such Grantor further represents and warrants that (i) all Pledged Investment Property constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Investment Property) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Investment Property held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Agent pursuant to which the Agent has Control and (iv) all Pledged Investment Property which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

      (b) In addition, (i) none of the Pledged Investment Property has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Investment Property or which obligate the issuer of any Capital Stock included in the Pledged Investment Property to issue additional Capital Stock, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of the Pledged Investment Property pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Investment Property pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

      (c) Except as set forth in Schedule E, such Grantor owns 100% of the issued and outstanding Capital Stock which constitutes Pledged Investment Property and none of the Pledged Investment Property which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

                        SECTION 6      GRANTOR COVENANTS

            In addition to the other covenants and agreements set forth herein and in the other Loan Documents, and except as otherwise expressly set forth in the Credit Agreement, each Grantor covenants and agrees as follows:

      6.01. General.

      (a) Such Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Grantor.

      (b) The Collateral will not be used in violation of any material law, regulation or ordinance or any Requirement of Law applicable to such Grantor, nor used in any way that will void or impair any insurance required to be carried in connection therewith.

      (c) Such Grantor will keep the Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

      (d) Such Grantor will take all reasonable steps to preserve and protect the Collateral.

      (e) Such Grantor will maintain all insurance coverage required pursuant to the Loan Documents.

      (f) Such Grantor will promptly notify the Agent in writing in the event of any material damage to the Collateral from any source whatsoever.

      (g) Such Grantor will not (i) establish any location of Equipment not listed in Part I of Schedule A attached hereto, (ii) move its principal place of business, chief executive offices or any other office listed on Schedule B attached hereto, (iii) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed on Schedule 3.5B to the Credit Agreement, (iv) acquire or open, as applicable, any Deposit Account except in accordance with Section 5.10 of the Credit Agreement, (v) create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Agent indicating the Secured Party's security interest therein or (vi) change its legal name, its place of incorporation, formation or organization (as applicable) or its state organizational identification number, from those specified in Schedule 3.1 to the Credit Agreement, except in each case described above upon not less than 30 days' prior notice to the Agent and such Grantor's prior compliance with all applicable requirements of Section 4 hereof necessary or reasonably desirable to perfect the Secured Party's security interest hereunder. Upon reasonable request by any Lender through the Agent at any time and from time to time, such Grantor will provide the Lenders an updated list of locations of Inventory, by street address.

      (h) Such Grantor, upon request of the Agent, shall cause the Agent to be listed as the lienholder on the certificates of title covering any Vehicle within 120 days of such request, and at any time after the occurrence and during the continuance of an Event of Default, shall deliver evidence of the same to the Agent; provided, that so long as no Default or Event of Default has occurred and is continuing, the Agent shall only be permitted to make such a request in the event that the fair market value of Vehicles owned by all Grantors is in excess of US$1,000,000. At any time during this Agreement when any Grantor is required to cause the Agent to be listed on the certificate of title covering any Vehicle, such Grantor shall promptly notify the Agent of the acquisition of any additional Vehicles.

      (i) Such Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Agent of any commercial tort claim (as defined in the UCC) acquired by it and, unless the Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, granting to Agent a first priority security interest in such commercial tort claim.

      (j) If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify the Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Agent or subject to a Deposit Account Control Agreement, all in form and substance reasonably satisfactory to the Agent.

      (k) Inventory and Equipment.

                  (i) Maintenance of Goods. Such Grantor will do all things
            necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business and except for ordinary wear and tear in respect of the Equipment.

                  (ii) Returned Inventory. If an Account Debtor returns any
            Inventory collectively in excess of US$250,000 to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Such Grantor shall immediately report to the Agent any return involving an amount in excess of US$750,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

                  (iii) Inventory Count; Perpetual Inventory System. To the
            extent reasonably requested by the Agent, such Grantor will conduct a physical count of the Inventory at least once per fiscal year. After and during the continuation of an Event of Default, such Grantor will conduct a physical count of the Inventory at such other times as the Agent requests. Such Grantor, at its own expense, shall deliver to the Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.

                  (iv) Equipment. Such Grantor shall promptly inform the Agent of any additions to or deletions from the Equipment which individually exceed US$2,500,000. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. Such Grantor will not, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

      (l) Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and

Instruments constituting Collateral (if any then exist), (b) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Agent's request, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral and (d) upon the Agent's request, deliver to the Agent a duly executed amendment to this Security Agreement, pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Agent to attach each amendment to this Security Agreement and agrees that all additional Collateral set forth in such amendments shall be considered to be part of the Collateral.

                  SECTION 7      RECEIVABLES; CASH MANAGEMENT

      7.01. Certain Agreements on Receivables. (a) No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on an Account or accept in satisfaction of an Account less than the original amount thereof, except that, prior to the occurrence of a Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

      (b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables.

      (c) Delivery of Invoices. Such Grantor will deliver to the Agent immediately upon its request duplicate invoices with respect to each Account.

      (d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists with respect to any discount, credit, rebate or reduction in excess of US$250,000 or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable in excess of US$250,000, such Grantor will promptly disclose such fact to the Agent in writing. Such Grantor shall send the Agent a copy of each credit memorandum in excess of US$250,000 as soon as issued, and such Grantor shall promptly report each such credit memo and each of the facts required to be disclosed to the Agent in accordance with this Section on the Borrowing Base Certificates submitted by it.

      (e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Agent Control of all Electronic Chattel Paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

      7.02. Establishment of Lock Boxes. (a) Within 90 days after the Closing Date, in accordance with Section 5.10 of the Credit Agreement, each Grantor shall (a) execute and deliver to the Agent Deposit Account Control Agreements for each Deposit Account maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (a "Collateral Deposit Account"), which Collateral Deposit Accounts will be identified as such in writing to the Agent, and (b) establish lock box service (the "Lock Boxes") with the bank(s) set forth in such Deposit Account Control Agreements, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (a "Lock Box Agreement"). After the Closing Date, each Grantor will comply with the terms of Section 7.02(c).

      (b) Instructions to Account Debtors. Immediately upon the establishment of the Lock Boxes, but in no event later than 90 days after the Closing Date, each Grantor shall direct all of its Account Debtors to forward payments directly to a Lock Box subject to a Lock Box Agreement. The Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Agent such sole access. On and after the date in which (and for so long as) cash dominion becomes effective pursuant to Section 5.10 of the Credit Agreement, at no time shall any Grantor remove any item from the Lock Box or from a Collateral Deposit Account without the Agent's prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Agent, the Agent shall be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Agent's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. On and after the date in which (and for so long as) cash dominion becomes effective pursuant to
Section 5.10 of the Credit Agreement, all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrower with the Agent (the "Collection Account"). The Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 11.06.

      (c) Covenant Regarding New Deposit Accounts; Lock Boxes. Prior to (or simultaneously with) opening or replacing any Collateral Deposit Account or other Deposit Account, or establishing a new Lock Box (other than any Lock Box established in accordance with Section 7.02(a)), the relevant Grantor shall cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Agent in order to give the Agent Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Agent in order to give the Agent Control of the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

      7.03. Application of Proceeds. (a) Unless an Event of Default or an Availability Event shall have occurred and be continuing, all cash proceeds of the Collateral swept into the Collection Account, other than amounts required to be applied to the Obligations pursuant to Section 2.4 (which shall be so applied) of the Credit Agreement, shall be swept from the Collection Account into the Borrower's general operating account with the Agent, Union Bank of California, N.A. or any other Lender reasonably acceptable to the Agent.

      (b) Following the occurrence and during the continuation of an Availability Event (unless Section 7.03(c) shall be applicable), all amounts deposited in the Collection Account shall, after having been credited in immediately available funds to the Collection Account, be applied, ratably, subject to the provisions of the Credit Agreement and the other Loan Documents, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrower (other than in connection with Banking Services or Specified Hedging Agreements), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services or Specified Hedging Agreements), third, to pay interest due in respect of the Protective Advances and Overadvances, fourth, to pay the principal of the Protective Advances and Overadvances, fifth, to pay interest due in respect of the Loans (other than Protective Advances), sixth, to pay or prepay principal of the Loans (other than Protective Advances and Overadvances) and unpaid reimbursement obligations in respect of Letters of Credit. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account. All other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.4 of the Credit Agreement or this Section 7.03(b), shall be swept from the Collection Account into the Borrower's general operating account with the Agent, Union Bank of California, N.A. or any other Lender reasonably acceptable to the Agent.

      (c) Following the occurrence and during the continuation of an Event of Default, at the option of the Agent, all amounts deposited in the Collection Account shall, after having been credited in immediately available funds to the Collection Account, be applied to the reduction of the Obligations in accordance with Section 11.06. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account. The balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Agent into the Borrower's general operating account with the Agent.

              SECTION 8      AGENT'S RIGHTS REGARDING COLLATERAL.

            At any time and from time to time, the Agent (for the benefit of the Secured Party) may, to the extent necessary or reasonably desirable to protect the security hereunder, but the Agent shall not be obligated to: (a) (whether or not a Default has occurred) itself or through its representatives, at its own expense, upon reasonable notice and at such reasonable times during usual business hours, visit and inspect each Grantor's properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of each Grantor and its Subsidiaries with officers and employees of each Grantor and its Subsidiaries and with its Accountants or (b) if an Event of Default has occurred and is continuing, at the expense of the relevant Grantor, perform any obligation of such Grantor under this Agreement. At any time and from time to time after an Event of Default has occurred and is continuing, at the expense of each relevant Grantor, the Agent (for the benefit of the Secured Party) may, to the extent necessary or reasonably desirable to protect the security hereunder, but the Agent shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned as security to the Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of the relevant Grantor or in the name of the Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) direct obligors under the contracts included in the Collateral to which any Grantor is party to direct their performance to the Agent or the Lenders. Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions pertaining to the Collateral. The Agent shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of each Grantor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. Neither the Agent nor the Lenders shall be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Neither the Agent nor the Lenders shall be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein or in any consent by the Agent shall constitute an assumption by the Lenders of any obligations of any Grantor under the contracts assigned hereunder unless the Agent shall have given written notice to the counterparty to such assigned contract of the Lenders' intention to assume such contract. Each Grantor shall continue to be liable for performance of its obligations under such contracts.

                    SECTION 9      COLLECTIONS ON COLLATERAL

            Except as provided to the contrary in Section 7.03 and in the Credit Agreement, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent, such Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for the Secured Party and immediately delivered in kind to the Agent (duly endorsed to the Agent, if required), to be applied to the Obligations or held as Collateral, as the Agent shall elect. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of the Agent or the Lenders or in the name of each Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes the Agent to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as the Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by the Agent without appropriate endorsement, and the Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representative of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

               SECTION 10      POSSESSION OF COLLATERAL BY AGENT.

            All the Collateral now, heretofore or hereafter delivered to the Agent shall be held by the Agent in its possession, custody and control. Any or all of the Collateral delivered to the Agent constituting cash or cash equivalents shall, prior to the occurrence of any Event of Default, be held in an interest-bearing account with one or more of the Lenders, and shall be, upon request of the relevant Grantor, invested in investments permitted by Section
6.7 of the Credit Agreement. Nothing herein shall obligate the Agent to obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in the Agent's possession, custody or control, the Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any Grantor's obligations with respect thereto, or otherwise, and, subject to the terms of Section 9.7 of the Credit Agreement, any or all of the Collateral delivered to the Agent constituting cash or cash equivalents shall be applied by the Agent to payment of the Obligations to the extent permitted by the terms of the Credit Agreement or otherwise held as Collateral as the Agent shall elect. The Agent may at any time deliver or redeliver the Collateral or any part thereof to the relevant Grantor, and the receipt of any of the same by such Grantor shall be complete and full acquittance for the Collateral so delivered, and the Agent thereafter shall be discharged from any liability or responsibility arising after such delivery to such Grantor. So long as the Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, neither the Agent nor the Lenders shall have any liability for any loss of or damage to any Collateral, and in no event shall the Agent or the Lenders have liability for any diminution in value of Collateral occasioned by economic or market conditions or events, absent the gross negligence or willful misconduct of the Agent or any of the Lenders. The Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Agent is accorded treatment substantially equal to that which the Agent accords similar property for its own account, it being understood that neither the Agent nor the Lenders shall have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent or any Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

                        SECTION 11      REMEDIES

      11.01. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor shall be in default hereunder and the Agent for the benefit of the Secured Party shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Agent on behalf of the Secured Party may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without further notice to any Grantor except such notice as may be specifically required by applicable law:
(a) to foreclose the Liens and security interests created hereunder or under any other Loan Document by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (d) to notify obligors on the Collateral that the Collateral has been assigned to the Agent for the benefit of the Secured Party and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to the Agent for the account of the Secured Party;
(e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Agent may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as the Agent reasonably deems appropriate and is commercially reasonable; (g) to settle, compromise or release, on terms acceptable to the Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the Agent for the benefit of the Secured Party or in the name of any Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of the Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by the Agent to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Secured Party which may release any obligor from personal liability on any of the Collateral, and each Grantor waives, to the extent permitted by applicable law, any right to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by the Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by the Agent or any Grantor may be applied by the Agent, without notice to any Grantor, to the Obligations in such order and manner as the Agent in its sole discretion shall determine;
(j) to insure, protect and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (l) to give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral; and
(m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and the Agent may, at the cost and expense of any Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and the Agent shall be deemed to have a rent-free tenancy of any premises of such Grantor for such purposes and for such periods of time as reasonably required by the Agent. Each Grantor will, at the Agent's request, assemble the Collateral and make it available to the Agent at places which the Agent may designate, whether at the premises of such Grantor or elsewhere, and will make available to the Agent, free of cost, all premises, equipment and facilities of such Grantor for the purpose of the Agent's taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

      11.02. Possession by Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. The taking possession of the Collateral by the Agent shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

      11.03. Sale of Collateral. Any public or private sale or other disposition of the Collateral may be held at any office of Agent, or at any Grantor's place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral's being within the view of prospective purchasers. The Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral. The Agent or any Person acting on the Agent's behalf may bid and purchase at any such sale or other disposition. In addition to the other rights of the Agent and the Lenders hereunder, each Grantor hereby grants to the Agent and the Lenders a license or other right to use, without charge, but only after the occurrence and during the continuance of an Event of Default, each Grantor's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, in advertising for sale and selling any Collateral.

      11.04. Notice of Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give each Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to each Grantor at its address set forth on the signature pages hereto or delivered or otherwise sent to each Grantor, at least ten (10) Business Days before the date of the sale. Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph. The Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale; and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

      11.05. Title of Purchasers. Upon consummation of any sale of Collateral hereunder, the Agent on behalf of the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, the Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Agent, and any Collateral so sold may be retained by the Agent until the sale price is paid in full by the purchaser or purchasers thereof. The Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

      11.06. Disposition of Proceeds of Sale. The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, shall be applied, ratably, subject to the provisions of the Credit Agreement and the other Loan Documents, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrower (other than in connection with Banking Services or Specified Hedging Agreements), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services or Specified Hedging Agreements), third, to pay interest due in respect of the Protective Advances and Overadvances, fourth, to pay the principal of the Protective Advances, fifth, to pay interest due in respect of the Loans (other than Protective Advances and Overadvances), sixth, to pay or prepay principal of the Loans (other than Protective Advances and Overadvances) and unpaid reimbursement obligations in respect of Letters of Credit, seventh, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Specified Hedging Agreeements, ninth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower and, tenth, any surplus remaining to be paid over to the Borrower.

      11.07. Certain Waivers. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Agent and the Lenders arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of the Agent or the Lenders.

      11.08. Remedies Cumulative. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

      11.09. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 11 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, each Grantor shall remain liable for any deficiency.

                        SECTION 12      MISCELLANEOUS.

      12.01. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent as such Grantor's attorney-in-fact, effective upon and during the continuance of an Event of Default, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in the Agent's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or reasonably desirable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the

Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor's name, any financing statement covering the Collateral; and (d) to endorse and transfer the Collateral upon foreclosure by the Agent; provided, however, that the Agent shall be under no obligation whatsoever to take any of the foregoing actions, and neither the Agent nor the Lenders shall have any liability or responsibility for any act or omission (other than the Agent's or the Lenders' own gross negligence or willful misconduct) taken with respect thereto.

      12.02. Costs and Expenses. Each Grantor agrees to pay to the Agent all reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and disbursements) (a) of the Agent and the Lenders incurred thereby in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and (b) of the Agent incurred thereby in connection with any waiver or amendment of any term or provision hereof. All reasonable advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent and/or the Lenders in exercising any right, privilege, power or remedy conferred by this Agreement (including the right to perform any Obligation of any Grantor), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be due and payable to the Agent and/or the Lenders, as applicable, by each Grantor on demand therefor.

      12.03. Transfers and Other Liens. Each Grantor agrees that, except as specifically permitted under the Credit Agreement or any other Loan Document, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Liens in favor of the Agent for the benefit of the Secured Party. To the extent any Collateral permitted to be sold or otherwise disposed of is sold or disposed of, such sale or disposition shall be for fair value.

      12.04. Understandings with Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Secured Party or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

      12.05. Indemnity. Each Grantor agrees to indemnify the Agent and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the Agent's or the Lenders' gross negligence or willful misconduct.

      12.06. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and made in accordance with Section 9.1 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      12.07. Notices. All notices and other communications provided for hereunder shall be given in the manner, and to the respective addresses, set forth in Section 9.2 of the Credit Agreement.

      12.08. Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full in cash of the Obligations and the termination or expiration of the Loan Commitments and the Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Lenders hereunder, to the benefit of the Agent, any successor Agent and the Lenders, subject to the terms and conditions of the Credit Agreement. Subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans, Loan Commitments, participations in Letters of Credit, or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Agent or Lender herein or otherwise. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Each Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, none of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lenders.

      12.09. Release of Grantor. (a) This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations have been indefeasibly paid in full in cash and when all Loan Commitments and all Letters of Credit have expired or have otherwise been terminated. Upon such release and termination of all Obligations and such expiration or termination of all Loan Commitments and all Letters of Credit and the security interest hereunder, all rights in and to the Collateral pledged or assigned by any Grantor hereunder shall automatically revert to the relevant Grantor, and the Agent and the Lenders shall return any pledged Collateral in their possession to the relevant Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the relevant Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of the Secured Party arising under this Agreement, all as reasonably requested by, and at the sole expense of, the requesting Grantor.

            (b) The Agent agrees that if an Asset Disposition permitted under the Credit Agreement occurs, the Agent shall release the Collateral that is the subject of such Asset Disposition to the relevant Grantor free and clear of the Lien and security interest under this Agreement, provided that so long as any Obligations remain outstanding under the Credit Agreement or any Loan Commitment or Letter of Credit remains outstanding, the Agent shall have no obligation to make such release until arrangements reasonably satisfactory to it have been made for delivery to it of any Net Proceeds of any Asset Disposition required to be used to prepay the Loans pursuant to Section 2.4 of the Credit Agreement.

      12.10. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

      12.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      12.12. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

      12.13. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      12.14. Acknowledgements. Each Grantor hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

      (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

      (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

      12.15. Additional Grantors. Each Subsidiary of Quiksilver that is required to become a party to this Agreement pursuant to the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

      12.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      12.17. WAIVER OF JURY TRIAL. EACH GRANTOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      12.18. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at the address referred to in Section 9.2 of the Credit Agreement for the Borrower or at such other address of which the Agent shall have been notified pursuant thereto;

      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

      (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      12.19. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

      12.20. Copies of Certificates Etc. Whenever any Grantor is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender, it shall do so in such number of copies as the Agent shall reasonably specify.

      12.21. Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent determines appropriate to perfect the security interests of the Agent under this Agreement. Each Grantor authorizes the Agent to use the collateral descriptions "all personal property (excluding Intellectual Property Rights)" or "All right, title and interest in the assets and personal property of the Debtor now owned or hereinafter acquired (excluding Intellectual Property Rights)" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Agent of any financing statement with respect to the Collateral made prior to the date hereof.

            IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized representative as of the date first written above.

                                   QUIKSILVER, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   QUIKSILVER AMERICAS, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   QS RETAIL, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   QS WHOLESALE, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   DC SHOES, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   HAWK DESIGNS, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   MERVIN MANUFACTURING, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   FIDRA, INC.

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                                                       EXHIBIT J

                                FORM OF GUARANTEE

            This Guarantee, dated as of April 12, 2005, is made by Quiksilver, Inc. ("Quiksilver") and each of its Domestic Material Subsidiaries (other than the Borrower (as defined below)) (collectively, the "Guarantors"), in favor of the financial institutions (the "Lenders") from time to time party to the Credit Agreement referred to below and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Agent") for the Lenders.

                                    Recitals

            A. Quiksilver, Quiksilver Americas, Inc. (the "Borrower"), the Lenders and the Agent, have entered into a Credit Agreement dated as of April 12, 2005 (such agreement, as it may be amended, restated or otherwise modified from time to time, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section
1.2 of the Credit Agreement are incorporated herein by reference.

            B. Each Guarantor has a business relationship with the Borrower that causes it to have a substantial economic interest in the continuing health of the business, condition (financial and otherwise), operations, performance, properties and prospects of the Borrower. It is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that each Guarantor execute and deliver this Guarantee. Accordingly, each Guarantor hereby agrees as set forth below.

      Section 1. Guarantee. (a) Each Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations now or hereafter existing under the Credit Agreement and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal (including reimbursement for amounts drawn under Letters of Credit), interest, fees, expenses, indemnification or otherwise (the "Guaranteed Obligations").

      (b) Each Guarantor agrees to pay, in addition, any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guarantee.

      (c) Without limiting the generality of the foregoing, this Guarantee guarantees, to the extent provided herein, the payment of all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agent or any of the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

      (d) The obligations of each Guarantor under this Guarantee is independent of the Guaranteed Obligations, and a separate action may be brought and prosecuted against any Guarantor to enforce this Guarantee up to the full amount of the Guaranteed Obligations, irrespective of whether any action is brought against the Borrower or any other Guarantor or whether the Borrower or any other Guarantor is joined in any such action or actions, and without proceeding against any other Guarantor, against any security for the Guaranteed Obligations or under any other guarantee covering all or any portion of the Guaranteed Obligations.

      (e) It is the intention of each Guarantor, the Lenders and the Agent that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and similar Requirements of Law applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guarantee or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by each Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under the United States Bankruptcy Code or any other applicable Requirement of Law.

      Section 2. Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any Requirement of Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Lenders with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute and unconditional, irrespective of the following:

      (a) any lack of validity or enforceability of, or any release or discharge of the Borrower from liability under, the Credit Agreement or any other Loan Document;

      (b) any change in the time, manner or place of payment of, or in any other term of, any or all of the Guaranteed Obligations; or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or any other Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower;

      (c) any taking, subordination, compromise, exchange, release, nonperfection or liquidation of any collateral, or any release, amendment or waiver of, or consent to departure from, any other guarantee, for any or all of the Guaranteed Obligations;

      (d) any exercise or nonexercise by the Agent or any Lender of any right or privilege under this Guarantee or any of the other Loan Documents;

      (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or the Borrower or any action taken with respect to this Guarantee by any trustee, receiver or court in any such proceeding, whether or not any Guarantor has had notice or knowledge of any of the foregoing;

      (f) any assignment or other transfer, in whole or in part, of this Guarantee or any of the other Loan Documents;

      (g) any acceptance of partial performance of the Guaranteed Obligations;

      (h) any consent to the transfer of, or any bid or purchase at sale of, any collateral for the Guaranteed Obligations;

      (i) any manner of application of collateral, or proceeds thereof, to any or all of the Guaranteed Obligations; or any manner of sale or other disposition of any collateral or any other assets of the Borrower;

      (j) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

      (k) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor of the Guaranteed Obligations.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise, all as though such payment had not been made.

      Section 3. Waivers. (a) Each Guarantor irrevocably waives the following, to the extent permitted by applicable law:

            (i) promptness, diligence, notice of acceptance, demand of payment, presentation and any other notice with respect to any of the Guaranteed Obligations or this Guarantee;

            (ii) any requirement that the Agent, any Lender or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or assert any remedy or take any action against the Borrower, any other Person or any collateral;

            (iii) any duty on the part of the Agent or any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrower or its assets now known or hereafter known by the Agent or such Lender;

            (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations by any other Guarantor;

            (v) any defense based upon any legal disability or other defense of the Borrower, or by reason of the cessation or limitation of the liability of the Borrower from any cause (other than full payment of all Guaranteed Obligations), including, but not limited to, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury;

            (vi) any defense based upon any legal disability or other defense of any other Guarantor or other Person;

            (vii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

            (viii) any defense based on legal prohibition of the Agent's or any
                   Lender's acceleration of the maturity of the Guaranteed Obligations during the occurrence of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of the Lender with respect to the Guaranteed Obligations and the security therefor; and

            (ix) the benefits of any statute of limitation affecting the liability of the Guarantor hereunder or the enforcement hereof.

      (b) Without limiting the generality of any other provision of this Guarantee, each Guarantor waives all rights and defenses arising out of an election of remedies by the Agent or any Lender.

      Section 4. Right of Contribution. Each Guarantor other than Quiksilver (each, a "Subsidiary Guarantor") hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 5. The provisions of this Section 4 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

      Section 5. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Revolving Loan Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as set forth in Section
7.03 of the Security Agreement.

      Section 6. Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Majority Lenders, Super-Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained herein or any property subject thereto.

      Section 7. Solvency. Quiksilver is not, on a consolidated basis with the Borrower and the other Guarantors, Insolvent (as defined below) as of the date hereof, and the execution and delivery of this Guarantee will not (a) render Quiksilver, on a consolidated basis, insolvent under GAAP nor render Quiksilver, on a consolidated basis, Insolvent (as defined below), (b) leave Quiksilver, on a consolidated basis, with remaining assets that constitute unreasonably small capital given the nature of Quiksilver's business or (c) result in the incurrence of Debts (as defined below) by Quiksilver, on a consolidated basis, beyond the ability of Quiksilver, on a consolidated basis, to pay them when and as they mature. For the purposes of this section, (i) "Insolvent" means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured, and (ii) "Debts" means any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

      Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guarantee or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same is in writing and signed by the Agent and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (a) limit the liability of any Guarantor hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Lenders required to take any action hereunder.

      Section 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including communication by telecopier) and shall be mailed, telecopied or delivered to each Guarantor or the Agent, as the case may be, at the address therefor (or, in the case of the Guarantors, the address for Quiksilver) set forth in the Credit Agreement or at such other address as may be designated by any such party in a written notice to the other parties complying with the terms of this section. All such notices and other communications shall be effective as provided in the Credit Agreement. Delivery by telecopier of an executed counterpart of any amendment or waiver of, or consent to departure from, any provision of this Guarantee shall be effective as delivery of an originally executed counterpart thereof.

      Section 10. No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 11. Right of Setoff. Upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guarantee, irrespective of whether such Lender has made any demand under this Guarantee and although such obligations may be contingent and unmatured. Each Lender agrees to notify the Guarantor promptly after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

      Section 12. Continuing Guarantee. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee and expiration or termination of the Loan Commitments and all Letters of Credit, (b) be binding upon each Guarantor and their successors and assigns and (c) inure to the benefit of and be enforceable by the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer any or all of its rights and obligations under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all of the rights in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article 8 (concerning the Agent) and Section 9.6 of the Credit Agreement.

      Section 13. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

      Section 14. Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Guarantee.

      Section 15. Execution in Counterparts. This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Guarantee shall be effective as delivery of an originally executed counterpart of this Guarantee.

      Section 16. WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, EACH GUARANTOR, HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM.

      IN WITNESS WHEREOF, the undersigned have executed this Guarantee as of the date first written above.

                                       QUIKSILVER, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                       QS RETAIL, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                       DC SHOES, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                       QS WHOLESALE, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                       FIDRA, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                       HAWK DESIGNS, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                       MERVIN MANUFACTURING, INC.

                                       By: __________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT L

                 OPINIONS REQUESTED FROM COUNSEL TO THE BORROWER

            1. Each of the Loan Parties (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction in which it is organized, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (b) has the corporate power and authority to execute and deliver each Loan Document to which it is a party and to borrow (in the case of the Borrower), perform its obligations thereunder and grant the security interests to be granted by it pursuant to the Security Documents to which it is a party and (c) has duly authorized, executed and delivered each Loan Document to which it is a party.

            2. The execution and delivery by each Loan Party of the Loan Documents to which it is a party, its borrowings in accordance with the terms of the Credit Agreement (in the case of the Borrower), performance of its obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents to which it is a party (a) will not result in any violation of (1) the Organic Documents of such Loan Party, (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any federal, California or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any federal, California or New York statute or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body and
(b) will not breach or result in a default under, or result in the creation of any lien upon or security interest in the Loan Parties' properties pursuant to, the terms of any indenture, agreement, contract or undertaking, known to us of any Loan Party.

            3. No consent, approval, authorization, order, filing, registration or qualification of or with any federal, California or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the execution and delivery by any Loan Party of the Loan Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Loan Documents or the performance by the Loan Parties of their respective payment obligations under the Loan Documents or the granting of any security interests under the Security Documents , except filings required for the perfection of security interests granted pursuant to the Security Documents.

            4. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance by such Loan Party of its obligations thereunder will not require any consent of such Loan Party's shareholders or members (other than any such consent as has already been given and remains in full force and effect).

            5. Assuming that each Loan Document is a valid and legally binding obligation of each of the Lenders parties thereto, such Loan Document constitutes, and each of the Notes delivered to the Lenders after the date hereof, assuming the due execution and delivery by the Borrower, will constitute, the valid and legally binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms.

            6. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against any Loan Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

            7. No Loan Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8. Assuming that the Borrower will comply the provisions of the Credit Agreement relating to the use of proceeds, the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            9. The provisions of the Security Documents create in favor of the Agent a security interest in all right, title and interest of each Loan Party in those items and types of collateral described in the Security Documents in which a security interest may be created under Article 9 of the UCC as in effect on the date hereof in the State of New York. The Financing statements on Form UCC-1 listed on Schedule II hereto have been duly authorized by each Loan Party and have been duly filed in each filing office indicated in Schedule II hereto under the UCC in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the UCC as in effect in such states. Such filings are in proper form for filing and are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of the Borrower in those items and types of collateral described in the Security Documents in which a security interest may be perfected by the filing of a financing statement under the UCC in such states.

            10. The UCC Search Reports listed on Schedule II set forth the proper filing offices and the proper debtors necessary to identify those Persons which, as of the effective Dates for such UCC Search Reports set forth on
Schedule III, have on file financing statements in the States of New York and California against the Loan Parties covering the Collateral in which a security interest is perfected by filing a financing statement under the New York UCC or the California UCC(the "Filing Collateral").

            11. The Security Documents create in favor of the Agent for the benefit of the Lenders a security interest under the New York UCC in the investment property identified on Schedule [ ] to the Security Agreement (the "Pledged Securities").

            12. The Agent will have a perfected security interest in the Pledged Securities for the benefit of the Lenders under the New York UCC upon delivery to the Agent for the benefit of the Lenders in the State of New York of the certificates representing the Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated indorsements with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Agent and each of the Lenders does not have notice of any adverse claim to the Pledged Securities, the Agent will acquire the security interest in the Pledged Securities for the benefit of the Lenders free of any adverse claim.

            13. All of the shares of Capital Stock described on Schedule [ ] to the Security Agreement (except for directors' qualifying shares) are owned of record by Quiksilver or a Subsidiary of Quiksilver.

            [The foregoing opinions may be subject to such qualifications, exceptions and limitations as shall be reasonable and customary.]

                                                                       EXHIBIT M

                          FORM OF EXEMPTION CERTIFICATE

            Reference is made to the Credit Agreement, dated as of April 12, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among QUIKSILVER, INC. ("Quiksilver"), QUIKSILVER AMERICAS, INC. (the "Borrower"), the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.13(c) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

            1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

            2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

      (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

      (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

            3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

            4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                                    [NAME OF NON-U.S. LENDER]

                                                    By: _______________________
                                                        Name:
                                                        Title:

                                                                       EXHIBIT N

                         FORM OF INTERCREDITOR AGREEMENT

      This INTERCREDITOR AGREEMENT ("Agreement"), dated as of April 12, 2005, is made by (1) UNION BANK OF CALIFORNIA, N.A., in its individual capacity as lender of the Term Loan referred to below (the "Term Loan Lender"), (2) JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders referred to below (in such capacity, the "Agent") and (3) QUIKSILVER AMERICAS, INC., a California corporation (the "Debtor").

                                    RECITALS

      A. The Debtor has entered into a Credit Agreement, dated the date hereof, with the lenders referred to therein (the "Lenders") and the Agent (as amended to date and as it- may be further amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make revolving credit facilities available to the Debtor in an aggregate principal amount up to US$250,000,000 (subject to increase to US$350,000,000 pursuant to the terms of the Credit Agreement). In connection with the Credit Agreement, and the guarantee of the Debtor's obligations thereunder by Quiksilver, the Debtor will execute in favor of the Agent, for the benefit of the Lenders, the Security Agreement dated as of the date hereof (as it may be amended, modified, supplemented or restated from time to time, the "Security Agreement"). The Credit Agreement, the Security Agreement and the other documents, instruments and agreements executed in connection therewith are, collectively, the "Loan Documents".

      B. Pursuant to the Security Agreement, the Debtor is granting, pledging and assigning to the Agent, for the benefit of the Lenders, a lien on all Collateral (as defined therein), including but not limited to the FF&E Collateral (as defined below).

      C. Quiksilver is party to a Term Loan Agreement dated as of April 25, 2000 with the Term Loan Lender (as amended to date and as it may be further amended, modified, supplemented or restated from time to time, the "Term Loan Agreement"), pursuant to which the Term Loan Lender has made a term loan to Quiksilver in the original principal amount of $12,300,000 (the "Term Loan"). In connection with the Term Loan Agreement, the Debtor has executed in favor of the Term Loan Lender a Security Agreement dated as of October 29, 2004 (as it may be amended, modified, supplemented or restated from time to time, the "Term Security Agreement") to secure the Debtor's obligations under a Guarantee, dated as of October 29, 2004, in favor of the Term Loan Lender (as it may be amended, modified, supplemented or restated from time to time, the "Term Guarantee"). Pursuant to the Term Guarantee, the Debtor guarantees Quiksilver's obligations under the Term Loan Agreement and the other Loan Documents (as defined in the Term Loan Agreement). The Term Loan Agreement, the Term Security Agreement, the Term Guarantee and the other documents, instruments and agreements executed in connection therewith are, collectively, the "Term Loan Documents".

      D. Pursuant to the Term Security Agreement, the Debtor has granted, pledged and assigned to the Term Loan Lender a lien on the FF&E Collateral.

      E. The Agent (on behalf of the Lenders), the Term Loan Lender and the Debtor are entering into this Agreement for the purpose of defining the relative priorities of the Lenders, on the one hand, and the Term Loan Lender, on the other hand, with respect to the FF&E Collateral.

                                    AGREEMENT

      SECTION 1. Definitions. The following capitalized terms shall have the following meanings when used in this Agreement:

      "FF&E Collateral": all present and future right, title and interest of the Debtor in or to the following personal property and assets, whether now owned or existing or hereafter arising or acquired, in each case located at the Debtor's headquarters building (the "Subject Property") at 15202 Graham Street, Huntington Beach, California, and all rights and powers of the Debtor to transfer any interest in or to any such personal property or assets: (i) all present and future equipment, machinery, spare parts, tools, molds, dies, furniture, furnishings, fixtures, tenant improvements and trade fixtures, in each case located in' or at the Subject Property, (ii) all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing, (iii) all rights, remedies, powers and/or privileges of the Debtor with respect to any of the foregoing and (iv) any and all proceeds and products of the foregoing, including all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

      "General Collateral": all personal property in which the Debtor grants the Agent a security interest, for the benefit of the Lenders, including the FF&E Collateral.

      "Lien": any lien, security interest or other charge or encumbrance of any kind.

      SECTION 2. Lien Priority.

      (a) The Term Loan Lender and the Agent agree that (i) the Term Loan Lender's Lien on and interest in the FF&E Collateral shall be senior to the Agent's Lien on and interest in the FF&E Collateral and (ii) the Term Loan Lender shall have no Lien on or interest in the General Collateral other than the FF&E Collateral. In furtherance of the foregoing, (w) the Agent hereby subordinates any and all Liens which it now has or may hereafter acquire in and to any or all of the FF&E Collateral to the Lien of the Term Loan Lender in the FF&E Collateral, (x) the Term Loan Lender hereby acknowledges that it has no Lien on the General Collateral other than the FF&E Collateral, (y) the Agent agrees to immediately forward to the Term Loan Lender any FF&E Collateral or proceeds thereof received by the Agent or the Lenders, and (z) the Term Loan Lender agrees to immediately forward to the Agent any General Collateral or proceeds thereof (other than FF&E Collateral in each case) received by the Term Loan Lender.

      (b) The parties hereto agree that the foregoing priorities in the FF&E Collateral and the General Collateral shall be effective notwithstanding the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in, such collateral.

      SECTION 3. Certain Representations, Warranties and Covenants. Each of the Term Loan Lender and the Agent represents and warrants to the other, and agrees with the other, as follows:

            (i) The execution, delivery and performance by it of this Agreement do not contravene any law or contractual restriction binding on or affecting it.

            (ii) The execution, delivery and performance of this Agreement have been duly authorized by it.

            (iii) This Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            (iv) It will not sell, assign, pledge, encumber or otherwise dispose of its Lien on and rights in the FF&E Collateral unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement.

            (v) It agrees to give prompt written notice to the other of any "Event of Default" under the Term Loan Agreement or the Credit Agreement, as applicable; provided that its failure to provide such notice shall not diminish its rights under this Agreement.

            (vi) It will not take any action with respect to the FF&E Collateral, whether by judicial or nonjudicial foreclosure, the acceptance of collateral in full or partial satisfaction of the obligations owed to it by the Debtor, the seeking of the appointment of a receiver or otherwise, without giving the other party ten business days' prior written notice thereof.

      SECTION 4. Agreement by the Debtor. The Debtor agrees that it will not take any action in contravention of the provisions of this Agreement.

      SECTION 5. Obligations Hereunder Not Affected. The Term Loan Lender and the Agent agree that the provisions of this Agreement shall remain in full force and effect irrespective of:

      (a) any lack of validity or enforceability of the Term Loan Documents or the Loan Documents;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Debtor's obligations under the Term Guarantee or any other amendment or waiver of or any consent to departure from any document evidencing such obligations (it being agreed by the Lenders and the Agent that the Term Loan Lender may enter into any amendment, modification or restatement of the Term Loan Documents, including any of the foregoing resulting in an increase of the principal amount of the Term Loan);

      (c) any change in the time, manner or place of payment of, or in any other term of, all or any of Debtor's obligations under the Credit Agreement, or any other amendment or waiver of or any consent to departure from any document evidencing such obligations (it being agreed by the Term Loan Lender that the Lenders and/or the Agent may enter into any amendment, modification or restatement of the Loan Documents, including any of the foregoing resulting in an increase of the principal amount of the credit facilities thereunder); or

      (d) the filing of a petition for relief by or against the Debtor under the United States Bankruptcy Code; and the Term Loan Lender and the Agent agree that this Agreement shall apply with full force and effect with respect to all FF&E Collateral acquired by the Debtor, and all obligations incurred by the Debtor to the Term Loan Lender or the Agent, subsequent to the date of filing of any such petition.

      SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Agent and the Term Loan Lender (and, if Section 4 is amended, the Debtor), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7. Notices. All notices, requests and demands or other communications hereunder to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of facsimile notice, when received, in each case addressed as follows:

      If to the Term Loan Lender, to it at:

      Union Bank of California, N.A.
      18300 Von Karman Avenue, Suite 310
      Irvine, California 92612
      Attention: Margaret Furbank
      Facsimile: (949) 553-7122

      If to the Agent, to it at:

      JPMorgan Chase Bank, N.A.
      One Chase Square, 25th Floor
      Rochester, New York 14643
      Attention:
      Telecopy:

or, as any party, to it at such other address as shall be designated by such party in a written notice to the other parties.

      SECTION 8. Continuing Agreement; Assignment. This Agreement is a continuing agreement and shall (i) remain in full force and effect until all obligations of the Debtor under the Term Loan Documents or the Loan Documents shall have been paid in full or otherwise terminated, (ii) be binding upon the parties hereto and their respective successors and assigns and (iii) inure to the benefit of and be enforceable by the Term Loan Lender and the Agent and their respective successors, transferees and assigns. This Agreement replaces the Intercreditor Agreement dated as of October 29, 2004 among the Term Loan Lender, JPMorgan Chase Bank, as administrative agent, and the Debtor.

      SECTION 9. Third-Party Beneficiaries. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Term Loan Lender, the Lenders and the Agent, and there are no other parties (including but not limited to the Debtor) who are intended to be benefited in any way by this Agreement.

      SECTION 10. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, as of the date first above written.

AGENT:                                      JPMORGAN CHASE BANK, N.A.,
                                            as Agent

                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

TERM LOAN LENDER:                           UNION BANK OF CALIFORNIA, N.A., as
                                            Term Loan Lender

                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

DEBTOR:                                     QUIKSILVER AMERICAS, INC.,
                                            as a Debtor

                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________